UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. __)

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PVH CORP.

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Notice *of* Annual Meeting *of* Stockholders

PROXY STATEMENT

May 7, 2021

2021

PVH

THE POWER of You | THE POWER of Us | THE POWER of PVH

Calvin Klein

TOMMY HILFIGER

PVH

WE POWER BRANDS THAT DRIVE FASHION FORWARD – FOR GOOD

HERITAGE BRANDS

VALUES

INDIVIDUALITY
Be you

PARTNERSHIP
Work together

PASSION
Inspire and innovate

INTEGRITY
Do the right thing

ACCOUNTABILITY
Own it

Our Business

PVH is one of the world’s largest and most admired fashion companies, connecting with consumers in over 40 countries. Our global iconic brands include Calvin Klein and TOMMY HILFIGER and our Heritage Brands. Our 140-year history is built on the strength of our brands, our team and our commitment to drive fashion forward — for good.

We design and market branded sportswear (casual apparel), jeanswear, performance apparel, intimate apparel, underwear, swimwear, dress shirts, neckwear, handbags, accessories, footwear and other related products. Our brands are positioned to sell globally at various price points and in multiple channels of distribution. This enables us to offer products to a broad range of consumers, while minimizing competition among our brands and reducing our reliance on any one demographic group, product category, price point, distribution channel or region. We also license the use of our trademarks to third parties and joint ventures for product categories and in regions where we believe our licensees’ expertise can better serve our brands.

Our directly operated businesses in North America during 2020 consisted principally of wholesale sales under our TOMMY HILFIGER and Calvin Klein trademarks, as well as the owned and licensed trademarks used in our Heritage Brands business (the “heritage brand trademarks”); the operation of digital commerce sites under the TOMMY HILFIGER and Calvin Klein trademarks and, in the United States, the operation of digital commerce sites under certain of the heritage brand trademarks; and the operation of retail stores, principally in premium outlet centers, under our TOMMY HILFIGER, Calvin Klein and certain of our heritage brand trademarks. We announced in July 2020 plans to streamline our North American operations to better align our business with the evolving retail landscape, including the exit from our Heritage Brands Retail business, which consisted of 162 directly operated stores, by mid-2021. Approximately 40 of these stores had been closed by the end of 2020. Our directly operated businesses outside of North America consisted principally of our wholesale and retail sales in Europe and the Asia-Pacific region under our TOMMY HILFIGER trademarks; our wholesale and retail sales in Europe, the Asia-Pacific region and Latin America under our Calvin Klein trademarks; and the operation of digital commerce sites in Europe, the Asia-Pacific region and Latin America, under the TOMMY HILFIGER and Calvin Klein trademarks. Our licensing activities principally related to the licensing worldwide of our TOMMY HILFIGER and Calvin Klein trademarks for a broad array of product categories and for use in numerous discrete jurisdictions.

PVH CORP. 2021 PROXY STATEMENT   |   i

Notice of 2021

Annual Meeting of Stockholders

The meeting will be held:
THURSDAY, JUNE 17, 2021, 8:45 AM (EDT)
Online via live webcast
Registered holders at:
www.proxydocs.com/pvh
Beneficial holders at:
www.proxydocs.com/brokers/pvh

PURPOSE	PROPOSAL 1: Vote on the election of 12 nominees for director to serve a one-year term
PROPOSAL 2: Vote on an advisory resolution to approve our executive compensation
PROPOSAL 3: Vote to ratify the appointment of auditors to serve for the current fiscal year
We also will transact any other business that properly comes before the meeting.

HOW TO VOTE	YOUR VOTE IS IMPORTANT
Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance to ensure they are counted.

BY INTERNET	BY PHONE	BY MAIL
In advance of meeting	In the U.S. or Canada dial	Cast your ballot, sign your
www.proxydocs.com/pvh	toll-free 1-866-883-3382	proxy card, and send in our
prepaid envelope
On live webcast
Attend the meeting virtually
and cast your vote electronically

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 17, 2021:

Our Annual Report to Stockholders for our fiscal year ended January 31, 2021, the Proxy Statement and all other proxy materials are available at www.proxydocs.com/pvh

ii   |   PVH CORP. 2021 PROXY STATEMENT

WHO CAN ATTEND	◾	Holders of record as of the record date of PVH Corp. common stock or their proxies
	◾	Beneficial owners
	◾	Invited guests of PVH

WHO CAN VOTE	Stockholders of record at the close of business on April 20, 2021

HOW TO ATTEND	As a result of the COVID-19 pandemic, our Annual Meeting will be a “virtual meeting,” conducted exclusively online via live webcast. We intend to return to in-person meetings in 2022.

The Annual Meeting live webcast will begin promptly at 8:45 a.m., EDT, on June 17, 2021. Online check-in will begin promptly at 8:30 a.m., EDT, and you should allow ample time for the online check-in procedures. Stockholders will be able to attend, vote and submit questions via the Internet by participating in the live webcast.

Holders of record can participate in the virtual meeting by using the control number shown on their Notice Regarding Availability of Proxy Materials or proxy card. If you hold your PVH shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your bank, broker or other nominee.

Stockholders will be able to view the stockholder list during the 10 days prior to the Annual Meeting and may submit questions before the Annual Meeting by sending an email to CorporateSecretary@pvh.com. For additional information, please see “General Information About the Annual Meeting” on page 92.

By Order of the Board of Directors,

Mark D. Fischer

Secretary

New York, New York

May 7, 2021

PVH CORP. 2021 PROXY STATEMENT | iii

Dear Fellow Stockholders

MAY 7, 2021

We all know too well that the volatility and precipitous change brought on by the COVID-19 pandemic was unprecedented. To make it through it successfully, we relied on our underlying strengths – our strong balance sheet and financial discipline, our iconic brands and our talented global workforce. We – the members of the Board and our senior executives – agreed to reduce our compensation for several months, and put into effect other measures to help preserve stockholder value and stand with our fellow stockholders through the worst of the stock market’s volatility.

Our first priority was the health and wellbeing of our associates, consumers, business partners and the communities where we operate. In this context and based on local regulations and protocols we developed based on the advice of medical authorities in the jurisdictions where we operate, we temporarily closed virtually all our offices and stores, implemented new safety and social distancing measures where facilities were open, and enhanced our customer service policies to recognize the limitations on in-person shopping.

We maintained a strong focus on liquidity to ensure that we were well-positioned to meet our business needs. This included suspending our share repurchase program and cash dividend, raising additional capital to fortify further our already strong financial and liquidity position, and reducing our capital expenditures. The Board and leadership made some challenging decisions relating to our compensation and payroll, our global workforce and our Heritage Brands Retail business. However, we believe they were critical in managing through the impacts of the pandemic and ensuring PVH came out of it strong and well-positioned for our next chapter of growth.

“ Our efforts to address the impact of the pandemic on us and our business did not hinder our other commitments. We maintained a critical focus on our governance, brought on and promoted talent to lead our growth strategy, and advanced our commitment to inclusion and diversity.”

iv   |   PVH CORP. 2021 PROXY STATEMENT

Our leadership teams also proactively pivoted our businesses to align with the acceleration of our consumers’ evolving shopping preferences. We accelerated our digital agenda and drove strong revenue growth and improved profitability in the channel, focused on our in-favor comfort and casual product assortments, and drove a strong recovery in our international businesses as they reopened. In reallocating resources towards these areas, we were able to gain market share and position our international businesses to come out of the pandemic in a stronger position.

Our efforts to address the impact of the pandemic on us and our business did not hinder our other commitments. We maintained a critical focus on our governance, brought on and promoted talent to lead our growth strategy, and advanced our commitment to inclusion and diversity. We also continued to make progress towards our Forward Fashion targets — our strategy to reduce negative impacts to zero, increase positive impacts to 100%, and improve the over one million lives throughout our value chain. The actions we are taking to move our business and the industry forward toward a more innovative and responsible future. Key actions included:

◾	We successfully executed our CEO transition. Our succession plan was well-communicated in advance and was well-received by our stakeholders.

◾	We appointed Allison Peterson, Chief Customer Officer of Best Buy Co., Inc., and George Cheeks, President and CEO of CBS Entertainment Group, as directors of PVH. We believe that their deep experience in successfully navigating consumer disruption and effectively driving consumer connections will be beneficial for PVH and the management team, as we seek to drive an accelerated recovery post-pandemic and deliver our next chapter of growth.

◾	We hired our first-ever Chief Diversity Officer, expanded our Inclusion and Diversity Team, and updated our talent acquisition practices to focus on increasing representation and support for our Black associates to achieve success in leadership and across the company.

◾	We added key leadership talent, including a Chief Executive Officer, PVH Americas (new role); Chief People Officer (Chief Human Resources Officer retired); Chief Executive Officer, PVH Asia-Pacific (leadership change); and chief brand, marketing, design and merchandising executives at both Calvin Klein and Tommy Hilfiger (new roles or filled vacancies).

◾	We endorsed the International Labour Organization’s (ILO) Call to Action, which we developed with key peers and partners, to protect garment workers during the pandemic.

◾	We sourced personal protective equipment and donated basic apparel for frontline healthcare workers, as well as gave more than $2 million toward COVID-19 relief efforts.

We commend the hard work and critical actions of the Board and our leadership team to address the challenges of the pandemic. We also are proud of how our teams across PVH rose to the occasion to manage us through this environment and moved us closer to where the consumer is going and started to position us well to win in the “new normal” over the coming years. As we continue to leverage the power of PVH, we believe we will be able to deliver sustainable growth to increase stockholder value, while adhering to good governance principles and operating in a way that drives fashion forward for good.

Sincerely,

EMANUEL CHIRICO Chairman	STEFAN LARSSON Chief Executive Officer

PVH CORP. 2021 PROXY STATEMENT   |   v

vi   |   PVH CORP. 2021 PROXY STATEMENT

Proxy

Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. Disclosures in this Proxy Statement generally pertain to matters related to our most recently completed fiscal year, which began on February 3, 2020 and ended on January 31, 2021.

References to “2020” and other years refer to fiscal years, which are designated by the calendar year in which they begin.

The Notice Regarding the Availability of Proxy Materials and the Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about May 7, 2021.

The meeting will be held:	RECORD DATE	April 20, 2021
THURSDAY, JUNE 17, 2021	VOTING	◾	Stockholders as of the record date are entitled to vote.
8:45 AM (EDT)		◾	Each share of our common stock is entitled to one vote.
Online via live webcast at:	ADMISSION	◾	Attendance at the meeting will be limited to holders of record of
www.proxydocs.com/pvh			our common stock as of the record date or their proxies, beneficial owners and invited guests of PVH. For additional information on how to attend the virtual meeting, please see the “General Information
About the Annual Meeting” on page 92.

Voting Matters and Board Recommendation

Voting Matters		Board’s	For more
		recommendation	information

PROPOSAL 1	Election of Directors	FOR each	Page 8
Director nominee

PROPOSAL 2	Advisory vote on executive compensation	FOR	Page 34

PROPOSAL 3	Ratification of Ernst & Young LLP as our independent auditor for	FOR	Page 86
fiscal year 2021

What To Look For

We continue to focus on good governance and strive for transparency. The design of this Proxy Statement should make evident:

◾	the efforts in 2020 to navigate the impact of the COVID-19 pandemic, particularly the difficult decisions made by the Compensation Committee and full Board to reduce Board and executive compensation, while continuing to incentivize performance;

◾	the successful execution of the Board’s CEO succession plan; and

◾	our continuing efforts to live our values, practice good governance, attract, develop and retain diverse talent, and act as good corporate citizens.

PVH CORP. 2021 PROXY STATEMENT   |   1

PROXY SUMMARY DIRECTOR ELECTION

DIRECTOR ELECTION (PAGE 8)

The following table introduces our current directors who are standing for re-election this year. Directors are elected annually by a majority of votes cast. At the Annual Meeting, proxies cannot be voted for more than 12 nominees.

All directors are independent, except for Mr. Chirico and Mr. Larsson.

					Current Committee Memberships				Meeting

								Nominating,	Attendance
		Director		Other Public				Governance &	(% of Board
		Since		Company	Audit & Risk		Corporate	Management	and Committee
Director	Age	Tenure	Principal Occupation	Boards	Management	Compensation	Responsibility	Development	Meetings)

BRENT CALLINICOS	55	2014 7	Former Chief Operating and	1
			Chief Financial Officer, Virgin
			Hyperloop One; Former				■		100
			Chief Financial Officer, Uber
			Technologies, Inc.
GEORGE CHEEKS	56	2021 < 1	President and Chief Executive	0			■		N/A
			Officer, CBS Entertainment Group
EMANUEL CHIRICO	63	2005 16	Chairman, PVH Corp.	2					100
JOSEPH B. FULLER	64	1991 30	Professor of Management	0
			Practice in Business
			Administration, Harvard					■	100
			Business School; Visiting
			Fellow, American Enterprise
			Institute; Founder, Joseph
			Fuller LLC
STEFAN LARSSON	46	2021 < 1	Chief Executive Officer,	0					N/A
			PVH Corp.
V. JAMES MARINO	70	2007 14	Retired Chief Executive Officer,	0	■				100
			Alberto-Culver Company
G. PENNY McINTYRE	59	2015 6	Former Chief Executive Officer,	0			■		100
			Sunrise Senior Living, LLC
AMY McPHERSON	59	2017 4	Principal investor and	1
			consultant to a children-
			focused media business;		■			■	100
			Retired President and Former
			Managing Director, Europe,
			Marriott International, Inc.
HENRY NASELLA	74	2003 18	Presiding Director, PVH Corp.;	0		■		■	100
			Partner and Co-Founder, LNK Partners
ALLISON PETERSON	46	2021 < 1	Chief Customer Officer, Best	0		■			100
			Buy Co., Inc.
EDWARD R. ROSENFELD	45	2014 7	Chief Executive Officer,	1	■				100
			Steven Madden, Ltd.
AMANDA SOURRY (Judith Amanda Sourry Knox)	57	2016 4	Former President, Unilever	1		■		■	100
			North America

Number of meetings in 2020 (The Board held 10 meetings)					9	14	5	7

■ Committee Chair

2   |   PVH CORP. 2021 PROXY STATEMENT

PROXY SUMMARY DIRECTOR DIVERSITY

DIRECTOR DIVERSITY1

1	Director nominees only.

DIRECTOR SKILLS

Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills that are vital to the success of our business.

PVH CORP. 2021 PROXY STATEMENT   |   3

Proxy Summary 2020 Business Highlights

2020 BUSINESS HIGHLIGHTS

2020 will be remembered as one of the most challenging years in history from a geopolitical, economic and public health perspective due to the COVID-19 pandemic. Our teams not only came together to navigate the crisis successfully, we also positioned PVH to emerge stronger.

First, we prioritized the health and well-being of our associates, consumers, business partners and the communities where we operate.

We then took immediate actions to address the changes in our business needs. We supercharged our digital business, which led to our strongest-ever digital sales growth, while driving a significant improvement in the channel profitability. We also focused on rightsizing our cost base and tightly managed our discretionary spending to protect PVH against the impact on profitability resulting from store closures and sales pressure around the world.

Another top priority was maintaining the strength and flexibility of our balance sheet. We prudently managed inventories to generate and protect our financial flexibility, and we proactively raised capital.

We also initiated measures to drive an accelerated recovery, which remains the current focus throughout our business and operations.

As important as managing our business through 2020, it was critical for us to continue to make progress towards our Forward Fashion targets. We helped create and endorsed the International Labour Organization’s (“ILO”) Call to Action to protect garment workers during the pandemic, sourced personal protective equipment (“PPE”) and donated basic apparel for front line healthcare workers and more than $2 million toward COVID-19 relief efforts. In addition, our sustainability and circularity efforts saw great progress. We also made very important progress around our inclusion and diversity efforts.

The following shows our performance against our peer group for the one- and three-year periods ended 2020 based on revenue growth, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and overall ranking, as well as based on total stockholder return (“TSR”) for the three-year period. It also shows our outperformance against our peers for the nine-month period corresponding to the performance period for our 2020 bonuses.

1	Included because performance period for 2020 bonus awards was the nine-month period.

2	Earnings before interest, taxes, depreciation and amoritization amounts used are on a non-GAAP basis.

3	Total Stockholder Return vs. S&P 500 is based on the S&P companies as of March 8, 2021, which differs from the S&P 500 companies used to determine the performance share unit achievement against goals for the performance period ended on April 22, 2021 (see page 53 for additional details).

4	Overall percentile ranking excludes Total Stockholder Return vs S&P 500.

4   |   PVH CORP. 2021 PROXY STATEMENT

PROXY SUMMARY EXECUTIVE COMPENSATION HIGHLIGHTS

EXECUTIVE COMPENSATION HIGHLIGHTS (PAGE 35)

Our compensation program is a pay-for-performance model. We believe we should incentivize our executive officers to improve our financial performance, profitably grow our businesses, and increase stockholder value, and reward them only if they attain these objectives. The severe impacts of the COVID-19 pandemic required us to refocus our priorities. Instead, we focused the compensation program on ensuring our financial stability and liquidity; protecting our business, including through accelerating the growth of our digital commerce businesses, exiting non-core and low profitability businesses, and positioning ourselves for growth as we emerge from the pandemic; and preserving stockholder value.

The compensation actions we took in 2020 included:

◾	temporary salary reductions for approximately 250 senior executives and leaders;

◾	furloughs in North America and Australia that lasted up to six months;

◾	reduced work hours (and proportionate pay) in North America that were in place for some associates for up to nine months;
◾	salary reductions for virtually all associates in North America and Asia who were not furloughed or put on reduced hour schedules;

◾	applying for governmental salary subsidies; and

◾	workforce reductions in all regions.

The actions and decisions we took and made in 2020 pertaining to the compensation of our Chief Executive Officer and other executive officers whose compensation appears in this Proxy Statement included:

◾	our Chief Executive Officer was not paid any salary from mid-April through mid-July;

◾	each of our other executive officers had a base salary reduction of 25-35% for three months;

◾	there were no salary increases (other than the executive who was promoted to an executive officer position in 2020);
◾	annual bonus payout opportunities at each level of performance were set 50% lower than provided in each executive’s standard compensation package; and

◾	stock awards were granted in two tranches.

The foregoing changes did not change our overall approach to compensating these executives. The bulk of their compensation packages continued to consist of short-term and long-term incentive awards that paid out only if we achieved specific financial and strategic targets, and equity awards (restricted stock units (“RSUs”), stock options and performance stock units (“PSUs”)), continued to be linked to increases in stock value over time.

Compensation Mix

1	Excludes Tapestry, Inc. CEO because the specific pay mix not disclosed.

PVH CORP. 2021 PROXY STATEMENT   |   5

PROXY SUMMARY GOVERNANCE HIGHLIGHTS

GOVERNANCE HIGHLIGHTS (PAGE 16)

PVH is committed to excellence in corporate governance and corporate responsibility, as evidenced by the policies and practices summarized below.

Independence

◾	All non-employee directors are independent

◾	Independent directors meet regularly in executive session

◾	All members of the Board’s standing committees are independent

Accountability

◾	Directors are elected annually by a majority vote (in uncontested elections)

◾	We have held an annual stockholder advisory vote to approve named executive officer compensation since 2012

◾	Incentive compensation for executives is subject to our Clawback Policy

Alignment with Stockholder Interests

◾	Our executive compensation program emphasizes pay for performance

◾	Executive officers and directors are subject to robust stock ownership guidelines

◾	Directors and officers are prohibited from hedging and pledging our common stock

Board Practices

◾	We have an independent presiding director

◾	Our Corporate Governance Guidelines are publicly available and reviewed annually

◾	We have a rigorous annual Board, committee and individual director self-evaluation process

◾	We have a formal ongoing succession planning process in place for the Board

Governance

◾	We promote our values of individuality, partnership, passion, integrity and accountability

◾	We are committed to the development of our associates and recognize that they are our greatest asset and key to our continued success

◾	We continuously review governance practices and consider adoption of best practice principles

◾	We embrace clear, understandable and detailed financial reporting and corporate disclosure

◾	Our Code of Business Conduct and Ethics, our Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters for all of our Board committees are available on our website

◾	Our By-Laws include proxy access provisions that are in line with market standards

Corporate Responsibility

◾	We are committed to driving fashion forward — for good, and provide substantial information about our corporate responsibility practices and policies on our website and in our annual Corporate Responsibility Report

◾	We first adopted our A Shared Commitment code of conduct for suppliers and business partners in 1991 and have since expanded its scope and evolved its goals to improve the lives of the over one million people across our value chain and to improve the communities and preserve the environment in the places we live and work

6   |   PVH CORP. 2021 PROXY STATEMENT

Proxy Summary GOVERNANCE HIGHLIGHTS

2020 Governance Actions

2020 continued our pursuit of excellence in governance matters, along with our commitment to corporate responsibility. Additionally, the severe impacts of the COVID-19 pandemic on PVH and our business led us to take actions to protect the company, with all our internal populations – the directors, executive leadership and our associates around the world – participating in actions we took to protect stockholder value.

◾	We named two new independent directors to the Board as part of the Board refreshment program, bringing the total of new independent directors to four in four years, all of whom are women or diverse

◾	We successfully completed a planned CEO succession process, which included the hiring in 2019 of a potential successor to our CEO (who had been promoted to the role in 2006) with the announcement in September 2020 that the successor would be promoted to CEO at the start of 2021

◾	The Board and its Committees held numerous additional meetings throughout the beginning of the pandemic to monitor the impact the pandemic was having on the company, our financial condition and stakeholders and helped guide and approved actions to ensure our exit from the pandemic in a secure financial position and prepared for our next growth chapter

◾	Our independent directors agreed to forego approximately 50% of their cash retainer and committee fees

◾	We hired our first Chief Diversity Officer
◾	We delivered more than 6 million units of PPE products and, through our philanthropic arm, The PVH Foundation, donated over $2 million toward COVID-19 relief efforts

◾	We worked to create and endorse the ILO’s Call to Action to protect garment workers during the pandemic and establish long-term sustainable systems of social protection

◾	We launched the global Be BRAAVE initiative, encouraging associates to Listen, Learn and Act to promote equality and racial justice, which included a giving campaign with company match, resulting in a total donation of $220K

◾	We covered all associate-borne costs of medical benefits (where applicable) during the periods our stores were closed, salaries were reduced, and associates were on furlough

◾	PVH, Calvin Klein and Tommy Hilfiger became founding signatories of the Black in Fashion Council Pledge to support advancement of Black individuals in fashion and beauty companies

PVH CORP. 2021 PROXY STATEMENT   |   7

PROPOSAL 1

Election of Directors

The PVH Board of Directors currently consists of 14 directors. Two of the long-standing directors are retiring effective the date of the Annual Meeting and have not been nominated for re-election. The Board is decreasing its size as a result of the retirements and has established 12 as the number of directors constituting the entire Board as of the completion of the election. All nominees elected as directors at the Annual Meeting will serve for a term of one year or until their successors are elected and qualified. The Board of Directors is not currently aware of any reason why any nominee might be unable to serve.

Proxies received in response to this solicitation will be voted FOR the election of the nominees unless the stockholder specifies otherwise.

8  |  PVH CORP. 2021 PROXY STATEMENT

ELECTION OF DIRECTORS  NOMINEES FOR ELECTION

NOMINEES FOR ELECTION

Brent Callinicos	Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.

INDEPENDENT AGE: 55 DIRECTOR SINCE 2014 COMMITTEE: Corporate Responsibility Committee

EXPERIENCE

Mr. Callinicos was Chief Operating and Chief Financial Officer of Virgin Hyperloop One (an autonomous transportation company) from January 2017 to March 2018. Before that, he was an advisor at Uber Technologies, Inc. (an on-demand car service company) from 2015 to 2016 and Uber’s Chief Financial Officer from 2013 to 2015.

Mr. Callinicos was Vice President, Treasurer and Chief Accounting Officer of Google Inc. (a global technology leader now known as Alphabet Inc.) from 2012 to 2013 and Vice President and Treasurer of Google for five years before that.

EXPERTISE

Mr. Callinicos is a CPA with extensive experience working in treasury, financial and accounting roles in public companies and working with public company boards. He has been a senior executive at four companies and has served in several board advisory roles. He has substantial experience with corporate responsibility initiatives, including having run Green Energy Investing at Google.

OTHER PUBLIC COMPANY BOARDS
◾	Baidu, Inc. (since 2015)

George Cheeks	President and Chief Executive Officer of CBS Entertainment Group

INDEPENDENT AGE: 56 DIRECTOR SINCE 2021 COMMITTEE: Corporate Responsibility Committee

EXPERIENCE

Mr. Cheeks has served as President and CEO of CBS Entertainment Group (a news, entertainment and sports media company and studio) since March 2020. Mr. Cheeks previously served as Vice Chairman of NBCUniversal Content Studios from 2019 to 2020. Prior to that, he held other various leadership roles of increasing responsibility at NBCUniversal, including as Co-Chairman of NBC Entertainment from 2018 to 2019, Co-President of Universal Cable Productions and President of Late Night Programming at NBC Entertainment 2017 to 2018, President of Business Operations and Late Night Programming at NBC Entertainment from 2014 to 2017 and Executive Vice President of Business Operations from 2012 to 2014.

EXPERTISE

Through his more than 25 years of experience in the media and entertainment industry, Mr. Cheeks has demonstrated a deep understanding of how an iconic brand grows with its audience in the context of changing distribution, culture, lifestyles and preferences. He previously served in several senior executive positions that spanned creative, business and operational roles.

OTHER PUBLIC COMPANY BOARDS
None

PVH CORP. 2021 PROXY STATEMENT  |  9

ELECTION OF DIRECTORS  NOMINEES FOR ELECTION

Emanuel Chirico	Chairman and Former Chief Executive Officer, PVH Corp.

AGE: 63 DIRECTOR SINCE 2005

EXPERIENCE

Mr. Chirico has been with PVH Corp. for more than 25 years. He served as Chief Executive Officer from 2006 until January 31, 2021, and assumed the Chair role in 2007. He continues to be employed by PVH in a non-executive role as a resource for Mr. Larsson. Before becoming our CEO, Mr. Chirico held roles of increasing responsibility, including six years as Controller, six years as Chief Financial Officer, and several months as President and Chief Operating Officer. Prior to joining PVH, Mr. Chirico was a Partner at the international accounting firm Ernst & Young LLP, running its Retail and Apparel Practice Group.

EXPERTISE

Mr. Chirico has extensive knowledge of the operational and financial aspects of PVH developed during his many executive positions in the company, as well as during his service as audit partner on the PVH account. In addition, Mr. Chirico provides the Board with valuable insight into PVH’s business and management’s strategic vision.

OTHER PUBLIC COMPANY BOARDS
◾	Dick’s Sporting Goods, Inc. (since 2003)
◾	Conagra Brands, Inc. (since 2021)

Joseph B. Fuller	Professor of Management Practice in Business Administration, Harvard Business School

INDEPENDENT AGE: 64 DIRECTOR SINCE 1991 COMMITTEE: Nominating, Governance & Management Development Committee (Chair)

EXPERIENCE

Mr. Fuller joined the faculty at Harvard Business School in 2012, where he teaches general management classes and co-leads an initiative called “Managing the Future of Work.” Before that, he was Founder, Director and Vice-Chairman of Monitor Company LP (an international management consulting firm) from 1983 to 20131. Mr. Fuller is a Visiting Fellow at the American Enterprise Institute and founded Joseph Fuller LLC (a business consulting firm) in 2013.

EXPERTISE

Mr. Fuller has extensive experience advising management with respect to strategy, corporate finance, governance and marketing (including with respect to channel management, pricing trends and pressures, and innovation). In addition, as a professor at a renowned business school, he has knowledge of management principles used by leading businesses worldwide.

OTHER PUBLIC COMPANY BOARDS None

1	On January 11, 2013, Deloitte Consulting LLP acquired all of the business of Monitor Company pursuant to an agreement entered into on November 7, 2012. To help facilitate the acquisition, Monitor Company filed for bankruptcy protection on November 7, 2012, in Wilmington, Delaware. The acquisition was accomplished by means of a bankruptcy court-approved sale under the U.S. Bankruptcy Code.

10  |  PVH CORP. 2021 PROXY STATEMENT

ELECTION OF DIRECTORS  NOMINEES FOR ELECTION

Stefan Larsson	Chief Executive Officer, PVH Corp.

AGE: 46 DIRECTOR SINCE 2021

EXPERIENCE

Stefan Larsson was appointed as PVH Corp.’s Chief Executive Officer effective February 1, 2021. He served as the President of PVH from June 2019 through January 2021. Prior to joining PVH, he was President and Chief Executive Officer and a director of Ralph Lauren Corporation from November 2015 to May 2017. Prior to joining Ralph Lauren, he was the Global President of Old Navy, Inc., a division of The Gap, Inc., from October 2012 to October 2015. Preceding that, for nearly 15 years, Mr Larsson held multiple key leadership roles on the team responsible for growing H&M, with revenue increasing from approximately $3 billion to approximately $17 billion and operations expanding from 12 to 44 countries.

EXPERTISE

Mr. Larsson has a record of proven leadership and global experience in driving transformation and brand building in an increasingly dynamic and ever-changing consumer landscape. He is highly regarded for his strategic focus and his operational track record. As PVH’s Chief Executive Officer, he provides insight to the Board on PVH’s business, management team, management’s accelerated recovery plan for exiting the COVID-19 pandemic, and his vision for PVH’s next chapter of growth.

OTHER PUBLIC COMPANY BOARDS
◾	Ralph Lauren Corporation (2015 to 2017)
◾	The RealReal, Inc. (2019 to 2020)

V. James Marino	Retired Chief Executive Officer, Alberto-Culver Company

INDEPENDENT AGE: 70 DIRECTOR SINCE 2007 COMMITTEE: Audit & Risk Management Committee

EXPERIENCE

Mr. Marino was President and Chief Executive Officer of Alberto-Culver Company (a global consumer products company) for five years until his retirement in 2011. Before that, he served in roles of increasing responsibility for 10 years, including President of Alberto-Culver Consumer Products Worldwide from 2004 to 2006, and President of Alberto Personal Care Worldwide, a division of Alberto-Culver Company, from 2002 to 2004.

EXPERTISE

Mr. Marino has significant senior executive leadership experience in the consumer products industry. During his tenure at Alberto-Culver, he developed expertise on both a domestic and an international basis in areas including corporate strategy development and execution, brand building and multichannel distribution. He also has in-depth knowledge of public company reporting. In addition, his work on the boards of directors of OfficeMax and Office Depot has provided him with perspective on the retail landscape, consumer goods, and governance of public companies.

OTHER PUBLIC COMPANY BOARDS
◾	Alberto-Culver Company (2006 to 2011)
◾	OfficeMax Incorporated (from 2011 to 2013, when OfficeMax merged into Office Depot)
◾	Office Depot, Inc. (2013 to 2020)

PVH CORP. 2021 PROXY STATEMENT  |  11

ELECTION OF DIRECTORS  NOMINEES FOR ELECTION

G. Penny McIntyre	Former Chief Executive Officer, Sunrise Senior Living, LLC

INDEPENDENT AGE: 59 DIRECTOR SINCE 2015 COMMITTEE: Corporate Responsibility Committee (Chair)

EXPERIENCE

Ms. McIntyre was Chief Executive Officer of Sunrise Senior Living, LLC (a provider of senior living services) from November 2013 to May 2014. Before that, she served as President of the Consumer Group of Newell Brands for one year, and Group President of Newell Brands’ Office Products Group for three years. Earlier in her career, she spent almost 11 years at The Coca-Cola Company, including as Senior Vice President, General Manager, Functional Beverages (overseeing still beverages, such as water, tea and coffee), after holding a series of marketing positions of escalating responsibility, including Group Marketing Director, Europe, Asia and Middle East.

EXPERTISE

Ms. McIntyre has extensive general management experience gained through operating consumer packaged goods businesses in multiple channels and across multiple geographies. She has led sales, marketing and operations teams in Europe, Africa, Japan and the U.S. She has a background in consumer insights, brand building and digital commerce gained through her employment with Coca-Cola, Newell Brands and SC Johnson Wax.

OTHER PUBLIC COMPANY BOARDS None

Amy McPherson	Principal investor and consultant; Retired President and Former Managing Director, Europe, Marriott International, Inc.

INDEPENDENT AGE: 59 DIRECTOR SINCE 2017 COMMITTEES: Audit & Risk Management Committee Nominating, Governance & Management Development Committee

EXPERIENCE

Ms. McPherson retired as President and Managing Director, Europe at Marriott (a global lodging company) in 2019 and has taken on a role as a principal investor and consultant to a children-focused media business. She joined Marriott in 1986 and served in roles of increasing responsibility, including Executive Vice President of Global Sales and Marketing, Senior Vice President of Business Transformation and Integration, and Vice President of Finance and Business Development.

EXPERTISE

Ms. McPherson has considerable experience in overseeing business operations and development in Europe, having overseen multiple brands of hotels for Marriott, the world’s largest hotel company. She has overseen acquisitions and strategic partnerships and implemented and executed strategies on both a regional and global basis. In addition, Ms. McPherson has experience managing Marriott’s global and field sales, marketing, loyalty program, revenue management, e-commerce, worldwide reservation sales and customer care, and sales channel strategy and analysis.

OTHER PUBLIC COMPANY BOARDS
◾	Royal Caribbean Cruises Ltd. (since 2020)

12  |  PVH CORP. 2021 PROXY STATEMENT

ELECTION OF DIRECTORS  NOMINEES FOR ELECTION

Henry Nasella	Partner and Co-Founder, LNK Partners

INDEPENDENT AGE: 74 DIRECTOR SINCE 2003 PRESIDING DIRECTOR SINCE 2007 COMMITTEES: Compensation Committee Nominating, Governance & Management Development Committee

EXPERIENCE

Mr. Nasella has been a partner at LNK Partners (a private equity investment firm) since he co-founded the firm in 2005. Earlier in his career, Mr. Nasella was a Venture Partner at Apax Partners, where he was a senior member of the U.S. Consumer and Retail Group. Before Apax, Mr. Nasella led the successful buyout of Star Markets (a regional supermarket chain), and served as Chairman and CEO of the company until it was sold to Sainsbury Plc. He was the first President of Staples, where he built the company from a startup into a global leader in office supply retailing.

EXPERTISE

Mr. Nasella has significant management experience gained in senior executive positions in publicly traded retail companies and as a partner in private equity firms. In addition, Mr. Nasella has extensive experience serving on boards of directors and board committees of several retail companies.

OTHER PUBLIC COMPANY BOARDS
◾	Staples, Inc. (1988 to 1993)
◾	Panera Bread Co. (1995 to 2001)
◾	Denny’s Corp. (2004 to 2008)

Allison Peterson	Chief Customer Officer at Best Buy Co., Inc.

INDEPENDENT AGE: 46 DIRECTOR SINCE 2021 COMMITTEE: Compensation Committee

EXPERIENCE

Ms. Peterson has served as Executive Vice President, Chief Customer Officer at Best Buy (a leading provider of technology products, services and solutions) since May 2020. Ms. Peterson previously served in multiple leadership roles of increasing responsibility at Best Buy from 2004 to 2020, including as Chief Customer and Marketing Officer from 2019 to 2020; President, E-Commerce from 2017 to 2018; and Vice President, Category Marketing from 2015 to 2017. Earlier in her career, Ms. Peterson worked in merchandising and demand planning at Target Corporation.

EXPERTISE

Ms. Peterson has extensive experience in strategic planning, marketing strategy and execution, digital marketing, multi-channel retailing, financial analysis, cross functional teaming, negotiating and building vendor relations, assortment planning and buying. She has played an instrumental role in building out the digital presence of a major retailer to align with new consumer behaviors. She also has a proven track record of delivering strong consumer engagement fueled by strategic marketing, cross-channel experiences and brand positioning.

OTHER PUBLIC COMPANY BOARDS None

PVH CORP. 2021 PROXY STATEMENT  |  13

ELECTION OF DIRECTORS  NOMINEES FOR ELECTION

Edward R. Rosenfeld	Chief Executive Officer, Steven Madden, Ltd.

INDEPENDENT AGE: 45 DIRECTOR SINCE 2014 COMMITTEE: Audit & Risk Management Committee (Chair since April 2020)

EXPERIENCE

Mr. Rosenfeld has been part of the executive management team of Steven Madden (a fashion footwear and accessories company) since 2005, serving in finance and strategic planning roles before becoming Chief Executive Officer in 2008. Before joining Steven Madden, he was an investment banker in a mergers and acquisitions practice focused on the retail and apparel industries.

EXPERTISE Mr. Rosenfeld brings over 20 years of experience focused on the retail, apparel and footwear industries as both an executive and an investment banker.	OTHER PUBLIC COMPANY BOARDS
	◾	Steven Madden, Ltd. (since 2008)

Amanda Sourry	Former President, Unilever North America

INDEPENDENT AGE: 57 DIRECTOR SINCE 2016 COMMITTEES: Compensation Committee (Chair) Nominating, Governance & Management Development Committee

EXPERIENCE

Ms. Sourry served as President, Unilever North America (a personal care, foods, refreshment, and home care consumer products company) from 2018 to 2020. She also held the title Head of Global Customer Development, Unilever, from 2018 to 2019. Ms. Sourry spent almost her entire career — over 30 years — in roles of increasing responsibility at Unilever, including President, Global Foods Category of Unilever plc from 2015 to 2017; Executive Vice President, Global Haircare from 2014 to 2015; and Executive Vice President, U.K. and Ireland from 2010 to 2014

EXPERTISE

Ms. Sourry has extensive global marketing and business experience in consumer product goods, as well as customer development, including overseeing Unilever’s digital efforts. She has held roles in the U.S. and throughout Europe and served in global product positions. Ms. Sourry was actively involved in Unilever’s global diversity, gender balance and sustainable living initiatives.

OTHER PUBLIC COMPANY BOARDS
◾	The Kroger Co. (since 2021)

14  |  PVH CORP. 2021 PROXY STATEMENT

ELECTION OF DIRECTORS  RETIRING DIRECTORS

RETIRING DIRECTORS

For over a decade, we have benefited from the tremendous contributions of Mary Baglivo and Craig Rydin. Ms. Baglivo has extensive expertise in marketing, advertising and strategic planning, as well as in building high-performing brands. The experience she brought from working with global clients in consumer package goods, retail and other industries was invaluable to management, as was her passion for her work on the Corporate Responsibility Committee. Mr. Rydin brought with him his over 30 years of experience as an executive in the consumer products and retail industries, as well as deep knowledge of board service, having been a long-time director on several public and private company boards of directors. His extensive experience in executive compensation stemming from his service chairing the compensation committee of another company, ensured rigor was brought to the work performed by the PVH Board’s Compensation Committee. We are extremely appreciative for their long and dedicated service to PVH.

Mary Baglivo	Chief Executive Officer, /The Baglivo Group

INDEPENDENT AGE: 63 DIRECTOR SINCE 2007 COMMITTEE: Corporate Responsibility Committee

EXPERIENCE

Ms. Baglivo founded /The Baglivo Group (a brand strategy advisory consultancy) in July 2018. From October 2017 through December 2018, she was Vice Chancellor of Communications and Marketing at Rutgers University. Prior to that, she was Chief Marketing Officer/VP Global Marketing at Northwestern University from October 2013 to October 2017. Ms. Baglivo had an extensive career in major marketing and communications companies, including serving for six years as Chairman & Chief Executive Officer, The Americas, and three years before that as Chief Executive Officer, New York, at Saatchi & Saatchi Worldwide.

OTHER PUBLIC COMPANY BOARDS
◾	Host Hotels & Resorts, L.P (since 2013)
◾	Ruth’s Hospitality Group, Inc. (since 2017)

Craig Rydin	Operating Partner, LNK Partners

INDEPENDENT AGE: 69 DIRECTOR SINCE 2006 COMMITTEE: Compensation Committee

EXPERIENCE

Mr. Rydin has been an operating partner at LNK Partners (a private equity investment firm) since 2014. Before that, he was Chairman of the Board of Directors of Yankee Holding Corp., and Non-Executive Chairman of The Yankee Candle Company, Inc. (a designer, manufacturer, and branded marketer of premium scented candles) for 12 years. He spent 23 years at Campbell Soup Company, where he held positions of increasing responsibility, including President of Godiva Chocolatier Worldwide and senior management and marketing positions at Pepperidge Farm.

OTHER PUBLIC COMPANY BOARDS
◾	Booking Holdings Inc (2005 to 2019)
◾	Yankee Holding Corp. (2001 to 2013)

PVH CORP. 2021 PROXY STATEMENT  |  15

CORPORATE GOVERNANCE  INDEPENDENCE

Corporate Governance

INDEPENDENCE

The Board of Directors has evaluated the independence of each of the directors and nominees for director in relation to the rules of the New York Stock Exchange (“NYSE”). The independence inquiry included the additional criteria for service on the Audit & Risk Management Committee and the Compensation Committee for the directors who are members of those committees. The Board determined that Mr. Chirico and Mr. Larsson, who are employed by us, are not independent, and that each of our other current directors is independent.

In making these independence determinations, the Board of Directors considers whether a director has or had a relationship with PVH that would disqualify the individual from being considered independent under applicable regulations, that would be disclosable under applicable regulations, or that might otherwise be deemed material to the director, the director’s family or PVH, including whether there are any employment or consulting arrangements between any such individual and third parties that provide services to us. None of the directors, other than Mr. Chirico and Mr. Larsson, has a material relationship with PVH, either directly or as a partner, stockholder or officer of an organization that has a relationship with PVH, nor does any other director have a direct or indirect material interest in any transaction involving PVH.

The Board of Directors did consider PVH’s employment of Ms. Baglivo’s daughter when making its independence decision. Ms. Baglivo’s daughter was a full time associate until August 2020, as well as a full-time temporary associate for approximately one month in 2021. In concluding that Ms. Baglivo is independent, the Board noted that her daughter’s compensation, even on an annualized basis, was well below the threshold of $120,000 that would require disclosure under applicable Securities and Exchange Commission (“SEC”) rules.

No family relationship exists between any director or executive officer of PVH with any other director or executive officer.

LEADERSHIP STRUCTURE OF THE BOARD

Mr. Chirico, our former Chief Executive Officer, currently serves as Chairman of the Board of Directors. The Board believes that no single leadership model is necessarily best for PVH and that the decision whether to have an independent Chair should depend on the circumstances. Right now, the Board believes that having Mr. Chirico continue to lead the Board after stepping down as Chief Executive Officer is the most effective leadership structure for the Board as it brings on new directors and transitions to Mr. Larsson’s leadership of the company. Mr. Chirico’s extensive knowledge of and tenure at PVH makes him uniquely qualified for the Chair role.

Our Corporate Governance Guidelines provide that, if the Chief Executive Officer (or other associate) serves as Chair, or the Chair otherwise is not independent, the independent directors must elect an independent director to serve as presiding director. The Nominating, Governance & Management Development Committee is responsible for nominating the director to serve in such role.

Mr. Nasella has been our presiding director since 2007. The duties of the presiding director include:

◾	LEADING all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

◾	SERVING as the non-management directors’ liaison between both the Chair and the Chief Executive Officer;

◾	GUIDING the annual review of the Chief Executive Officer’s performance and compensation;

◾	SERVING as a sounding board for, and providing advice and guidance to, the Chief Executive Officer;

◾	DISCUSSING with management or approving non-routine information sent to the Board;

◾	REVIEWING and approving meeting agendas;

◾	ENSURING there is sufficient time for discussion of all agenda items;

◾	CALLING meetings of the independent directors, if appropriate; and

◾	PARTICIPATING in, or consulting on, communications with stockholders, when appropriate.

16  |  PVH CORP. 2021 PROXY STATEMENT

CORPORATE GOVERNANCE  RISK OVERSIGHT

In addition to creating a strong, independent, clearly defined presiding director role, the Board has adopted a number of governance practices to ensure effective independent oversight. The members of all key Board committees must meet the independence requirements prescribed by the NYSE. The Board holds executive sessions of the independent directors at the end of every Board meeting, as well as at other times the independent directors choose.

RISK OVERSIGHT

The Board of Directors

oversees the management of risks related to the operation of our business. As part of its oversight, the Board receives periodic reports from members of senior management on various aspects of risk, including our enterprise risk management program, business continuity planning and cybersecurity. Each Board committee oversees the management of risks that fall within its area of responsibility. In performing this function, each committee has full access to management, as well as the authority to engage advisors. Committee Chairpersons report on their committee’s activities, including agenda items relating to risk, at each Board meeting following a committee meeting, and can raise risk issues with the full Board at that time. The Board and each of its committees has met with, received reports from, and worked together with management as we navigate our company and businesses through the impacts of the COVID-19 pandemic on us and our stakeholders, and seek to mitigate these impacts through business, operational, financial and human capital management initiatives.

THE AUDIT & RISK MANAGEMENT COMMITTEE	has principal responsibility for risk assessment and risk management. As part of this role, the Audit & Risk Management Committee:
	◾	monitors the operation of our enterprise risk management program;
◾

receives an annual enterprise risk management report, in which management identifies our most significant operating risks and the mitigating factors that control those risks, based on the results of an annual, in-depth exercise in which a broad spectrum of associates and executives from key areas and all regions work with an outside expert to identify relevant areas of risks and mitigating factors;

◾

receives quarterly reports on the status of our network security framework, the status of information security initiatives and any new security incidents risks, and strategies implemented to address them;

◾

receives reports at all meetings (other than the quarterly calls to review earnings releases and periodic reports) on our cybersecurity and data privacy efforts, including an annual in-depth review of strategy and initiatives for the coming year, presented by our Senior Vice President, Information Security Services (“ISS”) or Chief Information Officer;

◾

receives reports on risks and developments relating to our IT systems upgrades, financial reporting, security issues, insurance, legal matters, compliance training and reporting, and other areas of risk and risk management; and

	◾	meets privately on a regular basis with representatives of our independent auditors to discuss our auditing and accounting processes and management.
THE COMPENSATION COMMITTEE

considers as part of its oversight of our executive compensation program whether the incentive awards it administers are properly aligned with stockholder value creation, corporate objectives, and our Code of Business Conduct and Ethics.

As part of this role, the Compensation Committee:
	◾	receives an annual risk assessment from its compensation consultant that analyzes the risks represented by each component of the program, as well as mitigating factors; and
	◾	develops policies, such as our Clawback Policy, to mitigate potential risks.
The Compensation Committee also has performed an extensive analysis of incentive compensation arrangements throughout the company to ensure they do not create excessive or unwanted risk.
For more information, see “Risk Considerations in Compensation Programs,” which begins on page 59.
THE NOMINATING, GOVERNANCE & MANAGEMENT DEVELOPMENT COMMITTEE	oversees risks related to governance issues. As part of this role, the Nominating, Governance & Management Development Committee:
◾

administers an active succession planning process for the Chief Executive Officer to reduce risks in the event our Chief Executive Officer needs to be replaced on an emergency basis, as well as in anticipation of his eventual retirement;

	◾	considers changes in principal employment of directors and new directorships sought by directors to ensure there are no conflicts of interest or loss of skill set; and
	◾	conducts an annual evaluation program to determine if the directors, Board and Board committees are performing effectively and in the best interests of PVH and our stockholders.

PVH CORP. 2021 PROXY STATEMENT  |  17

CORPORATE GOVERNANCE  RISK OVERSIGHT

THE CORPORATE RESPONSIBILITY COMMITTEE

is responsible for advising the Board and management with respect to potential risks to PVH’s reputation and our role as a socially responsible organization. As part of this role, the Corporate Responsibility Committee:

▪

monitors human rights, work conditions and environmental programs administered by our global Corporate Responsibility compliance teams, mainly with respect to the operations of suppliers and factories in our supply chain;

▪

monitors our response to climate and environmental risk, including cross-sector collaboration on global solutions and relevant policies, and evolving business practices, such as reducing waste, prioritizing climate-friendly raw materials and investing in renewable energy; and

▪

monitors and advises on significant corporate responsibility related events and activities impacting the industry, such as our response to the COVID-19 pandemic, including donations towards global relief efforts, and our work to help create and endorse the ILO’s Call to Action to protect garment workers and establish long-term systems of social protection.

CYBERSECURITY AND DATA PRIVACY

are priority matters for the Board of Directors. Our principle objectives are to protect our information technology equipment, networks, systems and data (associate, consumer, customer and other business partners) globally.

In support of these objectives, ISS, a global function, has designed a strategy using the National Institute of Standards & Technology (“NIST”) Cybersecurity Framework to mitigate cybersecurity risks that result in the unauthorized access and disruption of systems, and the unauthorized access and manipulation of data. In addition, we have established an Information Steering Committee to address various information security risks through strategies, initiatives and standards. Our Senior Vice President of ISS, who reports to our Chief Information Officer, is responsible for implementing the NIST Cybersecurity Framework. ISS has implemented security standards, network system security tools, associate training programs and security breach procedures. To measure the effectiveness of these, we perform:
	▪	phishing exercises;
	▪	table top breach exercises; and
	▪	penetration tests.
To measure and assess compliance, we are subject to:
	▪	an annual Personal Customer Information (“PCI”) assessment; and
	▪	a bi-annual assessment of the maturity of our NIST Cybersecurity Framework conducted by a qualified independent third party.
In addition, our Internal Audit Department evaluates our information security program and ISS function via various information security and cybersecurity audits that are performed throughout the year, as well as through Sarbanes-Oxley Section 404 testing.

18  |  PVH CORP. 2021 PROXY STATEMENT

CORPORATE GOVERNANCE  BOARD, COMMITTEE AND DIRECTOR EVALUATIONS

BOARD, COMMITTEE AND DIRECTOR EVALUATIONS

The Board believes it is important to address its role, the presentation topics at its meetings, and its capabilities and effectiveness on a regular basis. Board, director and committee evaluations — and discussions about the results of those evaluations — are integral to this process. The Nominating, Governance & Management Development Committee oversees the annual Board evaluation process.

PVH CORP. 2021 PROXY STATEMENT  |  19

CORPORATE GOVERNANCE  BOARD REFRESHMENT

BOARD REFRESHMENT

Evaluating current Board composition

The Nominating, Governance & Management Development Committee follows a formal, ongoing process for director succession and is actively engaged in a refreshment process for a number of reasons, including the fact that several directors are at or approaching mandatory retirement age. Our refreshment process is designed to ensure we have the full breadth and depth of experience on the Board that is needed to effectively perform the Board’s responsibilities. Our addition of five new directors in the past five years evidences the success of this process;

The refreshment process has several goals:

◾	identifying qualities and skills needed for service on our Board;

◾	identifying the qualities and skills each current director possesses;

◾	assessing how the current directors deploy their qualities and skills for the benefit of PVH;

◾	determining whether any additional skill sets or other attributes are necessary to fill gaps in the current Board;

◾	establishing a succession strategy and executing against the strategy, including planning well in advance of upcoming mandatory retirements; and

◾	performing on-boarding and transitioning for new directors.

The Nominating, Governance & Management Development Committee uses a skills matrix to assess the strengths and needs of the Board in relation to our current business strategy, expected future strategic needs, and the current state of our industry. The matrix incorporates areas of operating and industry experience that Committee members have determined should be represented on our Board. Using directors’ self-assessments and assessments from the other directors and management, including our Executive Vice President, Global Talent Management, the Committee populates the matrix, showing the extent to which each current director has the desired qualities and skills.

The Nominating, Governance & Management Development Committee reviews the skills matrix, along with individual director demographics, tenure and committee memberships, and considers our total Board composition and demographics compared to our peers, to determine whether we need to add directors with specific qualities or skills. The Committee believes our Board of Directors is most effective when its members represent a mix of the attributes, skills and experience shown below.

Director Nominee Skills

	Operating Experience				Industry Experience

	Current/Recent Public			Consumer			Regulatory/
	Company CEO, COO or CFO	Financial	Operations Leader	Products or	Digital/	Technology/	Corporate	International
	Within a Global Company	Expertise	Experience	Services	E-commerce	Cyber Risk	Governance	Experience

BRENT CALLINICOS		■	■		■	■	■	■

GEORGE CHEEKS	■		■	■

EMANUEL CHIRICO	■	■	■	■			■	■

JOSEPH B. FULLER			■				■	■

STEFAN LARSSON	■		■	■	■			■

V. JAMES MARINO		■	■	■			■	■

G. PENNY McINTYRE			■	■	■			■

AMY McPHERSON	■	■	■	■	■			■

HENRY NASELLA			■	■	■		■

ALLISON PETERSON			■	■	■	■

EDWARD R. ROSENFELD	■	■	■	■	■		■	■

AMANDA SOURRY	■		■	■	■			■

■	C-suite experience managing a business with an ecommerce component to the business vs. direct experience managing an e-commerce business

■	C-Suite experience managing a business with international operations vs. actually operating within an internationally-based business

20  |  PVH CORP. 2021 PROXY STATEMENT

CORPORATE GOVERNANCE  BOARD REFRESHMENT

Identifying potential new directors

In evaluating potential new directors, the Nominating, Governance & Management Development Committee will consider the needs identified by our formal review process and the resulting skills matrix, and also may consider factors such as each candidate’s professional experience; business, charitable or educational background; performance in current position; reputation; age; and service on other boards of directors. Potential candidates have been identified at various times by members of the Board, by a third-party search and recruiting firm retained for that purpose (as was the case with Ms. Peterson and Mr. Cheeks), and by senior executives.

The Nominating, Governance & Management Development Committee will consider a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee, and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary. The expectation is that candidates recommended by stockholders would be evaluated in substantially the same way we evaluate candidates identified by the Committee.

Diversity

The Nominating, Governance & Management Development Committee considers the diversity of the Board and potential candidates in selecting new directors, and, in connection with the current Board refreshment program, has instructed search and recruiting firms to include female and diverse candidates in all pools that they present, but does not have a specific policy in that regard. In practice, the Committee reviews whether a candidate would contribute to the diversity of skills, abilities, and experiences represented in our skills matrix, as well as the candidate’s race, ethnicity and gender. We are proud of the diversity of backgrounds that characterize our current Board of Directors, including that more than one-third of our nominees for director are women or underrepresented minorities, and believe that our diversity provides significant benefits to PVH.

Proxy access

We amended our By-Laws in 2019 to adopt a proxy access provision. This provision allows stockholders to nominate director candidates for election to our Board, and for those director candidates to be included in our proxy materials. Under our proxy access by-law, a group of up to 20 stockholders that collectively has owned at least 3% of our common stock for at least three years may nominate director candidates constituting up to the lesser of two directors and 20% of our Board, subject to certain informational and procedural requirements.

The Nominating, Governance & Management Development Committee evaluated a number of different factors and potential formulations in adopting our proxy access by-law before recommending it to the Board for approval. We believe the version we adopted provides stockholders with meaningful participation in the director nomination process, while also imposing reasonable thresholds to avoid unnecessary administrative costs and to ensure the nominating stockholders have an appropriate and genuine interest in PVH and its governance.

Mandatory retirement

Directors cannot be nominated for re-election if they will be 72 on the date of the applicable annual meeting, absent a waiver by the Nominating, Governance & Management Development Committee and the full Board. The Board has granted a waiver to Mr. Nasella due to his continued strong leadership, performance, and contributions to the Board and the committees on which he sits. The Board believes that imposing a mandatory retirement age is an effective way to ensure director refreshment.

PVH CORP. 2021 PROXY STATEMENT  |  21

CORPORATE GOVERNANCE  STOCKHOLDER ENGAGEMENT

STOCKHOLDER ENGAGEMENT

We regularly engage with stockholders to understand their perspectives on our company, our business and their concerns. Our CEO, CFO and head of investor relations held discussions during 2020 with approximately 75% of our top 15 stockholders who are active managers (i.e., excluding index funds and others who do not meet with management) and who hold approximately 35% of PVH’s outstanding shares. We meet with and speak to stockholders during appearances by management at scheduled events, as well as in one-on-one meetings and through conference calls held throughout the year.

We held discussions during 2020 with approximately 75% of our top 15 stockholders who are active managers

Our discussions with stockholders in 2020 often were focused on the impacts of the pandemic on our business and finances and the actions we were taking to safeguard both. Additionally, our CEO transition and the strategic vision of our new CEO were often discussed. Other common issues discussed included:

◾	Our long-term growth targets

◾	Our senior leadership team

◾	Growth opportunities for each of our branded businesses, including regional and category opportunities

◾	Our approach to managing the brand portfolio

◾	Our plans and perspectives on, as well as expected impact on us of, macroenvironmental issues

◾	The competitive landscape and how we are positioned to gain market share, particularly in North America

◾	Our initiatives to grow digital commerce
◾	Our consumer engagement initiatives, both globally and regionally

◾	Infrastructure investments, including developing a consumer data platform for improving insights and data analytics, as well as for supply chain optimization and speed to market initiatives

◾	Free cash flow, particularly how it is used for capital allocation, such as stock repurchases and dividend policy

◾	Our corporate responsibility program

We also engage with stockholders on our compensation practices, most notably on CEO compensation, and periodically seek input regarding our compensation program and the compensation paid to our senior executives. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program, and, in the past, the Committee Chair has responded to inquiries. In addition, the members of the Compensation Committee typically attend our Annual Meeting and are available to answer questions regarding our compensation program.

Feedback from our stockholders typically is positive, and we generally have not received any requests to undertake changes to our compensation practices, adopt corporate governance measures, undertake additional (or enhance existing) corporate responsibility initiatives, or expand our engagement practices.

DIRECTOR RESIGNATION POLICY

The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast at an annual meeting. Our Corporate Governance Guidelines provide that a director seeking re-election who does not receive a majority vote of stockholders must offer a letter of resignation. The Nominating, Governance & Management Development Committee will make a recommendation to the full Board on whether to accept or reject any such resignation, or whether other action should be taken. The Board must act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date election results are certified. Our Corporate Governance Guidelines provide that the Nominating, Governance & Management Development Committee and the Board may consider any factors and information that they consider appropriate and relevant in making their respective decisions. The director who has tendered a resignation cannot participate in the Committee or Board discussions regarding that resignation.

22  |  PVH CORP. 2021 PROXY STATEMENT

CORPORATE GOVERNANCE  DIRECTOR ON-BOARDING

DIRECTOR ON-BOARDING

We conduct a comprehensive on-boarding process for new directors. We believe a wide-ranging orientation is important in positioning new directors for success. The process includes pairing each new director with a seasoned member of the Board who serves as a peer mentor for the first three to six months. In addition, new directors participate in a corporate, business and financial orientation program that involves substantive individual meetings with senior executives. For example, the Chief Executive Officer will brief new directors on current business and strategy; the Chief Operating & Financial Officer will speak about our financial performance; the Treasurer and Executive Vice President, Chief Strategy Officer, who leads our Investor Relations team, will discuss our capital structure, the stockholder base and investor relations; the General Counsel will discuss corporate governance, periodic reporting and stock-related matters; and the Chief People Officer will report on human resources strategies, key talent and succession planning. In addition, senior executives in our Tommy Hilfiger, Calvin Klein and Heritage Brands businesses provide an overview of their respective businesses. The orientation also includes an introductory session with the Chair or members of the Board committee on which the new director will sit, and may also include executives and outside advisors who work with that committee. SEC filings and other information are provided as a background resource. We endeavor to have all new directors visit our European headquarters in Amsterdam within their first year of service.

ONGOING DIRECTOR EDUCATION

We have created a website for directors that is part of our PVH University learning management platform. The site provides directors with access to information on director educational conferences and programs, our PVH Complies compliance training courses, and the extensive library of courses we offer to our associates. The site identifies programs, conferences and classes recommended by other directors and our Talent Development Team.

We encourage directors to pursue educational opportunities to enable them to better perform their duties and to learn about emerging issues. Moreover, our Corporate Governance Guidelines strongly encourage directors to attend at least one external director education program per year. We provide access to educational materials and resources, including subscriptions to outside publications relevant to governance and our industry, and membership in governance organizations. We do not limit the amount of time or money that can be spent on director education, although we do evaluate the courses and conferences to make certain the subject matter is appropriate for the director and their role. Directors determine the amount of education they deem appropriate.

The Nominating, Governance & Management Development Committee may request that directors seek out particular education programs or that the Board receive presentations based on results from the Board questionnaires and individual director self-assessments.

We often incorporate travel to PVH facilities and facilities operated by business partners to educate directors on our global operations, as well as matters related to the committees on which they serve. For example, the entire Board traveled in 2019 to Amsterdam, where our European headquarters is based, and Dusseldorf, the headquarters for the largest business in Europe. The meetings there enabled the Board to meet with key members of management in those offices, to meet the country managers of each European office, and to tour our offices and certain key retail operations. Trips of this nature were impossible for most of 2020, but we aspire to reinstate them once travel like this becomes appropriate again.

MANAGEMENT SUCCESSION PLANNING

The Nominating, Governance & Management Development Committee has implemented a detailed plan regarding succession planning. Succession plans for the Chief Executive Officer and the senior management team are reviewed at least annually and updated as necessary. The Committee presents a status report on succession plans annually to the full Board. The succession-planning process includes both identifying and developing plans for promising internal candidates and, with respect to CEO succession, identifying external candidates. The plan includes mid-term and long-term solutions and arrangements in the event an emergency arises. This process most recently culminated in the hiring in 2019 of Mr. Larsson in the newly created position of President. Mr. Larsson has since assumed the role of Chief Executive Officer and joined the Board.

PVH CORP. 2021 PROXY STATEMENT  |  23

CORPORATE GOVERNANCE  HOW TO CONTACT THE BOARD

HOW TO CONTACT THE BOARD

Stockholders and other interested parties may send communications to the Board of Directors (or specified group of individual directors, such as the non-management directors and the presiding director). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of PVH Corp., 200 Madison Avenue, New York, New York, 10016-3903.

COMMITTEES

The Board of Directors has four standing committees: Audit & Risk Management; Compensation; Nominating, Governance & Management Development; and Corporate Responsibility. Each committee has a written charter adopted by the Board of Directors that is available on our website at PVH.com/investor-relations/governance. The Board has determined that all members of the four standing committees satisfy the independence requirements under NYSE listing standards and SEC rules.

Audit & Risk Management Committee

Edward R. Rosenfeld (Chair)

V. James Marino

Amy McPherson

9 MEETINGS IN 2020

The Audit & Risk Management Committee is directly responsible for the appointment, compensation, and oversight of the work of the outside auditing firm. In addition, the Audit & Risk Management Committee helps the Board fulfill its oversight functions relating to the quality and integrity of our financial reports by:

◾	monitoring our financial reporting process and internal audit function;

◾	monitoring the outside auditing firm’s qualifications, independence, and performance; and

◾	performing such other activities consistent with its charter and our By-laws as the Committee or the Board deems appropriate.

The Board has determined that all members of the Audit & Risk Management Committee meet the heightened independence requirements for purposes of audit committee service under NYSE listing standards and SEC rules, and each also qualifies as an “audit committee financial expert,” as defined in SEC rules.

Compensation Committee

Amanda Sourry (Chair)

Henry Nasella

Allison Peterson (beginning

January 2021)

Craig Rydin

14 MEETINGS IN 2020

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of our executive officers. The Compensation Committee also has overall responsibility for evaluating and approving, or recommending to the Board approval of, all of our compensation plans, policies, and programs, and is responsible for preparing the Compensation Committee Report that appears in this Proxy Statement. The Compensation Committee is authorized to delegate limited authority to enable the Chief Executive Officer to make equity awards subject to parameters the Committee establishes. For more information on the CEO’s ability to grant equity awards, see “Compensation Committee Process,” which begins on page 42.

Our Chief Executive Officer, Chief People Officer, Executive Vice President, Global Compensation, Benefits and HR Systems, and General Counsel regularly attend and participate in Compensation Committee meetings, as do representatives of ClearBridge Compensation Group, the Committee’s independent compensation consultant since 2009. For more information on the independent compensation advisor, see “Independent Compensation Consultant,” which begins on page 44.

The Board has determined that all members of the Compensation Committee meet the heightened independence requirements for purposes of compensation committee service under the Internal Revenue Code of 1986 (the “Code”) and SEC rules.

There were no interlocks or relationships involving any member of the Compensation Committee during 2020 that are required to be disclosed under the SEC’s rules or proxy regulations.

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CORPORATE GOVERNANCE  COMMITTEES

Nominating, Governance & Management Development Committee

Joseph Fuller (Chair)

Amy McPherson (beginning
June 2020)

Henry Nasella

Craig Rydin (through June 2020)

Amanda Sourry

7 MEETINGS IN 2020

The Nominating, Governance & Management Development Committee is charged with:

◾	identifying individuals qualified to become Board members;

◾	recommending director nominees to the Board;

◾	recommending members for each Board committee;

◾	overseeing Board, committee and director evaluations;

◾	recommending the Corporate Governance Guidelines relating to Board service;

◾	conducting Chief Executive Officer succession planning, and monitoring succession planning for senior management;

◾	monitoring senior management development; and

◾	monitoring issues of corporate culture and conduct.

Corporate Responsibility Committee

G. Penny McIntyre (Chair)

Mary Baglivo

Brent Callinicos

George Cheeks (beginning

March 2021)

5 MEETINGS IN 2020

The Corporate Responsibility Committee is charged with acting in an advisory capacity to the Board and management with respect to policies and strategies that affect PVH’s role as a socially responsible organization, generally consisting of oversight and guidance in respect of Forward Fashion. Forward Fashion is our corporate responsibility program intended to transform how clothes are made and (re)used, and move our business and the fashion industry toward a more innovative and responsible future. The Committee also receives reports on our Inclusion & Diversity program, PVH University, The PVH Foundation (our charitable and philanthropic organization), our business resource groups (affinity groups for working parents, Black, Latinx, and Asian American and Pacific Islander associates, women, members of the LGBTQIA+ community, and other communities within PVH), and other ways we advance our core values.

PVH CORP. 2021 PROXY STATEMENT  |  25

CORPORATE GOVERNANCE  MEETINGS

MEETINGS

Our Corporate Governance Guidelines require all members of the Board of Directors to use reasonable efforts to attend, in person or by telephone or video conference, all meetings of the Board and of any committees on which they serve, as well as the annual meeting of stockholders. All of our directors who were nominees for election at the 2020 Annual Meeting of Stockholders attended the meeting, and we expect all nominees for director to attend the 2021 meeting. There were ten meetings of the Board of Directors during 2020. All of our directors during 2020 attended 100% of the meetings of the Board and the committees on which they served during the year (with respect to the portion of the year they served).

Board meetings typically cover four categories of business, as described below.

Corporate governance matters. These discussions include approval of minutes and dividends, committee reports, and the review of committee charters, Board policies, and SEC filings.

Standing agenda items. These discussions address matters such as business and financial updates, budget review and approval, corporate strategy and strategic opportunities/ alternatives, capital structure, and updates on enterprise risk management, corporate responsibility and other programs.

Topical issues. The Board receives presentations on and, as appropriate, considers, matters such as competitive and industry developments, advertising and marketing campaigns, regulatory updates, capital programs, and initiatives like speed-to-market, Africa sourcing and organizational restructurings.

Transaction-related discussions and approvals. The Board discusses issues such as financings, acquisitions and joint ventures when they arise.

To ensure that the Board is fully informed about issues under discussion, meetings often include presentations by our corporate officers, senior executives or internal subject matter experts, and outside advisors and consultants. One meeting each year typically is convened for several days to give directors an opportunity to consider and discuss at length matters such as strategy, opportunities, business strengths and weaknesses, and competitive threats. This meeting also provides the directors with exposure to and the opportunity to interact with a large contingent of executives from the global management team. These interactions help the Board assess the talent pool globally. We did not hold this meeting in 2020 due to the pandemic.

EXECUTIVE SESSIONS

Each Board meeting begins in an executive session of all of the directors (along with the corporate secretary). This session includes an overview of the agenda by the Chief Executive Officer and a preview of some of the key issues confronting management. In addition, the executive session gives directors an opportunity to prepare possible lines of questioning for management and outside advisors and enables the Board to discuss issues that they do not want to raise with the rest of management present. On occasion, members of management other than the CEO and the corporate secretary will be invited to participate with respect to discrete items.

Our independent directors also meet at the end of each regular meeting (and other times) in executive session to discuss Board presentations, management performance, and the performance of our Chief Executive Officer. Mr. Nasella, our presiding director, leads these executive sessions.

CEO EVALUATION

Mr. Nasella meets with our Chief Executive Officer at least annually to discuss the Board’s feedback on the CEO’s performance and areas for improvement. The feedback is elicited through a written performance evaluation completed by each director that solicits both quantitative and qualitative responses regarding five key areas of performance: Leadership and People; Strategic Planning; Financial Results; External Relations; and Board Relations.

26  |  PVH CORP. 2021 PROXY STATEMENT

CORPORATE GOVERNANCE  TRANSACTIONS WITH RELATED PERSONS

TRANSACTIONS WITH RELATED PERSONS

SEC rules require us to disclose certain transactions with “related persons.” These are transactions, subject to certain exceptions, involving amounts in excess of $120,000 between PVH on one side and one of the following categories of people on the other side:

◾	a current director or executive officer;

◾	a person who, during our most recently completed fiscal year, served as a director or executive officer;
◾	a nominee for director;

◾	a holder of more than 5% of our common stock; or

◾	an immediate family member of any of the foregoing persons.

The only transactions that meet these criteria are as follows:

◾	Dominic Chirico, a son of Emanuel Chirico, has worked in our Calvin Klein business since September 2010. Dominic Chirico received compensation of approximately $398,000, consisting of salary and bonus, with respect to 2020.

◾	Vincent Chirico, a son of Emanuel Chirico, works in our Calvin Klein business and has worked at the company since September 2014. Vincent Chirico received compensation of approximately $157,000, consisting of salary and bonus, with respect to 2020.

The Audit & Risk Management Committee is required to review and approve any transaction between PVH and any director or executive officer that will, or is reasonably likely to, require disclosure under SEC rules. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:

◾	whether the terms of the transaction are fair to PVH and on the same basis as would apply if the transaction did not involve a related person;

◾	whether there are business reasons for PVH to enter into the transaction;

◾	whether the transaction would impair the independence of an outside director; and
◾	whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction, and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct & Ethics and our Conflict of Interest Policy, our directors and associates, including executive officers, have a duty to report all potential conflicts of interest, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the Conflict of Interest Policy and all disclosures are discussed annually with the Audit & Risk Management Committee.

GOVERNING DOCUMENTS

Corporate Governance Guidelines. Our Corporate Governance Guidelines address matters such as director qualifications and responsibilities, Board committees and their charters, the responsibilities of the presiding director, director independence, director access to management, director compensation, director orientation and education, evaluation of management, management development and succession planning, and annual performance evaluations for the Board. The Nominating, Governance & Management Development Committee reviews the Corporate Governance Guidelines annually and determines whether to recommend changes to the Board.

Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Code of Ethics is designed to ensure full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a Current Report on Form 8-K. Any such disclosure will be posted within four business days following the date of the amendment or waiver.

Code of Business Conduct and Ethics. The Code of Conduct, which applies to all PVH directors, officers and associates, addresses matters such as conflicts of interest, insider trading, confidentiality of PVH’s proprietary information, and discrimination and harassment.

All of these documents, as well as the charters for our four standing committees, are posted on our website at PVH.com/ investor-relations/governance.

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CORPORATE GOVERNANCE  VALUES, GOVERNANCE, HUMAN CAPITAL RESOURCES AND CORPORATE RESPONSIBILITY

VALUES, GOVERNANCE, HUMAN CAPITAL RESOURCES AND CORPORATE RESPONSIBILITY

Throughout our 140 year history, we have been passionate about doing the right thing. Our values — individuality, partnership, passion, integrity and accountability — define who we are as a company and we encourage our associates to embody them every day.

As a purpose-led company, we strive to deliver success for all of our stakeholders — from our stockholders to our business partners and the communities and consumers that we serve every day.

Upholding Our Values

Our commitment to our stockholders goes beyond taking responsible actions to increase stockholder value. We are proud that our efforts in regards to business conduct, inclusivity, human capital and sustainability have resulted in PVH being recognized publicly in a variety of ways. In 2020, we appeared on Fortune magazine’s lists of “100 Best Workplaces for Diversity” and “The World’s Most Admired Companies” (having also appeared in 2019) and, earned a perfect score in the Human Rights Campaign’s (HRC) Corporate Equality Index for the third straight year, in addition to being ranked #19 on Barron’s list of “100 Most Sustainable Companies in America” (our third straight year on the list) and being re-certified as a Great Place to Work in the U.S.

Integrity and accountability are pillars in our conduct of business. We maintain a whistleblower reporting system with online and telephone reporting options. The system is operated by an independent third party. There are reporting options available to our associates, workers at our suppliers’ factories, talent used in our marketing shoots, and employees of our joint ventures. The associate option, which supplements internal reporting options, is available in 15 languages and allows for reporting on an anonymous basis (except when prohibited by law). We have a strict non-retaliation policy to protect associates who report suspected misconduct in good faith, as well as those who cooperate in any investigation.

Governance

We are committed to excellence in corporate governance, regularly reviewing our practices and considering adopting new, and changing existing, governance practices as practices evolve. We moved from a classified Board to annual elections well before it was a common practice and our Audit & Risk Management Committee has had a decades’ long commitment to independence and meticulous oversight. We recently completed a CEO transition that was part of a rigorous, multi-year succession planning process in which we considered both internal and external candidates, which went into its final phases with the hiring of an external candidate and his evaluation and ultimate transition into the role starting almost two years ago.

We have, in recent years, eliminated (with overwhelming stockholder support) the supermajority voting provisions in our Certificate of Incorporation, and other antitakeover defenses. We amended our Stock Incentive Plan in 2020 (again, with strong stockholder support) to include provisions, such as a cap on annual director awards, not paying dividend equivalents on unvested time-vested awards unless they vest and not accruing dividend equivalents on performance-based awards, and making awards subject to recoupment. These actions are viewed as best governance practices.

Human Capital Resources

We believe that attracting, developing and retaining diverse talent is critical to our long-term success. To facilitate talent attraction and retention, we strive to create a strong associate experience and a diverse and inclusive workplace, with opportunities for our associates to grow and develop in their careers, supported by competitive compensation, benefits and health and wellness programs, and by programs that build connections between our associates and their communities.

Inclusion and Diversity

We seek to cultivate an environment of inclusion, belonging and equity for all to build a better workplace, drive innovation in the marketplace and create positive impacts in our communities. We believe we benefit from the unique strengths that each of our associates brings to the workplace, and that a diverse workforce is critical to our long-term success. We strive to improve continuously and make PVH an inclusive work environment through diversity recruitment, development programs, and equitable policies and initiatives. One example is our business resource groups, which are associate-initiated and associate-led groups that foster an inclusive culture and are intended to contribute to the overall success of the business. These groups, which are dedicated to bringing associates together to increase professional and social networks, enhance career development and business acumen, and contribute

28  |  PVH CORP. 2021 PROXY STATEMENT

CORPORATE GOVERNANCE  VALUES, GOVERNANCE, HUMAN CAPITAL RESOURCES AND CORPORATE RESPONSIBILITY

to building a more inclusive work environment, are supported by our global and regional Inclusion and Diversity (“I&D”) Councils.

In 2020, we hired a Chief Diversity Officer to lead the development and implementation of an integrated global I&D strategy and work to enhance our ability to attract, develop, retain and promote diverse talent. The diversity of the Board of Directors continues to be a focus of the Board refreshment program. The five independent directors who have joined the Board since 2015 include four women and a director who self-identifies as Black and LGBTQIA+. These directors bring with them strong operating and industry experiences, and contribute important and diverse perspectives that better mirror the overall make-up of our associate and consumer populations.

Forward Fashion has three strategic focus areas. We aim to:

◾	reduce our negative impacts to zero;

◾	increase positive impacts to 100%; and

◾	improve the over one million lives we touch throughout our value chain.

The fashion industry is changing and, at PVH, we recognize our responsibility and opportunity to drive fashion forward — for good.

platform and reinforces our long-standing commitment to sustainable business. As a leader in our industry, we believe we can help set the industry standard to create a more sustainable future. This includes protecting our environment, enhancing the lives of our associates and workers across our supply chain, and promoting a culture of diversity and inclusion. We believe these practices make us stronger and sharper as an organization, while also positioning us to better meet our consumers’ needs.

In no small part, Forward Fashion is our strategy to transform how clothes are made and (re)used, and the actions we will take to move our business and the fashion industry toward a more innovative and responsible future. We are committed to our strategy that supports sustainability and human rights around the world.

Talent Management and Development

Our talent management and development processes support associate performance and development, talent reviews and succession planning. We regularly review succession plans and conduct assessments to identify talent needs and growth paths for our associates.

Developing our associates is a key strategic priority for us, with the focus on developing leaders and preparing the workforce for the future. PVH University, our global internal learning and development program, provides tools and learning opportunities that empower associates to build core competencies and develop skills necessary for improvement and advancement through engaging and impactful learning content. PVH University programs include, among other things, academies for leadership and a Leaders as Teachers program in which our associates instruct on topics in their area of expertise. The PVH University library and curriculum includes its digital academy to build enterprise digital and data literacy, as well as to support digital transformation initiatives. Additionally, our approach to performance and development is designed to motivate our associates to develop, leverage our associate’s strengths and support a coaching and feedback culture, while supporting our talent and succession planning efforts.

Corporate Responsibility

One of our most meaningful accomplishments was the launch in 2019 of our evolved corporate responsibility strategy: Forward Fashion, our vision for the future that provides a new level of ambition and transparency across our corporate responsibility

Through Forward Fashion, we aim to reduce our negative impacts to zero, increase positive impacts to 100%, and improve the over one million lives throughout our value chain. The fashion industry is changing and, at PVH, we recognize our responsibility and opportunity to drive fashion forward — for good.

Within these three strategic areas, we are focusing on a total of 15 priorities, each with a specific, measurable and timebound target. Forward Fashion represents a deepening of our commitment to action and a renewed sense of urgency to use our scale to transform ourselves and the industry.

Reduce negative impacts to zero

To drive fashion forward, we cannot stop at simply reducing our negative impacts; we must work to eliminate them. Our ambition is for our products and business operations to generate zero waste, zero carbon emissions and zero hazardous chemicals, and for our products to be circular.

2020 Highlights

◾	What is believed to be the world’s most powerful currently operational solar roof was installed, with our support, at PVH Europe’s warehouse and logistics center in Venlo, the Netherlands

◾	We implemented innovative new ways of working and go-to-market processes, leveraging digital selling tools, digital shopping experiences, 3D design and development

◾	We continued to encourage mills to adopt the Apparel Impact Institute’s Clean by Design program, partnering with expert

PVH CORP. 2021 PROXY STATEMENT  |  29

CORPORATE GOVERNANCE  POLITICAL AND LOBBYING ACTIVITIES

service providers and factories to improve energy, water and chemical reduction; two of our key factories in India completed seven Clean by Design projects in 2020

Increase positive impacts to 100%

Fashion has the power to be a positive force in the world. So when we identify areas where we can make a positive impact for our people and planet, we won’t stop halfway. Our ambition is for 100% of our products and packaging to be sourced ethically and sustainably, and for 100% of our suppliers to respect human rights and be good employers.

2020 Highlights

◾	We worked with Fashion for Good and other industry partners to test and explore adopting technologies and solutions to accelerate the development of circular products and sustainable materials, including new forms of material upcycling

◾	We worked to create and endorse the ILO’s Call to Action to protect garment workers during the pandemic and establish long-term sustainable systems of social protection

◾	We delivered more than six million units of PPE and, through The PVH Foundation, donated over $2 million toward COVID-19 relief efforts

Improve the 1M+ lives across our value chain

At PVH, we honor the fundamental role our collective workforce has in the success of our business. Our ambition is for our business to improve the lives of the over one million workers across our value chain, focusing on education and opportunities for women and children, ensuring access to clean water for all and continuing to champion inclusion and diversity so everyone can achieve their full potential.

2020 Highlights

◾	We undertook several initiatives to advance representation of black, indigenous and people of color (“BIPOC”) within the fashion and creative industries, including through our partnership with the Council of Fashion Designers of America (“CFDA”) with whom we produced the State of Diversity, Equity

& Inclusion in Fashion report to facilitate next steps to foster a more representative and equitable industry

◾	We continued to support factory workers through efforts like our continued implementation of Gap Inc.’s Personal Advancement Career Enhancement (“P.A.C.E.”) program, this time with the launch of a first-ever community program that benefits communities near Ethiopia’s Hawassa Industrial Park, where we have a joint venture shirt factory and some of our suppliers produce fabric and finished goods for us

◾	We joined the UN Global Compact’s Target Gender Equality initiative to advance gender parity across PVH, our branded businesses, and our industry

POLITICAL AND LOBBYING ACTIVITIES

PVH does not contribute to political candidates, parties or causes. We do occasionally participate in lobbying activities, principally through our membership in industry associations. For example, we were involved in 2020 ongoing efforts not to have apparel and footwear imported into the U.S. from China subjected to additional tariffs. We believe that the additional tariffs are damaging to retail sales, will cause price increases and job losses, and are excessive given the already elevated level of tariffs on these imports as compared to other product categories. We also successfully sought to have the collection of the resulting duties that we pay delayed to help us and other companies navigate the COVID-19 crisis and apply the money to payroll to avoid further furloughs. Additionally, we were involved in lobbying efforts relating to the U.S. pandemic relief legislation.

30  |  PVH CORP. 2021 PROXY STATEMENT

Director Compensation

SPECIAL NOTE ABOUT THE COVID-19 CRISIS AND THE DIRECTOR COMPENSATION PROGRAM

The COVID-19 pandemic had a significant impact on our business, financial condition, cash flows and results of operations in 2020, and continues to have an impact on 2021. We took and continue to take significant actions to mitigate the effects of the pandemic on PVH and to drive a strong, accelerated recovery plan.

We discuss in detail in the Compensation Discussion & Analysis section the many actions taken by the Compensation Committee in 2020 related to the compensation of our executives to limit the financial impact of the pandemic on our operations, help support our liquidity and financial flexibility, and respond to volatility in our stock price. For these same reasons, the members of the Board of Directors took comparable actions with respect to their own compensation. More specifically:

►  The directors agreed to forego cash fees for an unspecified period during the pandemic until it was determined by them that forbearance was no longer necessary. Ultimately, the directors forfeited approximately one-half of the annual cash retainer and the applicable committee fees that they otherwise would have received.

►  Stock compensation (consisting of RSUs) was granted in two tranches. The first tranche was granted in June when annual grants typically are made but at grant date values much lower than 2019 values. The second tranche was granted in September. The combined value of the June and September grants was equal to the directors’ standard annual grant value.

ANNUAL RETAINERS

Non-employee directors are paid annually in a combination of cash and restricted stock units. The current director compensation package, along with the reduced amounts approved for 2020, are shown below.

Recipient	Value and form of payment	2020 reduced value paid or granted

Each Non-Employee Director	$95,000, in cash	$51,458, in cash

Each Non-Employee Director	RSUs, settled in shares of our common stock with a value of approximately $160,000 on the grant date (fully vesting on the first anniversary of grant)	◾ No change in total value (or vesting) but the grant was made in two tranches.
◾ The first grant was made in the same number of RSUs as were granted in 2019 but at a significantly lower value; the grant date stock price was $90.43 in 2019 and $49.72 in 2020.

Chair of The Audit & Risk Management Committee	$40,000, in cash	$21,667, in cash

Other Members of The Audit & Risk Management Committee	$20,000, in cash	$10,833, in cash

Chair of The Compensation Committee	$35,000, in cash	$18,958, in cash

Other Members of The Compensation Committee	$15,000, in cash	$8,125, in cash

Chairs of The Nominating, Governance & Management	$25,000, in cash	$13,542, in cash
Development Committee
And The Corporate Responsibility Committee

Other Members of The Nominating, Governance &	$10,000, in cash	$5,417, in cash
Management Development Committee
And The Corporate Responsibility Committee

Presiding Director	$40,000, in cash	$21,667, in cash

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DIRECTOR COMPENSATION  STOCK OWNERSHIP GUIDELINES

Non-employee directors are reimbursed for their meeting-related expenses in addition to receiving the compensation disclosed above.

Non-employee directors who join the Board after our annual meeting are paid a pro rata portion of the applicable fees for the year but do not receive an award of RSUs. Therefore, Allison Peterson, who joined the Board on January 26, 2021, and George Cheeks, who joined the Board on March 22, 2021, did not receive RSUs in 2020. We do not pay fees or make equity grants to non-employee directors who are designated for election by a stockholder having director nomination rights.

Our non-employee directors receive nominal benefits and perquisites. They are entitled to the same discounts at our retail stores as are available to all associates. In addition, we provide business accident travel insurance for directors and their spouses, which is at no additional cost to us because we maintain coverage for our associates globally. Finally, non-employee directors are eligible to participate at their own cost in our group umbrella insurance program, which may offer more favorable rates than they can obtain on their own.

STOCK OWNERSHIP GUIDELINES

Our non-employee directors are required to own shares of our common stock with an aggregate value equal to five times the standard annual cash retainer payable to directors. New directors have five years from the date they are elected to attain this ownership level. All of our non-employee directors, other than the two directors who have joined the Board during calendar year 2021, are in compliance with this requirement as of the date of this Proxy Statement. Our stock ownership guidelines require directors to hold 50% of the shares received upon the vesting of their equity awards (after payment of taxes) until they satisfy the guideline.

2020 COMPENSATION

The following table sets forth the information concerning the compensation of all individuals who served as directors during any portion of 2020, other than Mr. Chirico, whose compensation as an executive is set forth on the Summary Compensation Table on page 61. Mr. Figuereo, who retired from the Board in June 2020, did not receive any cash compensation because the payment of fees was suspended during the portion of 2020 that he served. He also did not receive a stock award because he retired prior to the 2020 grants. The cash fees shown below reflect the 46% reduction that was effectively approved by the directors to participate commensurately with management and other associates in the compensation adjustments made to preserve cash and reduce costs in response to the negative impacts of the pandemic on us and our businesses.

						Total Compensation
	Fees Earned or	Stock	Option	All Other		That Would Have Been
	Paid in Cash[1]	Awards[2,3]	Awards[3]	Compensation	Total	Paid Absent Cash
	($)	($)	($)	($)	($)	Fee Forbearance ($)

MARY BAGLIVO	56,875	160,150	N/A	N/A	217,025	265,150

BRENT CALLINICOS	56,875	160,150	N/A	N/A	217,025	265,150

JOSEPH B. FULLER	65,000	160,150	N/A	N/A	225,150	280,150

V. JAMES MARINO	62,291	160,150	N/A	N/A	222,441	275,150

G. PENNY MCINTYRE	65,000	160,150	N/A	N/A	225,150	280,150

AMY MCPHERSON	67,708	160,150	N/A	N/A	227,858	285,150

HENRY NASELLA	86,667	160,150	N/A	N/A	246,817	320,150

ALLISON PETERSON[4]	1,833	0	N/A	N/A	1,833	1,833

EDWARD R. ROSENFELD	73,125	160,150	N/A	N/A	233,275	295,150

CRAIG RYDIN	59,583	160,150	N/A	N/A	219,733	270,150

AMANDA SOURRY	75,833	160,150	N/A	N/A	235,983	300,150

Former Director

JUAN R. FIGUEREO[5]	0	N/A	N/A	N/A	0	45,069

32  |  PVH CORP. 2021 PROXY STATEMENT

DIRECTOR COMPENSATION  2020 COMPENSATION

1	The fees earned or paid in cash to the directors consist of the following:

	Annual	Committee	Committee	Presiding
	Director Fee	Chair Fees	Member Fees	Director Fee	Total
	($)	($)	($)	($)	($)

MARY BAGLIVO	51,458	N/A	5,417	N/A	56,875

BRENT CALLINICOS	51,458	N/A	5,417	N/A	56,875

JOSEPH B. FULLER	51,458	13,542	N/A	N/A	65,000

V. JAMES MARINO	51,458	N/A	10,833	N/A	62,291

G. PENNY MCINTYRE	51,458	13,542	N/A	N/A	65,000

AMY MCPHERSON	51,458	N/A	16,250	N/A	67,708

HENRY NASELLA	51,458	N/A	13,542	21,667	86,667

ALLISON PETERSON	1,583	N/A	250	N/A	1,833

EDWARD R. ROSENFELD	51,458	21,667	N/A	N/A	73,125

CRAIG RYDIN	51,458	N/A	8,125	N/A	59,583

AMANDA SOURRY	51,458	18,958	5,417	N/A	75,833

Former Director

JUAN R. FIGUEREO	0	N/A	N/A	N/A	0

2	The amounts are the aggregate grant date fair value of RSUs granted to our directors in June and September 2020. The fair value is equal to the closing price of our common stock on each grant date, multiplied by the number of RSUs granted on that date. In the case of the June 2020 grant, the number of RSUs granted was the same number as in 2019 but at a significantly lower value; the grant date stock price was $90.43 in 2019 and $49.72 in 2020. The grant date value for the September 2020 grant was $67.05.

3	The number of unexercised stock options and aggregate number of unvested RSUs for each of our directors as of January 31, 2021, were as follows:

	Option Awards	Stock Awards[a]
	(#)	(#)

MARY BAGLIVO	N/A	2,846

BRENT CALLINICOS	N/A	2,846

JOSEPH B. FULLER	N/A	26,696[b]

V. JAMES MARINO	N/A	2,846

G. PENNY MCINTYRE	N/A	9,622[c]

AMY MCPHERSON	N/A	2,846

HENRY NASELLA	N/A	26,696[b]

ALLISON PETERSON	N/A	N/A

EDWARD R. ROSENFELD	N/A	10,786[d]

CRAIG RYDIN	N/A	16,644[e]

AMANDA SOURRY	N/A	2,846

Former Director

JUAN R. FIGUEREO	N/A	N/A

a	Stock awards consist of unvested restricted stock units, which vest on the first anniversary of the date of grant.
b	Settlement of 23,850 of these outstanding awards has been deferred pursuant to the director's election, as permitted under our Stock Incentive Plan.
c	Settlement of 6,776 of these outstanding awards has been deferred pursuant to the director's election, as permitted under our Stock Incentive Plan.
d	Settlement of 7,940 of these outstanding awards has been deferred pursuant to the director's election, as permitted under our Stock Incentive Plan.
e	Settlement of 13,798 of these outstanding awards has been deferred pursuant to the director's election, as permitted under our Stock Incentive Plan. 4 Ms. Peterson joined the Board on January 26, 2021.
4	Ms. Peterson joined the Board on January 26, 2021.
5	Mr. Figuereo retired from the Board effective June 18, 2020.

PVH CORP. 2021 PROXY STATEMENT  |  33

PROPOSAL 2

Advisory Vote on Executive Compensation

We are asking stockholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Compensation Discussion & Analysis and Executive Compensation Tables sections that follow. While the results of this vote are non-binding, the Compensation Committee intends to consider carefully those results when making future compensation decisions.

The following is a summary of key points that stockholders may wish to consider in connection with their voting decision. We encourage you to review the entire Compensation Discussion and Analysis for detailed information on our executive compensation program.

Our compensation program emphasizes performance-based variable pay and equity performance to ensure a rigorous pay-for-performance culture. A significant majority (approximately 70% to 90% based on target level compensation) of each NEO’s compensation package consists of short-term and long-term awards that pay out only upon the achievement of specific financial targets, and equity awards that are linked to increases in stock price and stockholder value over time.

Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

Our performance targets are meaningful and are designed to encourage our executives to perform at high levels. In order for bonuses to pay out at the target level, we must achieve earnings goals generally based on the annual budget reviewed and approved by the Board of Directors. Due to the temporary closure of virtually all of our stores, as well as those of our customers and franchisees, at the beginning of the pandemic, bonus awards were not made until most stores were reopened and the performance goals were based on business plans reviewed with the Board at the time.

Our compensation program reflects sound pay practices.

◾	We generally do not provide our NEOs with any guarantees as to salary increases, bonuses, incentive plan awards or equity compensation.

◾	Our perquisites are modest and do not include tax reimbursements or “gross-ups” for severance payments.

◾	We have adopted stock ownership guidelines (including holding requirements until ownership levels are achieved) for our NEOs that are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus.

Our total compensation packages are comparable to our peers. When we establish compensation packages each year, we compare the total compensation that each NEO can earn to compensation for the most comparable executives at the companies in our peer group. We confirm the accuracy of such comparisons by reviewing actual amounts paid or expected to be paid at the end of each year. Consistent with our emphasis on pay for performance, target compensation for our Chief Executive Officer and, to a lesser extent, target compensation for our other NEOs, is heavily weighted on long-term and performance-based elements. In all cases, the weighting is consistent with those of their counterparts at our peers.

Our compensation program works as intended. We believe the information disclosed in this Proxy Statement, in particular the Compensation Discussion & Analysis and Executive Compensation Tables sections, demonstrates that our executive compensation program is well-designed, is working as intended, emphasizes pay for performance without encouraging undue risk, incorporates sound corporate governance practices, and foregoes elements that are considered poor pay practices.

The Board submits the following resolution to stockholders to indicate their non-binding advisory approval:

RESOLVED, that the compensation paid to PVH’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion & Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.

34  |  PVH CORP. 2021 PROXY STATEMENT

Compensation
Discussion & Analysis

This section (“CD&A”) explains our compensation program for the following individuals, who we refer to as our Named Executive Officers, or NEOs:

		Years of
NEO	Age	Service	Title
EMANUEL CHIRICO	63	27	Chairman and Former Chief Executive Officer, PVH Corp.[1]
MICHAEL A. SHAFFER	58	30	Executive Vice President and Chief Operating & Financial Officer, PVH Corp.
STEFAN LARSSON	46	2	Chief Executive Officer, PVH Corp.[1]
CHERYL ABEL-HODGES	57	14	Chief Executive Officer, Calvin Klein
MARTIJN HAGMAN	46	12[2]	Chief Executive Officer, Tommy Hilfiger Global and PVH Europe[3]

1	For all of 2020, Mr. Chirico was the Chief Executive Officer and Mr. Larsson was the President of PVH Corp. Mr. Larsson succeeded Mr. Chirico, who remains Chairman of the Board, effective February 1, 2021.

2	Includes service with Tommy Hilfiger prior to our 2010 acquisition.

3	Mr. Hagman was promoted to his current role on June 2, 2020.

EXECUTIVE SUMMARY

2020 PERFORMANCE HIGHLIGHTS

2020 was one of the most challenging years in history on a global basis from a geopolitical, economic and public health perspective due to the COVID-19 pandemic. Our businesses, our people and our communities all were impacted in significant ways. Nevertheless, our teams rallied together to navigate the crisis and position PVH to emerge in a stronger position.

PVH CORP. 2021 PROXY STATEMENT  |  35

COMPENSATION DISCUSSION & ANALYSIS  2020 PERFORMANCE HIGHLIGHTS

First, we prioritized the health and well-being of our associates, consumers, business partners and the communities where we operate. Virtually all our stores globally were closed for a significant portion of the first quarter of 2020, and we experienced additional temporary closures throughout the year (and continue to experience them in 2021) as local orders or our health protocols dictated. Our office locations have largely been closed throughout the pandemic, with only essential workers or, as restrictions relaxed, workers who needed to be in the office, allowed. Remote working continues to be the rule for the vast majority of our office-based associates. Our warehouse and distribution centers, which are key to driving the businesses that were operating — particularly our booming digital commerce businesses (direct, with traditional retail partners, and with pure play customers) — operated with reduced staffing and with health protocols in place.

Second, we took actions to address the changes in our businesses and our business needs, and to protect the company. Some of these actions are highlighted in the timeline above, as well as discussed in this CD&A.

36  |  PVH CORP. 2021 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS  2020 PERFORMANCE HIGHLIGHTS

The impact of the pandemic on our business is clear. With the extensive temporary store closures, the near complete cessation of international tourist travel (which accounts for a significant portion of our U.S. retail store revenue), and the restrictions on store operations as stores reopened, our 2020 revenues declined 28% to $7.1 billion and we had a loss per share of $(15.96) (loss per share on a non-GAAP basis of $(1.97)*) compared to earnings per share of $5.60 ($9.54* on a non-GAAP basis) in 2019.

There were bright spots. We supercharged our digital business, including acting nimbly to use inventories from closed stores and using our own warehouses to supplement the work of our third-party digital commerce fulfillment provider. These actions led to our strongest-ever digital sales growth of 43%, including 69% growth on our own sites, while driving a significant improvement in our profitability in the channel. Our Asia business was very strong, led by our performance in China. China emerged first from the pandemic and built upon 2019 performance with revenue through digital channels growing 55% and, when fully open, our European businesses drove high consumer and retailer demand and clear market share gains. We also focused on rightsizing our cost base and tightly managing our discretionary spending to offset the impact store closures and sales pressure around the world would have on 2020 profitability.

Another top priority was maintaining the health of our balance sheet. We prudently managed inventories to ensure our financial flexibility, and we acted quickly and opportunistically to raise capital to ensure our sound financial position. We ended fiscal 2020 with over $3 billion in liquidity and $3.6 billion in debt. We entered 2021 in a clean inventory position (down 12% vs. 2019), despite the resurgence of infection rates and a new round of lockdowns during the all-important holiday sales period at the end of 2020. In the first quarter of 2021, we determined we had sufficient liquidity, and business and operations had become sufficiently settled to permit us to make voluntary payments totaling $500 million under our senior credit facilities and move towards returning to pre-pandemic leverage levels. Importantly, we also initiated measures to drive an accelerated recovery, which remains the current focus throughout our businesses and regions.

* Reconciliations to GAAP amounts appear on Exhibit A.

$(15.96)

Loss per share compared to EPS of $5.60 in 2019 ($(1.97)* vs. $9.54* on a non-GAAP basis)

$(1.1)B

Loss before interest and taxes compared to earnings before interest and taxes (“EBIT”) of $559 million in 2019.

$7.1B

In revenue compared to $9.9 billion in 2019. The revenue decrease reflects:

◾	A 23% decrease in the Tommy Hilfiger business compared to 2019.

◾	A 28% decrease in the Calvin Klein business compared to 2019.

◾	A 44% decrease in the Heritage Brands business compared to 2019, which included a 12% decline resulting from the sale of our licensed Speedo North America business.

* Reconciliations to GAAP amounts appear on Exhibit A.

PVH CORP. 2021 PROXY STATEMENT  |  37

COMPENSATION DISCUSSION & ANALYSIS 2020 COMPENSATION HIGHLIGHTS

2020 COMPENSATION HIGHLIGHTS

SPECIAL NOTE ABOUT THE COVID-19 CRISIS AND THE 2020 EXECUTIVE COMPENSATION PROGRAM

The COVID-19 pandemic had a significant impact on our business, financial condition, cash flows and results of operations in 2020, and continues to have an impact on 2021. We took and continue to take significant actions to mitigate the effects of the pandemic on PVH and to drive a strong, accelerated recovery plan.

Many of the actions taken in 2020 related to compensation and payroll, including temporary salary reductions for approximately 250 senior executives and leaders, furloughs in North America and Australia that lasted up to six months, reduced work hours (and proportionate pay) in North America that were in place for some associates up to nine months, salary reductions for virtually all associates in North America and Asia who were not furloughed or put on reduced hour schedules, and applying for governmental salary subsidies. Ultimately, we made workforce reductions in all regions. The following actions and decisions pertain to the compensation of our NEOs for 2020:

	►	Mr. Chirico was not paid any salary from mid-April through mid-July.
	►	The other NEOs each had a base salary reduction of 25-35% for three months.
	►	There were no salary increases for 2020, other than for Mr. Hagman in connection with his promotion.
	►	Annual bonus payout opportunities at each level of performance were set 50% lower than provided in each NEO’s standard compensation package.
	►	Stock awards consisting of stock options, RSUs and PSUs were granted in two tranches. The first tranche was granted in April when annual grants typically are made but at grant date values much lower than 2019 values. The second tranche was granted in September. The combined value of the April and September grants of each type of award was equal to the standard annual grant value for all participants, including the NEOs.

Although our executive compensation program retained its overall structure, we did make significant adjustments in response to the impact of the pandemic, particularly with respect to salaries and bonuses of our NEOs. In addition to the actions and decisions discussed above:

◾	Bonus measures were changed from EPS and, for NEOs who lead business units, business unit operating income to corporate and business unit EBITDA, each as adjusted for certain exclusions. This change was made because cash generation and reinforcing our financial position were particularly important at that time and in the near term, and EBITDA more accurately captures those goals.

◾	We delayed our bonus goal-setting process to the second quarter. This allowed time for our stores to reopen after the initial round of temporary closures and for us to assess performance, as well as to assess the impact the pandemic was having on our business and might continue to have for the remainder of the year.

◾	The threshold and maximum performance goals were set at significantly wider ranges above and below target performance than has been our typical practice. This addressed the extremely volatile and uncertain business environment. Threshold performance required us to “break even” for the nine-month measurement period, while the maximum goal required performance at the upper end of the business plans discussed with the Board at that time.

38  |  PVH CORP. 2021 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS 2020 COMPENSATION HIGHLIGHTS

The table below shows the principal elements of the compensation program for our Named Executive Officers and the values attributable to each element for 2020, with the following conditions:

◾	Base salaries are shown at their full annual rate even though all the NEOs agreed to a temporary salary reduction; the effective base salaries (i.e., taking into consideration the temporary reductions) paid during 2020 are shown on page 46.

◾	Annual bonuses are shown at the 2020 target-level payouts (i.e., 50% below standard target opportunity).

◾	RSUs, stock options and PSUs, which were granted in two tranches, are shown at the aggregate grant date values.

1	Equity awards typically are made in April of each year. However, annual grants for 2020 were made in two tranches, the first in April and the second in September. This approach was taken to ensure fairness to stockholders given the volatility of our stock price during the year. See page 51.
2	Awards to the Chief Executive Officer are subject to an additional one-year holding period for the after-tax shares delivered when the award pays out.
3	The amounts shown are the payout opportunity at target performance levels. Bonus payout opportunities at all performance levels were 50% lower than the opportunities provided in each NEO’s standard compensation package.
4	Mr. Larsson received a payment of $1,440,000 in December 2020, which represented 80% of our good faith estimate of his 2020 bonus, as provided in his employment agreement. The remaining balance was paid in April 2021, at the same time as bonuses were paid to the other NEOs who received payouts. See page 66.
5	Represents Mr. Hagman’s new base salary and aggregate bonus opportunity approved in connection with his promotion to Chief Executive Officer, Tommy Hilfiger Global and PVH Europe.
6	Includes (a) an additional award of RSUs and grants of stock options and PSUs made in June 2020 in connection with Mr. Hagman’s promotion and (b) a special grant of RSUs made to Mr. Hagman. See page 51. The special RSU grant vests 25% on the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.

PVH CORP. 2021 PROXY STATEMENT  |  39

COMPENSATION DISCUSSION & ANALYSIS 2020 COMPENSATION HIGHLIGHTS

Compensation Best Practices

We follow the practices described below because we believe they align our compensation program, and the interests of our NEOs, with the interests of our stockholders and avoid excessive risk.

Things We Do	Things We Do Not Do

   We regularly engage with stockholders regarding our compensation practices.

   The Chairman of the Compensation Committee is available at our Annual Meeting to answer questions.

   Most executive compensation varies based on long-term performance of PVH and our common stock.

   Performance targets for our incentive plans are rigorous but do not encourage excessive risk.

   We use different financial metrics as performance measures for annual bonuses and PSU awards so executives focus on the business as a whole and not on any one particular metric.

   We regularly reassess the financial measures used with our performance-based awards, as well as the mix of elements that make up our compensation program, to ensure they promote increases in stockholder value and align with investor priorities.

   Our NEOs are subject to stringent stock ownership guidelines — 6x base salary for the CEO and 3x base salary for the other NEOs — and there are limits on the amount of stock they can dispose of before they satisfy the applicable guideline.

   Our change-in-control arrangements are “double trigger.”

   We provide comprehensive and transparent disclosure of our compensation program and each NEO’s compensation package, with thorough explanations of performance measures, goal setting, targets, and payouts.

   We have a Clawback Policy that allows us to recover or cancel incentive compensation awards and payouts in the event of a restatement of our financial statements or a material breach of a material company policy.

   The Compensation Committee consists of four independent directors who have engaged the services of an independent compensation advisor.

   Awards under our incentive plans are capped to prevent undue efforts to surpass the target for any particular metric.

   We conduct an annual risk assessment of our executive compensation program.

   Our compensation peer group is realistic, comprising a mix (by revenue) of larger and smaller companies in our industry.

   We do not grant awards to our NEOs solely for retention purposes or to replace awards that did not or are not expected to pay out.

   We do not grant discretionary awards that are not substantiated by company and individual performance.

   We do not allow “retesting” or use multiple one-year targets with our annual bonus awards that provide NEOs with more than one opportunity to receive the same payout.

   We do not permit repricing of underwater stock options.

   We do not pay dividends on unvested RSUs or accrue dividends or dividend equivalents on unvested PSUs.

   Pension and welfare benefits and perquisites are not a significant part of our NEOs’ compensation.

   NEO employment agreements do not provide for tax gross-ups.

   We do not permit our NEOs to pledge PVH securities, hold PVH securities in a margin account, or engage in hedging or similar transactions.

   We do not provide any special benefits or compensation upon the death of an NEO.

   NEO employment agreements do not include long-term compensation in the calculation of the amount of severance payable.

40  |  PVH CORP. 2021 PROXY STATEMENT

Compensation Discusion & Analysis Philosophy and Approach

2020 Executive Compensation Program

PHILOSOPHY AND APPROACH

Our compensation program is a pay-for-performance model. We believe we should incentivize our executive officers to improve our financial performance, profitably grow our businesses, and increase stockholder value, and reward them only if they attain these objectives. The severe impacts of the COVID-19 pandemic required us to refocus our priorities. Instead, we focused on ensuring our financial stability and liquidity; protecting our business, including through accelerating the growth of our digital commerce businesses, exiting non-core and low profitability businesses, and positioning ourselves for growth as we emerge from the pandemic; and preserving stockholder value. Consistent with the foregoing, the Compensation Committee and management instituted actions to preserve cash by approving salary freezes and temporary reductions, reducing annual bonus payout opportunities by 50%, and granting annual equity awards in two tranches due to stock price volatility. The foregoing actions did not change our overall approach to compensation. The bulk of each Named Executive Officer’s compensation package continued to consist of short-term and long-term incentive awards that paid out only if we achieved specific financial and strategic targets, and equity awards continued to be linked to increases in stock value over time. Our strategic performance criteria included advancing our corporate responsibility commitments to our associates, the workers in our value chain, and the communities where we live and work, as we firmly believe these efforts help strengthen our organization and improve our performance by managing risk, maximizing efficiencies and driving value.

We also believe our compensation program should be competitive. An organization of our size and breadth can only operate effectively and profitably if it is managed by a team of talented executives who have the necessary experience and skill sets. To ensure that we can attract, develop and retain the right people for PVH, when we establish compensation packages each year, we compare the total potential compensation that each Named Executive Officer can earn to the compensation awarded to the most comparable executives at the companies in our peer group. (For more information on the peer group, see “Peer Group” on page 54.)

Our compensation program and plans are flexible and permit the use of a variety of compensation elements and varying terms. The Compensation Committee reviews the program annually, keeping abreast of regulatory changes, following marketplace developments, and analyzing practices within our peer group. This effort is intended to ensure that our practices are consistent with stockholder interests and enable us to recruit, retain and motivate qualified executives. In administering the program each year, the Compensation Committee determines what elements to use, the terms of all awards and, with respect to performance cycles concluded, the extent to which financial goals were achieved and whether any payouts should be made.

The compensation package for Mr. Hagman is somewhat different from the compensation paid to the other NEOs because he is employed outside of the U.S. The principal differences relate to benefits (which are largely dictated by statute in Europe) and currency. Accordingly, not all of the discussion regarding our NEOs pertains to him.

PVH CORP. 2021 PROXY STATEMENT   |   41

Compensation Discussion & Analysis Executive Compensation Overview

EXECUTIVE COMPENSATION OVERVIEW

Elements of Compensation

Our executive compensation program currently consists of six components with the following purposes:

1.	BASE SALARY, which provides a competitive amount of fixed compensation.

2.	BONUS AWARDS under the Performance Incentive Bonus Plan, which provide an annual opportunity to earn additional cash if PVH achieves predetermined objective performance goals.

3.	STOCK OPTIONS under the Stock Incentive Plan, which provide an opportunity to benefit from long-term appreciation in the price of our common stock.

4.	RESTRICTED STOCK UNITS under the Stock Incentive Plan, which directly align recipients’ long-term interests with those of our stockholders by constantly mimicking the value of our common stock.

5.	PERFORMANCE SHARE UNITS under the Stock Incentive Plan, which provide an opportunity to earn equity if PVH achieves predetermined long-term objective performance goals.

6.	GRIP (“GROWTH AND RETENTION INCENTIVE PLAN”) AWARDS under the Long-Term Incentive Plan, which provide an opportunity to earn additional cash if predetermined long-term objective performance goals are achieved.

Individual NEOs generally do not receive all six forms of compensation each year. GRIP awards, in particular, are made infrequently to U.S.-based executives and, although they have been used more often with our Europe-based executives, it has been on a triennial basis. Ms. Abel-Hodges and Mr. Hagman were the only NEOs who received GRIP awards when they were last made in 2017. Payouts under those awards typically required the NEOs’ respective business units to achieve predetermined levels of earnings over a three-year performance cycle. We also have granted GRIP awards in connection with transactions to incentivize the integration and growth of the acquired businesses.

As discussed above, although our executive compensation program retained its overall structure in 2020, we did make significant adjustments in response to the impact of the pandemic on us and our stock, particularly with respect to salaries and bonuses. These adjustments included:

◾	obtaining agreements from Mr. Chirico for a temporary salary forbearance and from all other NEOs for temporary salary reductions;

◾	making no base salary increases (except for Mr. Hagman in connection with his promotion);

◾	reducing bonus payout opportunities by 50%;

◾	changing bonus performance measures to EBITDA (to incentivize cash generation);

◾	delaying our bonus goal-setting process to the second quarter (to allow stores to reopen after the initial round of temporary closures and assess performance, as well as to assess the impact the pandemic was having on our business and might continue to have for the remainder of the year);

◾	establishing performance goals for bonuses in a wider range than is typical, but requiring “break even” performance at the threshold performance level and a stretch goal at the maximum performance level that exceeded our performance at the time the awards were made; and

◾	making equity grants in two tranches to provide the NEOs and other participants with their standard grant values only after stock market volatility moderated.

Compensation Committee Process

Considerations when setting compensation

Every year the Compensation Committee reviews the compensation packages for each of our Named Executive Officers. This review considers the NEOs’ respective base salaries, annual and long-term bonus opportunities, the value of their stock options and RSU

42   |   PVH CORP. 2021 PROXY STATEMENT

Compensation Discussion & Analysis Executive Compensation Overview

awards, and the allocation among these elements. We do not prescribe a specific formula for the mix of pay elements other than to favor variable performance-based pay over fixed pay and long-term pay over short-term.

When setting the compensation packages for the NEOs, the Compensation Committee starts by looking at the median compensation for comparable executives within our peer group. (For more information, see “Peer Group,” which begins on page 54.) Then we consider both objective and subjective factors, such as:

◾	job responsibility;

◾	individual, business unit, and company performance;

◾	potential for advancement;

◾	tenure in role and with PVH;
◾	internal pay equity;

◾	pay history;

◾	retention considerations; and

◾	alignment with stockholder interests.

The Compensation Committee also receives input from the Chief Executive Officer and, through 2020, the Chief Human Resources Officer. (Our former Chief Human Resources Officer is retiring and has relinquished these duties to his successor, who commenced her employment with PVH in September 2020 and became Chief People Officer on January 1, 2021.)

Mr. Chirico’s compensation package while he served as CEO was determined, and adjustments to Mr. Larsson’s compensation will be determined, based upon the Board’s assessment of his performance. Input from each director on several performance metrics leads to the cumulative assessment of the CEO’s performance (see discussion on page 26), which guides the Compensation Committee’s recommendation and the Board’s approval of the Chief Executive Officer’s compensation package for the upcoming year.

Generally speaking, we adjust the Chief Executive Officer’s compensation package less frequently than we adjust compensation for the other NEOs. The Chief Executive Officer’s compensation is more heavily weighted toward long-term elements than the compensation packages for the other NEOs, and the Committee prefers to look at several years of compensation results to determine whether preceding compensation adjustments worked as intended.

Authority to grant equity awards

The Compensation Committee has sole authority to grant equity awards to the NEOs. The Committee has delegated limited authority to our Chief Executive Officer to make equity awards to PVH associates (other than our Section 16 officers), principally in connection with promotions and new hires. Pursuant to this authority, the Chief Executive Officer may grant, on an annual basis, restricted stock units with an aggregate grant date value of $5 million and a maximum value in one year to any one associate of $300,000. In addition, for each of 2017 through 2019, the Committee delegated limited authority to our Chief Executive Officer to make discretionary RSU awards to high-potential and high-performing executives below the senior executive level. Any awards made were in addition to an individual’s standard annual grant and subject to parameters established by the Committee. These awards were not permitted to exceed $5 million in the aggregate and generally did not exceed 50% of the individual’s standard annual award. The Committee received a report annually on the awards granted pursuant to these delegations of authority. The Committee determined not to authorize the additional discretionary awards in 2020 due to the adverse impacts of the pandemic, volatility in the stock market and measures we took affecting our associate population (including ongoing furloughs and reduced work schedules).

Schedule for Compensation Committee meetings

The Compensation Committee generally makes decisions during the first quarter of each year about payouts of incentive plan awards for the recently completed fiscal year, as well as on base salaries, performance-based awards, and equity grants for the current fiscal year. See “Timing of Equity Awards” on page 57. In addition, the Committee uses its first quarter meetings to consider and approve any new incentive compensation plans or arrangements that require Board or stockholder approval.

The Compensation Committee’s other meetings during the year typically are focused on reviewing our compensation programs generally and discussing potential changes to these programs, including to address corporate governance and regulatory developments. In addition, the Committee regularly reviews the types and mix of incentive awards included in our compensation

PVH CORP. 2021 PROXY STATEMENT   |   43

Compensation Discussion & Analysis Executive Compensation Overview

program, the financial measures used in incentive awards, and alternative plans and financial measures. The Committee also uses its other meetings to address compensation issues relating to changes in executives and promotions among the executive ranks.

Addressing the pandemic, as well as other significant undertakings in the year, significantly disrupted the typical schedule. Ultimately, the Compensation Committee held 14 meetings in 2020 (as compared to six or seven in a typical year). The purposes of the additional meetings included:

◾	monitoring the effects of the COVID-19 pandemic;

◾	determining and implementing a timely and appropriate compensation program consistent with both managing the financial health of the business and enabling a strong recovery;
◾	making awards on the altered schedule discussed above;

◾	establishing compensation and agreement terms related to the CEO transition and the hiring of other key executives; and

◾	making determinations in connection with the resignation of Mr. Hagman’s predecessor and Mr. Hagman’s promotion.

Use of tally sheets

The Compensation Committee reviews tally sheets annually. Each NEO’s tally sheet covers prior year compensation and proposed compensation for the then-current year, including all elements of cash compensation, incentive compensation, perquisites, and benefits. Tally sheets also illustrate compensation opportunities and benefits and quantify payments and other value an executive would receive in various termination of employment scenarios, meaning they show full “walk away” values. In short, tally sheets enable the Compensation Committee to see and evaluate the full range of executive compensation; understand the magnitude of potential payouts in the event of retirement, change in control, and other events resulting in termination of employment; and consider changes to our compensation program, arrangements and plans in light of “best practices” and emerging trends.

Independent Compensation Consultant

The Compensation Committee has retained ClearBridge Compensation Group as its independent compensation consultant since 2009. The Compensation Committee directs the compensation consultant, approves the scope of the compensation consultant’s work each year, and approves the associated fees.

ClearBridge meets and works with the Committee, our Chief Executive Officer, our Chief Human Resources Officer/Chief People Officer and our Executive Vice President, Global Compensation, Benefits and HR Systems, to develop each year’s compensation packages and overall compensation program. The Committee reviews the compensation program and related matters annually, and instructs the compensation consultant to provide information, analysis and recommendations to facilitate that review. The principal focus areas in 2020 included monitoring how our peers and how other companies in our industry adjusted compensation programs and designed compensation packages in response to the impacts of the pandemic, including determining whether to and, if so, how best to maintain our overall program design. The compensation consultant also assists the Committee with its assessment of risks in our compensation program and consideration of tally sheets.

ClearBridge is engaged by, and reports directly to, the Compensation Committee, and has been determined by the Committee to be independent under SEC rules and NYSE listing standards. ClearBridge also advises, and reports to, the Nominating, Governance & Management Development Committee on matters relating to non-employee director compensation. Management is prohibited from retaining the compensation consultant without the prior approval of the Compensation Committee. No such approval has been sought.

Role of Management

The Chief Human Resources Officer/Chief People Officer, Executive Vice President, Global Compensation, Benefits and HR Systems, and the General Counsel review drafts of the materials ClearBridge prepares for the Committee to ensure the accuracy of our internal data and records, compliance with plan terms and other matters. These executives also provide guidance to the Committee regarding applicable matters such as associate perceptions and reactions, and legal and disclosure developments.

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Compensation Discussion & Analysis Compensation Decisions for 2020

COMPENSATION DECISIONS FOR 2020

The pandemic had an unprecedented impact on everything in 2020. Trying to predict performance was impossible, year-over-year growth was unachievable, and the stock market was extremely volatile. Meanwhile, our leadership team was working under difficult conditions to protect the health of our associates, consumers, business partners and communities; accelerate the growth and profitability of our digital commerce businesses; right-size our cost base; manage discretionary spending; maintain our financial health and liquidity; enhance the brand position, products and consumer experience in each of our businesses; set PVH up for an accelerated post-pandemic recovery by focusing on distribution, our brands and our products to drive deeper connections with our consumers; and continue to advance plans with respect to our CEO transition and Board refreshment processes. Additionally, we were asking our associates and managers to do more with less due to temporary salary reductions, furloughs, and work schedule cutbacks, and, ultimately, workforce reductions. Key actions taken since the beginning of the pandemic include:

◾	Completing the sale of our licensed Speedo North America business for approximately $170 million;

◾	Suspending share repurchases and quarterly dividends;

◾	Securing a $275 million 364-day revolving credit facility;

◾	Raising €175 million through a private offering of senior notes due 2024;

◾	Obtaining covenant waivers under our 2019 senior credit facilities;

◾	Raising $500 million through a private offering of senior notes due 2025;

◾	Announcing the exit from our Heritage Brands Retail division by mid-2021;
◾	Effecting workforce reductions in North America and certain international markets;

◾	Announcing and completing the planned Chief Executive Officer transition to Mr. Larsson from Mr. Chirico;

◾	Appointing two diverse independent directors in connection with our Board refreshment program; and

◾	Adding key leadership talent, including a Chief Executive Officer, PVH Americas (new role); Chief People Officer (Chief Human Resources Officer retired); Chief Executive Officer, PVH Asia-Pacific (leadership change); Chief Diversity Officer and Senior Vice President of Global Talent Acquisition and Associate Experience (new role); and chief brand, marketing, design and merchandising executives at both Calvin Klein and Tommy Hilfiger (new roles or filled vacancies).

We developed compensation packages for 2020 that reflected management’s efforts and success in effecting these actions, the financial realities of the year, the volatility in the stock market, the need to incentivize and retain key talent, and the need to recognize management’s leadership in navigating the pandemic and positioning the company and our businesses to exit the pandemic in a strong position and prepared to deliver our next chapter of growth. The key changes are noted below:

Pay element	Historical program bases		Key changes for 2020
BASE SALARY	◾	Committee considers time between salary increases, whether the NEO was recently promoted or assumed additional responsibilities, the NEO’s advancement potential, and whether the NEO executed special or difficult assignments during the year	◾	Each NEO had a temporary full or partial base salary reduction for three months
			◾	No base salary increases (other than for Mr. Hagman in connection with his promotion)

SHORT-TERM INCENTIVES (Annual bonuses under our Performance Incentive Bonus Plan)	◾	EPS performance metric for all NEOs	◾	Corporate EBITDA selected as performance metric for all NEOs
	◾	Business unit operating income performance metric for NEOs with divisional responsibilities	◾	Business unit EBITDA selected as performance metric for NEOs with divisional responsibilities
	◾	Awards can be modified based on strategic performance criteria	◾	Committee decreased potential payouts at each level of performance to 50% of standard opportunities
	◾	Performance goals established during first quarter for full year	◾	Awards remained subject to modification based on strategic performance criteria but, ultimately, no awards were adjusted
			◾	Performance goals established during second quarter for 9-month period to allow for stores to reopen after mandatory lockdowns and allow the business environment to become more settled

LONG-TERM INCENTIVES (Combination of RSUs, stock options and PSUs)	◾	Committee grants awards in single tranche	◾	Committee granted awards in two tranches with separate vesting and performance periods
	◾	Stock options and RSUs vest at a rate of 25% on each of the first four anniversaries of the grant date (assuming continued employment)	◾	All other material terms of awards made in 2020 were substantially unchanged
	◾	PSUs vest based on absolute stock price performance and relative TSR against the S&P 500 for a three-year performance period

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Compensation Discussion & Analysis Compensation Decisions for 2020

The reduction in bonus payout opportunities meant that a payout at the maximum performance level to each of Messrs. Chirico, Shaffer and Larsson would equal the target payout under their standard compensation packages. Ms. Abel-Hodges’ maximum payout opportunity would be above her standard target payout opportunity. Mr. Hagman’s maximum payout opportunity would be below his standard target payout opportunity.

We did not adjust performance goals for any of our outstanding PSU awards (i.e., grants made in 2017, 2018 and 2019). PSU awards for the three-year performance cycles that ended in April 2020 and April 2021 did not pay out because the performance goals established at the time they were granted (i.e., 2017 and 2018, respectively) were not achieved.

Base Salaries

Objectives

Base salaries provide our Named Executive Officers with a stable and secure source of income at a market-competitive level, and also serve to retain and motivate these individuals.

Considerations

Base salaries are established for each NEO primarily based upon market considerations, peer data, PVH’s overall performance, our expected performance, individual performance, and (for Ms. Abel-Hodges and Mr. Hagman) business unit performance. For any particular NEO, the Compensation Committee also may consider time between salary increases, whether the NEO was recently promoted or assumed additional responsibilities, the NEO’s advancement potential, and whether the NEO executed special or difficult assignments during the year. Finally, the Compensation Committee takes into account the relative salaries of our Named Executive Officers. Ultimately, base salary decisions are subjective; no specific weight is assigned to any deciding factor.

2020 decisions

We did not grant base salary increases in 2020 (other than Mr. Hagman’s promotional increase). This decision was a reflection of the business environment at the time and expectations that difficult conditions would continue; it also preserved cash and was consistent with decisions we were making not to provide salary increases across our associate populations and to furlough associates, reduce work schedules (and proportionate pay) and reduce our workforce.

Base salaries for our NEOs, along with their adjusted salaries that give effect to the temporary salary reductions implemented in 2020 for three months are shown below. These reductions reflected the business environment, the potential for long-term shutdowns of non-essential retail stores (such as ours and those of our customers and franchisees), and the need to preserve cash.

Name	2019 Base Salary	2020 Base Salary	Temporary 2020 % Base Salary Reductions	Effective Base Salary	Overall Salary Reduction
EMANUEL CHIRICO	$ 1,500,000	$ 1,500,000	100%	$ 1,125,000	25.00%
MICHAEL A. SHAFFER	$ 950,000	$ 950,000	25%	$ 890,625	6.25%
STEFAN LARSSON	$ 1,200,000	$ 1,200,000	35%	$ 1,095,000	8.75%
CHERYL ABEL-HODGES	$ 1,000,000	$ 1,000,000	25%	$ 937,500	6.25%
MARTIJN HAGMAN	N/A	€ 800,000	25%	€ 750,0001	6.25%

1	Effective base salary for Mr. Hagman was calculated assuming the increase in base salary he received upon his promotion to Chief Executive Officer, Tommy Hilfiger Global and PVH Europe, was in effect for the entire year.

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Compensation Discussion & Analysis Compensation Decisions for 2020

Short-Term Incentives—Performance Incentive Bonus Plan

Objective

Annual bonus awards under our Performance Incentive Bonus Plan provide cash compensation that is at risk and contingent on the achievement of short-term company and, for some NEOs, business unit performance goals. We establish performance targets that we believe are rigorous but not likely to encourage excessive risk-taking. As evidence of this rigor, over the past five years, our performance against the goals established for bonuses has varied significantly, ranging from slightly above threshold to maximum.

Considerations

We believe annual bonuses are appropriate to motivate the Named Executive Officers to execute against the budget and business plans approved by the Board each year. These budgets typically are the basis of our earnings and other guidance, assessments of our performance in earnings releases, and discussions with investors. We generally align performance metrics for annual bonus awards to our annual budgets and establish the goals and payout opportunities in the first quarter.

Bonus performance level

achievement over past five years1

1	Reflects corporate performance-based awards only.

The Compensation Committee makes three sets of decisions respecting annual bonuses before making awards:

1	2	3
Potential bonus payouts for each NEO.	Financial metrics that will determine award payouts, and specific goals for each.	Strategic performance criteria applicable to all of the NEOs but against which they are individually assessed.

2020 decisions

The pandemic and actions by governments around the world to attempt to contain the spread of the virus impacted our global business, including requiring us, our traditional wholesale customers and our franchisees to shut down almost all of our stores during the first quarter of 2020. Goals for bonuses based on corporate performance typically are based on our public earnings guidance, which, in turn, is derived from our Board-approved budgets. However, given the volatile business environment and the unpredictable impact of the pandemic, we did not provide earnings guidance in 2020 beyond general directional revenue estimates, and that only once stores started to reopen. When stores (ours, our customers’ and our franchisees’) generally were reopened and the business environment became somewhat more settled in the second quarter of 2020 we made the bonus awards for the year. Delaying the bonus award process from April to July allowed us to review and update our internal business plans and assess actual and projected performance based on our operations and market conditions at that time. The Compensation Committee, for its part, was able to receive information on other companies’ approaches to bonuses in light of the pandemic’s effect on business, and to use actual performance information to establish financial goals for the second through fourth quarters of 2020 that aligned with and incentivized the achievement of strategic priorities set forth in our plans. Throughout the year, the Committee received detailed updates with respect to the company’s actual and projected performance.

The bonus awards made by the Committee had several key differences from prior years that reflected the impact the pandemic was having on PVH and our business. Most importantly:

◾	Payout opportunities were half of those in the NEOs’ standard compensation packages. As a result, the payouts for Messrs. Chirico, Shaffer and Larsson could not exceed their standard target payouts. Ms. Abel-Hodges’ payout opportunity at the maximum performance level was above her standard target payout. Mr. Hagman’s payout opportunity at maximum performance was below his standard target payout.

◾	EBITDA was the performance measure used for both corporate and business unit awards to focus on the importance of generating cash and reinforcing our liquidity and financial position.

◾	There was a much wider than usual range between the target and maximum performance goals and the target and threshold goals to reflect the volatile business environment and the unpredictable impact of the pandemic at the time goals were set.

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Compensation Discussion & Analysis Compensation Decisions for 2020

Potential bonus payouts

The Compensation Committee sets threshold, target and maximum payout opportunities for each NEO, expressed as a percentage of the NEO’s base salary. The payout opportunities approved in 2020 are set forth below. The payout percentages for each of the NEOs were set at half those included in their standard compensation packages, as more fully discussed above. The reduction reflected the shortened performance period (since we did not make bonus awards until the second quarter), the compensation-related measures we took that affected our associates (such as temporary salary reductions, furloughs, work schedule reductions and, in most cases, reduced bonus payout opportunities (although generally not to the degree of the decreases to the NEOs and the other senior executives)), our inability to estimate performance with the same level of credibility as in a typical year, and the recognition that, unlike in most years, the financial metrics and goals adopted for 2020 were not tied to business growth.

	50% Reduced 2020 Payout Opportunities			Standard Payout Opportunities
(Percent of base salary)	Threshold	Target	Maximum	Threshold	Target	Maximum
EMANUEL CHIRICO	50	100	200	100	200	400
MICHAEL A. SHAFFER	25	50	100	50	100	200
STEFAN LARSSON	37.5	75	150	75	150	300
CHERYL ABEL-HODGES	18.75	37.5	87.5	37.5	75	175
MARTIJN HAGMAN[1]	25	50	87.5	50	100	175

1	The percentages shown are based on the compensation package awarded to Mr. Hagman in connection with his promotion to Chief Executive Officer, Tommy Hilfiger Global and PVH Europe. Mr. Hagman’s maximum potential payout opportunity (after giving effect to the 50% reduction in place for 2020) as a percentage of base salary was 83.4%, which is a blended rate for his maximum potential payouts under his compensation packages in effect before and after his promotion based on the portion of the year he spent in each of his positions.

Financial metrics

Annual bonuses for Messrs. Chirico, Larsson and Shaffer were based entirely upon corporate performance for the second through fourth quarters of 2020, while bonuses for NEOs with divisional responsibilities were based on both corporate and their respective business units’ performance for the same period, in the proportions shown below. The financial measures we used in previous years were EPS and business unit operating income. However, the impact of the pandemic on our business and stock price performance meant that management’s focus — and the best measurement of our operating performance for the year — would be different. The Compensation Committee chose EBITDA as the most appropriate measure since generating cash and reinforcing our financial position were particularly important at that time and in the near term.

	Corporate EBITDA	Business unit EBITDA
EMANUEL CHIRICO	100%	N/A
MICHAEL A. SHAFFER	100%	N/A
STEFAN LARSSON	100%	N/A
CHERYL ABEL-HODGES	25%
Calvin Klein Global		25%
Calvin Klein North America and The Underwear Group		50%
MARTIJN HAGMAN	25%
Tommy Hilfiger Global		25%
PVH Europe		50%

Corporate EBITDA

Corporate EBITDA goals for the nine-month measurement period were based on internal business plans reviewed with the Board at the time the goals were established and were subject to adjustment for agreed upon exclusions. The plans were developed after business had resumed following the temporary closure of “non-essential” retail stores (like ours and those of our customers and franchisees) in virtually all markets where we operated. Once the target goal was determined, we set the threshold and maximum performance goals. The threshold-to-maximum range can vary from year to year based on the Compensation Committee’s evaluation of business conditions, but has been approximately 90% to 110% of target for each of the past three years. The range for 2020 was much wider than normal, which we believe reflected the uncertain and volatile market conditions at the time. Specifically, the threshold performance goal was set at break-even EBITDA for the nine-month period, while the maximum performance goal

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Compensation Discussion & Analysis Compensation Decisions for 2020

required stretch performance that was equal to three times target and required continued outperformance of then current trends for the remainder of the year. We believed this approach reflected the role annual bonuses play in the context of our compensation packages in incentivizing and retaining senior executives despite the potential unpredictable impact of the global pandemic on business performance. We also thought it important to continue using a quantified financial performance metric, rather than choosing to apply qualitative measures or taking a subjective approach using qualitative measures. The performance goals and actual results for the awards made in 2020 are set forth below.

Business unit EBITDA

A majority of the annual bonus opportunities for Ms. Abel-Hodges and Mr. Hagman were based on the EBITDA of the business units they lead. As with corporate goals, threshold performance goals typically are set at approximately 90% of target and maximum performance goals typically are set at approximately 110% of target, although the range can vary from year to year based on the Compensation Committee’s evaluation of business conditions. As with the corporate EBITDA goals, the threshold-to-maximum range was significantly greater in 2020 given the unprecedented disruption caused by the pandemic and the inability to predict the pandemic’s impact on business unit performance. The performance goals applicable to each of these NEOs are set forth below, as well as the actual results for the awards made in 2020.

Strategic performance criteria

Payouts for the NEOs also are based upon an evaluation of individual performance against strategic performance criteria established at the time the awards are made. This provides the Compensation Committee some flexibility to modify payouts (up or down) by a maximum of 25% of a NEO’s base salary, so long as an adjusted award does not exceed the NEO’s maximum opportunity. This component encourages and rewards the NEOs’ efforts to improve performance, develop and advance associates under their leadership, and progress against our corporate responsibility commitments, as well as take other actions that may have a negative earnings impact in the year taken but are nonetheless considered beneficial. These items typically either do not get captured by the financial goals or are expected to yield benefits only in the future and may not be reflected directly in future bonus calculations. No adjustments were made to any 2020 payouts.

2020 annual bonus payouts

Despite the significant challenges caused by the pandemic, we saw improved performance trends in the second half of the year as our management team led strategic efforts to position the company for future growth. Our Asia business was very strong, led by our performance in China. China emerged first and built upon 2019 performance with revenue through digital channels growing 55% and, when fully open, our European businesses drove high consumer and retailer demand and clear market share gains. In addition, we supercharged our digital business, including acting nimbly to use inventories from closed stores and using our own warehouses to supplement the work of our third-party digital commerce fulfillment provider. These actions led to our strongest-ever digital sales growth of 43%, including 69% growth on our own sites, while driving a significant improvement in our profitability in the channel. We also focused on rightsizing our cost base and tightly managed our discretionary spending to offset the impact that store closures and sales pressure around the world would have on profitability. As a result, our corporate EBITDA and applicable business unit EBITDA performance was above the maximum level performance goals, and all NEOs received corresponding payouts (at the reduced percentages of their base salaries in comparison to their standard compensation packages). These payouts were the equivalent of a standard target-level payout for Messrs. Chirico, Shaffer and Larsson, above Ms. Abel-Hodges’ standard target payout and below Mr. Hagman’s.

Corporate EBITDA Goals

	Threshold	Target	Maximum
EBITDA goal	$0	$100,000,000	$300,000,000
EBITDA achieved			$492,985,000

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Compensation Discussion & Analysis Compensation Decisions for 2020

Business Unit EBITDA Goals

NEO	Business unit(s) (weight as a % of total bonus opportunity)	Threshold	Target	Maximum	Actual
CHERYL ABEL-HODGES	Calvin Klein Global (25%)	$16,000,000	$93,000,000	$170,000,000	$250,713,000
	Calvin Klein North America and The Underwear Group (50%)	$(108,000,000)	$(51,000,000)	$6,000,000	$49,609,000
MARTIJN HAGMAN	Tommy Hilfiger Global (25%)	€136,404,000	€208,333,000	€280,263,000	€315,518,000
	PVH Europe (50%)	€179,386,000	€251,315,000	€323,246,000	€372,336,000

Discretionary adjustments for non-financial criteria

Each NEO’s bonus award potentially was subject to adjustment based on the NEO’s performance against prescribed strategic performance criteria. The Compensation Committee made no adjustments to the bonuses for 2020 attributable to the prescribed strategic performance criteria.

Annual bonus payout calculations for Messrs. Chirico, Shaffer and Larsson:

Base salary	X	individual bonus percentage

Since corporate EBITDA of $492,985,000 exceeded the maximum goal of $300,000,000, the “individual bonus percentage” for each of these NEOs was their highest payout level (at the 50% reduced payout opportunities established for 2020), as shown below.

Annual bonus payout calculations for Ms. Abel-Hodges and Mr. Hagman:

Base salary × individual bonus percentage based on corporate EBITDA × .25	+	Base salary × individual bonus percentage based on the EBITDA of the applicable business units × .75

The calculation of the actual bonus payout amounts (at the reduced payout opportunities) is shown below.

				Payout on				Payout on business	Total annual
	Corporate EBITDA potential			corporate EBITDA	Business unit EBITDA potential			unit EBITDA	bonus
	payouts (% of base salary)			($/€ and as % of	payouts (% of base salary)			($/€ and as % of	($/€ and as % of
NEO	Threshold	Target	Maximum	base salary)	Threshold	Target	Maximum	base salary)	base salary)
EMANUEL CHIRICO	50.00	100.00	200.00	$3,000,000					$3,000,0002
				200%					00%
MICHAEL A. SHAFFER	25.00	50.00	100.00	$950,000					$950,000
				100%					100%
STEFAN LARSSON1	37.50	75.00	150.00	$1,800,000					$1,800,000 150%
				150%
CHERYL ABEL-HODGES	4.688	9.375	21.875	$218,750					$875,000 87.50%
				21.875%
Calvin Klein Global					4.688	9.375	21.875	$218,750
								21.875%
Calvin Klein North America and The Underwear Group					9.375	18.75	43.75	$437,500
								43.75%
MARTIJN HAGMAN[2]	6.25	12.50	20.84	€166,735					€666,940
				20.84%					83.37%
Tommy Hilfiger Global					6.25	12.50	20.84	€166,735
								20.84%
PVH Europe					12.50	25.00	41.69	€333,470
								41.69%

1	Mr. Larsson received a payment of $1,440,000 in December 2020, which represented 80% of our good faith estimate of his 2020 bonus, as provided in his employment agreement. The remaining balance was paid in April 2021, at the same time as bonuses were paid to the other NEOs who received payouts. See page 66.

2	Mr. Hagman’s bonus is based on a partial year at 75% of base salary and a partial year at 87.5% based on the highest level payout opportunities (after the 50% reduction of all payout opportunities for 2020) for periods before and after his promotion.

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Compensation Discussion & Analysis Compensation Decisions for 2020

Long-Term Incentives — Stock Options and Restricted Stock Units

Objective

Annual grants under our Stock Incentive Plan of stock options and restricted stock units align the NEOs’ interests with those of our stockholders. The value of these awards is at risk and varies with the price of our common stock.

Considerations

We grant restricted stock units because they mimic the interests of stockholders, as both increases and decreases in our stock price have the same effect on holders of restricted stock units as they do on stockholders. Additionally, restricted stock units serve as a constant incentive, regardless of fluctuations in stock price.

We believe that stock options provide an incentive to recipients to increase stockholder value over the long term. The benefit of a stock option is determined by how much the price of the underlying stock appreciates over the life of the option, and an option has no value if the stock price does not increase. Moreover, we believe that stock options have the potential to deliver more value to an executive than restricted stock units.

We believe that using a combination of stock options and restricted stock units is consistent with our compensation philosophy, as each aligns our executives with stockholder interests in different ways.

2020 decisions

We took a modified approach to making the 2020 annual grants of stock options and restricted stock units to our Named Executive Officers. Consistent with historical grant practices, these awards vest at a rate of 25% on each of the first four anniversaries of the grant date (provided the recipient remains employed by PVH). The stock options will expire 10 years after the grant date if not exercised. Grantees receive shares of our common stock upon the vesting of restricted stock units in a number equal to the number of restricted stock units that vest. Grantees may elect to have us withhold shares with a value on the vesting date equal to the associated taxes.

In a departure from historical grant practices, the annual awards (which typically are made in April) were made in two tranches for 2020 — the first in April and the second in September to the approximately 1,300 participating PVH associates.

The April awards consisted of the same numbers of stock options and RSUs as were awarded in 2019. However, since the stock price on the April 2020 grant date ($47.96) was approximately 38% of the stock price on the 2019 grant date ($127.26), the grant date value of the 2020 awards was significantly less than the grant date value of the 2019 awards. The September awards consisted of a number of stock options and RSUs that, when combined with the April awards, would have an aggregate value equivalent to each NEO’s standard annual grant value for each type of award.

The April grants were made in the manner described because of the volatility in our stock price at the time and concerns that a full regular grant in that turbulent market might be seen as unfair to stockholders. (Our closing stock price ranged from $29.05 to $90.00 during the first quarter 2020.) The April grants were made to maintain some regularity in our compensation program. More importantly, they provided an incentive to our associates (including our NEOs), who were agreeing at the same time to significant salary reductions and also had been informed that bonus awards were not being made at that time (when they normally would be) and, that when the bonus awards were made, would be at a reduced payout opportunity (50% in the case of the NEOs). The September grants were made when the Compensation Committee determined that a sufficient level of stability had returned to the stock market and that making the awards at that time could not be misconstrued as taking advantage of a low stock price. The value of awards granted in 2020 was not adjusted to reflect the fact that the PSUs for the performance period that ended in April 2020 did not pay out and the awards for the performance cycle ending in April 2021 likely would not pay out, at least in part due to the impact of the pandemic on our stock performance.

Mr. Hagman also received a grant of stock options and an additional grant of RSUs, each on standard terms, in June 2020 in connection with his promotion. Additionally, he received a special grant of RSUs in August 2020 that vests 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary. The August grant was made to further align his performance incentives with the interests of stockholders after assessing his compensation package and his outstanding stock awards.

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Compensation Discussion & Analysis Compensation Decisions for 2020

Long-Term Incentives — Performance Share Units

Objective

Annual grants under our Stock Incentive Plan of performance share units provide compensation that is at risk and contingent on the achievement of pre-determined performance criteria over an extended period. Performance share units also align with stockholder interests because their value will increase if our stock price is higher at the end of the performance cycle than it was on the grant date (and will decrease if the stock price is lower). Performance share units have retentive value because they generally only pay out if the participant remains employed by PVH for the entire performance cycle.

Considerations

Performance share unit awards granted in 2020 have a three-year performance cycle and will vest (or not) based on PVH’s performance against two financial metrics: absolute stock price performance (50% weight) and relative total stockholder return against the S&P 500 as constituted on the grant date (50% weight). We believe this structure for the awards provides a balanced focus on driving long-term financial performance, with the ultimate goal of creating value for our stockholders. The Compensation Committee regularly reviews the financial metrics and considers alternatives. We determined in 2020 to continue using these measures given their alignment with the long-term interests of our stockholders. We also believe it is important to use different financial measures for annual and long-term incentive awards.

To reinforce the long-term focus these awards are meant to create, our Chief Executive Officer is required to hold for one year the after-tax shares received upon payout. This holding requirement is in addition to the CEO’s stock ownership guideline. For 2020, only Mr. Chirico’s awards have this requirement, as Mr. Larsson was not Chief Executive Officer when the 2020 awards were made.

2020 decisions

All of our Named Executive Officers received awards of performance share units in 2020. As with the other stock awards, they were made in two tranches, one in April and one in September. The April award has a performance cycle generally covering the second quarter of 2020 through the first quarter of 2023, while the second award has a performance cycle generally covering the second half of September 2020 through the first half of September 2023.

Performance measures

The NEOs’ performance share unit awards are subject to achievement of absolute stock price growth and relative TSR against prescribed targets. The Compensation Committee set target performance for both metrics at the same level as grants over the past several years. The performance goals are shown below.

	Weight	Threshold*	Target*	Maximum*
Compound annual growth in stock price (%)	50%	5	10	20
Relative TSR (percentile)	50%	30th	55th	80th

*	These goals are presented solely for the purpose of describing our compensation program. They are not management’s estimates of results or other guidance. Investors should not apply these goals to other contexts.

Payouts for performance between goals are calculated on a straight-line interpolation basis for the goals above and below the performance achieved.

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Compensation Discussion & Analysis Compensation Decisions for 2020

The following table shows the potential payouts and the aggregate number of shares each payout represents on the two grant dates.

NEO	Grant Dates	Threshold ($)[1]	Threshold (# shares)	Target ($)[1]	Target (# shares)	Maximum ($)[1]	Maximum (# shares)
EMANUEL CHIRICO	4/29/2020, 9/10/2020	2,449,695	40,370	4,899,336	80,739	9,798,671	161,478
MICHAEL A. SHAFFER	4/29/2020, 9/10/2020	247,362	4,121	494,670	8,241	989,340	16,482
STEFAN LARSSON	4/29/2020, 9/10/2020	693,070	12,053	1,386,140	24,106	2,772,281	48,212
CHERYL ABEL-HODGES	4/29/2020, 9/10/2020	171,009	2,849	341,963	5,697	683,927	11,394
MARTIJN HAGMAN[2]	6/15/2020, 9/10/2020	82,368	1,414	164,686	2,827	329,372	5,654

1	The award values are equal to the number of shares multiplied by $53.95 and $67.05, the closing price of our common stock on the applicable grant dates. The award values are not calculated in the same manner as the grant date fair values we are required to include in the Summary Compensation Table, which begins on page 61

2	Mr. Hagman was not eligible for a PSU grant in April. The June award was granted in connection with Mr. Hagman’s promotion, and the value is equal to the number of shares multiplied by $50.17, the closing price of our common stock on the grant date. The award value is not calculated in the same manner as the grant date fair values we are required to include in the Summary Compensation Table, which begins on page 61.

PSUs granted in 2018 and 2019

We do not adjust performance goals for outstanding awards that we believe will not pay out. Consistent with that practice, we did not alter the performance measures for PSU grants made in 2018 and 2019 despite the fact that the impact of the pandemic on our stock price made it unlikely that these awards would pay out.

There were no payouts of PSU awards for the three-year performance cycle that commenced April 23, 2018 and ended on April 22, 2021, as the performance measures established at the time of grant were not achieved.

We consider PSU awards to be part of the compensation paid to the NEOs in the last full year of the performance cycle even though the performance periods do not align fully with fiscal years.

The following graphic demonstrates the rigor of the performance-based awards made to our NEOs based on historical payouts:

PVH CORP. 2021 PROXY STATEMENT   |   53

COMPENSATION DISCUSSION & ANALYSIS COMPETITIVE PAY FOR PERFORMANCE

COMPETITIVE PAY FOR PERFORMANCE

Peer Group

All of the companies in the peer group are involved in the wholesale or retail sales of apparel and related products, use similar channels of distribution, and are of a comparable size to PVH. The Committee reviews, considers, and approves the peer group annually after receiving input from ClearBridge regarding potential additions to or deletions from the group. Factors deliberated include changes to a peer company’s business that make our companies less comparable; pending acquisitions involving a peer company; a material change in a peer company’s financial condition or results of operations; and a diminution in the amount and quality of compensation information available regarding a peer company’s executives.

We use the peer group to provide market context for compensation decisions, both because these are the companies with which we compete for executive talent and because it helps the Compensation Committee assess the reasonableness of our compensation packages. Specifically, the Committee considers a study compiled each year by ClearBridge (using information culled from public filings and published compensation benchmark surveys) of compensation awarded to executives in the peer group as part of its review when considering compensation packages.

The 2020 peer group consisted of companies with wholesale or retail apparel, accessories or related products businesses, as well as specialty retailers. The peer group companies had revenues for their most recently completed fiscal years between approximately 50% and 200% of our annual revenue, as shown below.

Company	Industry	Most Recent Fiscal Year Revenue	Enterprise Value (as of 1/31/21)
The Estée Lauder Companies, Inc.	Personal Products	$14,294	$89,417
The Gap, Inc.	Apparel Retail	$13,800	$12,861
Ross Stores, Inc.	Apparel Retail	$12,532	$41,029
L Brands, Inc.	Apparel Retail	$11,847	$18,371
V.F. Corporation	Apparel, Accessories and Luxury Goods	$10,489	$33,425
Foot Locker, Inc.	Apparel Retail	$7,548	$6,400
PVH Corp.	Apparel, Accessories and Luxury Goods	$7,133	$10,008
Hanesbrands Inc.	Apparel, Accessories and Luxury Goods	$6,664	$9,076
Ralph Lauren Corporation	Apparel, Accessories and Luxury Goods	$6,160	$8,549
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$5,551	$10,031
Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$4,961	$11,636
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$4,453	$8,912
Tiffany & Co.[1]	Specialty Stores	$4,424	N/A

1	LVMH’s acquisition of Tiffany & Co. was closed on January 7, 2021 and, therefore, Tiffany & Co. will not be included in the peer group going forward.

54   |   PVH CORP. 2021 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS COMPETITIVE PAY FOR PERFORMANCE

PVH Performance Compared to Peer Group Performance

The following shows our performance against our peer group for the one- and three-year periods ended 2020 based on revenue growth, EBITDA, and overall ranking, as well as based on TSR for the three-year period. It also shows our outperformance against our peers for the nine-month period corresponding the performance period for our 2020 bonuses.

1	Included because performance period for 2020 bonus awards was the nine-month period.
2	Earnings before interest, taxes, depreciation and amoritization amounts used are on a non-GAAP basis.
3	Total Stockholder Return vs. S&P 500 is based on the S&P companies as of March 8, 2021, which differs from the S&P 500 companies used to determine the performance share unit achievement against goals for the performance period ended on April 22, 2021 (see page 53 for additional details).
4	Overall percentile ranking excludes Total Stockholder Return vs S&P 500.

Similarly, the distribution of our executive compensation among long- and short-term elements, and fixed and variable elements, is consistent with the distribution within our peer group.

1	Excludes Tapestry, Inc. CEO because specific pay mix not disclosed.

PVH CORP. 2021 PROXY STATEMENT   |   55

COMPENSATION DISCUSSION & ANALYSIS OTHER BENEFITS

CEO Compensation Compared to Total Stockholder Return

The following graph illustrates the strong alignment of our compensation program with the creation of long-term stockholder value. It shows Mr. Chirico’s target total compensation and actual total compensation for each of 2018, 2019 and 2020 as compared to our one-year and cumulative three-year TSR for each of those years. The alignment of pay also is consistent with TSR for the S&P 500 index, as shown below the following graph. The compensation set forth below is not the same as shown on the Summary Compensation Table.

1	For 2020, Target Total Compensation reflects the CEO's standard pay opportunities and does not take into account reductions due to the COVID-19 pandemic.

2	Actual Total Compensation reflects salary paid, bonus and PSUs earned, and stock options and RSUs vested in each year.

OTHER BENEFITS

Our Named Executive Officers participate in our Pension Plan, Supplemental Pension Plan, Associates Investment Plan (our "401(k) plan"), Supplemental Savings Plan, and Executive Medical Reimbursement Insurance Plan with the following exceptions:

◾	Mr. Larsson has elected not to participate in the Supplemental Savings Plan and is not eligible to participate in the Executive Medical Reimbursement Insurance Plan, as it was closed to new participants in 2017; and

◾	Mr. Hagman is not eligible to participate in any of the plans identified above. Mr. Hagman participates in the Zwitserleven Pensioen Plan, a defined contribution plan for associates in the PVH Europe headquarters in Amsterdam.

In addition, Mr. Chirico is a party to a capital accumulation program agreement with PVH. See “Pension Benefits,” “Defined Benefit Plans,” and “Non-qualified Deferred Compensation” for a description of the U.S. programs. We do not expect to enter into a capital accumulation program agreement with Mr. Larsson or any other NEO.

We believe the benefits offered under our retirement, pension and welfare plans serve a different purpose than the other components of compensation. In general, these benefits are designed to provide a safety net against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service. Benefits offered to our executive officers are similar to those that are offered to the general associate population, with some variation to promote tax efficiency and replace benefit opportunities lost due to regulatory limits.

Perquisites are limited and generally consist of discounts in our retail stores available to all associates.

Car and driver. We own a car and employ a driver who drives executives to and from meetings, including among our four New York City and five New York metropolitan area offices, and provides other services (such as messenger services). Although the majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes, we allow Mr. Chirico and Mr.

56   |   PVH CORP. 2021 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS ADMINISTRATION OF OUR COMPENSATION PROGRAMS

Larsson to use the car and driver for personal purposes — generally for their daily commutes — as we believe this accommodation enables them to be more productive during this time. The executives’ business and personal use of this amenity were significantly reduced during the pandemic, and we also covered commuting costs for all associates while our offices were closed.

We also lease a car and employ a driver who drives executives to and from meetings, and provides other services (such as messenger services), in Amsterdam, where our European headquarters is located. The majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes. Mr. Hagman utilizes services of the car and driver, including occasional personal use. Mr. Hagman also receives a monthly car allowance.

Sporting events. As part of certain marketing activities, including sponsorships of the New York Giants and the Brooklyn Nets, we previously had a limited number of tickets (including use of a suite) to Giants football games at MetLife Stadium and events at the Barclays Center. These were provided at no cost to us and were available to all of our associates on a non-discriminatory basis, so, at times, they may have been used personally by our NEOs. We also previously owned seats at MetLife Stadium for the New York Jets and rights for a box at Arthur Ashe Stadium for the United States Tennis Association’s U.S. Open. Although primarily used for business purposes, tickets to games, events and matches were, on occasion, used personally by associates, including our NEOs. The sponsorships were ended in 2020 and all sporting events that took place did so without fans in attendance.

ADMINISTRATION OF OUR COMPENSATION PROGRAMS

Stock Ownership Requirements

Our Chief Executive Officer is required to hold shares of our common stock with an aggregate value equal to six times his annual base salary. Our other NEOs must hold our common stock with an aggregate value equal to three times their respective annual base salaries. In addition, Mr. Chirico must hold for one year the after-tax payouts of his PSU awards, and Mr. Larsson will be subject to the same requirement for his PSU awards starting with those granted in 2021. NEOs who are not in compliance with their ownership guideline must hold 50% of their after-tax shares received upon vesting or exercise of awards until they are in compliance.

Stock Ownership
Requirement Multiples

Executive officers are required to meet the ownership requirements within five years of becoming subject to them. As of the record date for the meeting, all of the NEOs and Mr. Larsson are in compliance with our stock ownership guidelines.

Use of Non-GAAP Results

Performance targets based on corporate or business unit performance are typically measured on a non-GAAP basis. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs, and other matters (such as acquisitions, divestitures, restructurings and any discrete tax events, including changes in tax rates or tax laws) that it believes should not affect the calculation of the achievement of a performance goal. Business unit performance targets also typically exclude corporate allocations, costs associated with corporate initiatives, and other matters that management recommends to the Committee should not be considered.

The corporate and business unit EBITDA targets discussed in this Proxy Statement all include adjustments and exclusions of the type discussed above. These adjustments and exclusions may differ from those used by management when providing guidance and discussing results. As a result, the earnings results and targets discussed in this CD&A may differ from, or may not in the future be aligned with, our reported results.

Timing of Equity Awards

Our equity award policy provides that the annual grant of stock options and restricted stock units to our senior executives, including our NEOs, generally will be approved by the Compensation Committee at a meeting held during the period commencing two days after the public release of the prior year’s earnings results and ending two weeks before the end of the first fiscal quarter of the current year. PSU awards are made later in the first quarter to provide time to finalize financial goals and, because the goals include stock price performance, so that the end of the performance cycle occurs shortly after we report our year-end earnings.

PVH CORP. 2021 PROXY STATEMENT   |   57

COMPENSATION DISCUSSION & ANALYSIS ADMINISTRATION OF OUR COMPENSATION PROGRAMS

Equity awards may be made to our NEOs outside of the annual grant process in connection with a promotion or assumption of new or additional duties, or for another appropriate reason. All such grants to our NEOs must be approved by the Committee and generally will be made on the first business day of the month following the effective date of the precipitating event (or on the effective date, if it is the first business day of a month). The Committee retains the discretion not to make grants at the times provided in the equity award policy if the members determine the timing is not appropriate, such as if they are in possession of material non-public information. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant taking such an action. As discussed above, in 2020, we varied from the policy by granting equity awards in two tranches rather than one.

Prohibition on Pledging and Hedging

We have a comprehensive Insider Trading Policy that includes a prohibition on pledging our securities or holding our securities in a margin account. Additionally, the policy prohibits engaging in hedging, monetization and similar transactions in respect of our securities. This policy, applicable to all officers, directors and associates, was put in place to ensure that the interests of these individuals remain aligned with those of our stockholders, and that they continue to have the incentive to execute our long-term plans and achieve the performance for which their equity awards are intended.

Clawback Policy

Our Clawback Policy permits us to recover compensation in the event of a restatement of our financial statements or a material violation of a material company policy. Awards made under our stock and incentive compensation plans are subject to the Clawback Policy.

Internal Pay Equity

We do not have a policy regarding internal pay equity but we do review compensation levels to ensure that appropriate internal pay equity exists. In some cases, there are differences in the compensation packages awarded to our Named Executive Officers, such as differences in the percentage of base salary payable under our incentive awards. These differences are largely the result of benchmarking but also reflect considerations such as seniority and tenure. With these exceptions, our policies and decisions relating to our NEO compensation packages are substantially identical.

The following graphs show the ratios of Mr. Chirico’s target total direct compensation to that of the next highest paid executive officer and to that of all the other NEOs for each of the past three years.

CEO Target Total Direct Compensation vs. 2nd Highest Paid Named Executive Officer ($ in millions)	CEO Target Total Direct Compensation vs. All Other Named Executive Officers ($ in millions)

Federal Income Tax Deductibility of Executive Compensation

Through 2017, Section 162(m) of the Code generally limited to $1 million per year the amount a publicly held corporation could deduct as a business expense in respect of compensation paid to the company’s chief executive officer and the three other most highly compensated executive officers, other than the chief financial officer. The limit was subject to certain exceptions, including an exclusion for qualified performance-based compensation. Compensation paid or received under our incentive plans (other than solely time-based restricted stock and restricted stock units) generally was intended to satisfy the requirements for deductibility.

58   |   PVH CORP. 2021 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS RISK CONSIDERATIONS IN COMPENSATION PROGRAMS

Nonetheless, our compensation philosophy and decisions were and are driven by factors other than deductibility. In some instances, we determined it was in our best interest to provide compensation that was not fully deductible.

The U.S. Tax Cuts and Jobs Act of 2017 made certain changes to Section 162(m), effective for tax years beginning after December 31, 2017. These changes include subjecting the compensation of a company’s chief financial officer to the $1 million per year deduction limit and generally eliminating the exclusion for qualified performance-based compensation. We have not made any material changes to our compensation program in response to the legislation.

Employment Agreements, Termination of Employment, and Severance

We have employment agreements with all of our actively employed Named Executive Officers that generally provide them with severance benefits and provide PVH with the protections of restrictive covenants. We use employment agreements to attract and retain qualified executives who could have job alternatives they might otherwise accept. All the agreements, other than Mr. Chirico’s and Mr. Hagman’s, are evergreen. Mr. Chirico’s agreement terminates on December 31, 2021, and Mr. Hagman’s is subject to a statutory retirement age. The material terms of these agreements are described under the heading “Employment Contracts,” beginning on page 65. Exhibit B provides a list of the SEC filings that have an NEO employment agreement as an exhibit.

ClearBridge has advised us that the employment agreements for our U.S.-based executives provide benefits that are generally “market,” particularly within our industry peer group. The severance multipliers under the NEOs’ agreements are as follows:

NEO	Ordinary termination	Termination following change in control
EMANUEL CHIRICO[1]	Remaining portion of base salary through 12/31/2021	Remaining portion of base salary through 12/31/2021
MICHAEL A. SHAFFER	1.5x base salary and target bonus	2x base salary and target bonus
STEFAN LARSSON	2x base salary and target bonus	2x base salary and target bonus
CHERYL ABEL-HODGES	2x base salary and target bonus	2x base salary and target bonus
MARTIJN HAGMAN	1x base salary and target bonus	1x base salary and target bonus

1	Represents Mr. Chirico’s right to severance under his current employment agreement and not the employment agreement in effect on the last day of 2020. It differs from the severance presented elsewhere, including on the Potential Payments Upon Termination and Change in Control Provisions table.

Change in Control Provisions in Equity Plans and Awards

Awards under our Stock Incentive Plan vest after a change in control (provided the awards are assumed by the acquirer) upon the earlier of the original vesting date and a termination of employment (other than for cause or voluntarily without good reason) within two years of the change in control (i.e., double trigger).

RISK CONSIDERATIONS IN COMPENSATION PROGRAMS

Our compensation program is a pay-for-performance model; performance-based incentives constitute a significant portion of the compensation packages awarded to executives. We believe it is important to ensure that these incentives do not indirectly encourage our associates to take actions that may conflict with our long-term best interests. We address this concern in several ways.

Pay mix. We believe that base salaries, which do not engender risky behavior, are a sufficient component of total compensation to retain and motivate our executives. Incentive compensation consists of both short-term and long-term incentives, which encourages associates to focus on both short-term results and long-term sustainable performance. Although the majority of pay is variable, incentive compensation is heavily weighted towards long-term components. These factors discourage risk-taking.

Capped awards. The payouts on annual bonus and performance share unit awards are capped, even if our performance exceeds the predetermined goals. This mitigates the risk that associates may take unwise actions to enhance our performance.

PVH CORP. 2021 PROXY STATEMENT   |   59

COMPENSATION DISCUSSION & ANALYSIS COMPENSATION COMMITTEE REPORT

Long-term performance. Performance share unit awards are based upon our performance over a three-year period, which reduces any incentive to take short-term risks. In addition, the performance measures we use align management and stockholder interests. The outstanding awards are subject to goals for absolute stock price appreciation and relative total stockholder return.

Vesting over extended periods. Stock options and restricted stock units generally do not vest fully for four years. This lengthy vesting period discourages unnecessary or excessive risk-taking. Additionally, our Insider Trading Policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.

Performance metrics and goals. The earnings goals for annual bonus awards made to our senior executives, including the NEOs, are based upon our annual budgets, which are reviewed and approved by the Board. (The unique circumstances in 2020 required a different process, which is described on page 47). We believe these goals are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business or strategy. The bonuses payable under the annual management bonus programs, in which certain other executives participate, are based on the same performance measures as those that apply to NEO bonuses, which means that all of our associates are pursuing complementary goals, and all of those goals are consistent with stockholder interests. The one bonus plan we have in which associates may receive bonuses based upon financial metrics that differ from those in our Performance Incentive Bonus Plan and our annual management bonus program provides de minimis bonuses.

Recoupment. We adopted a Clawback Policy in 2018 that allows us to recover any incentive compensation paid or granted to any current or former Section 16 officer (the executives whose compensation is subject to Compensation Committee review and approval) in the event of a restatement of our financial statements or a material breach of a material company policy.

Equity ownership. Incentive compensation has a large stock component to it. The value of equity awards is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines. Since our NEOs are required to hold a prescribed amount of our common stock, it is in their interest not to jeopardize stock appreciation.

ClearBridge identified the above items in a risk assessment of each component of the compensation program for our NEOs that was presented to the Compensation Committee. We believe the assessment is applicable to the potential risks arising in connection with compensating our associates as well, since the programs and metrics are similar. Accordingly, we do not believe there are any risks arising from our overall compensation program that are reasonably likely to have a material adverse effect on PVH.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Amanda Sourry, Chair

Henry Nasella

Allison Peterson

Craig Rydin

60   |   PVH CORP. 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES SUMMARY COMPENSATION TABLE

Executive Compensation Tables

SUMMARY COMPENSATION TABLE

The Summary Compensation Table includes the 2018, 2019 and 2020 compensation data for our Named Executive Officers, for the years in which they were executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
EMANUEL CHIRICO[7], Chairman and Chief Executive Officer, PVH Corp.	2020	1,125,000	0	8,000,143	2,000,364	3,000,000	2,168,800	114,628	16,408,935
	2019	1,500,000	0	8,000,329	2,024,580	1,965,000	3,720,516	253,888	17,464,313
	2018	1,450,000	0	8,008,708	2,054,910	4,736,850	609,305	205,831	17,065,604
MICHAEL A. SHAFFER, Executive Vice President and Chief Operating & Financial Officer, PVH Corp.	2020	890,625	0	1,400,225	802,274	950,000	743,344	59,629	4,846,097
	2019	941,667	0	6,400,307	810,655	622,250	1,326,467	89,669	10,191,015
	2018	916,667	0	1,399,812	809,280	1,460,483	233,719	89,336	4,909,297
STEFAN LARSSON[7], President, PVH Corp.	2020	1,095,000	0	3,333,533	1,669,116	1,800,000	210,989	9,975	8,118,613
	2019	800,000	1,198,440	3,000,044	1,644,055	0	N/A	13,300	6,655,839
CHERYL ABEL-HODGES, Chief Executive Officer, Calvin Klein	2020	937,500	0	1,007,629	593,148	875,000	472,288	59,503	3,945,068
	2019	880,625	0	850,395	502,360	1,487,500	606,666	337,093	4,664,639
MARTIJN HAGMAN[8], Chief Executive Officer, Tommy Hilfiger Global and PVH Europe	2020	770,372	0	1,750,124	352,606	767,515	N/A	33,228	3,673,845
1	Mr. Larsson’s employment agreement provided that his 2019 annual bonus would be paid out at target level, prorated for the number of days actually employed.
2	The compensation reported represents the aggregate grant date fair value of RSUs and PSUs granted in the fiscal year listed. These are multi-year awards that pay out in future years only if performance objectives and/or service requirements are met. The reported compensation includes the full grant date value of each award in accordance with SEC rules but we expense the cost over the period during which performance is measured or service is required.
The following sets forth the breakdown between RSUs and PSUs of the referenced stock awards:

Name	Fiscal Year	Restricted Stock Units ($)	Performance Share Unit Awards ($)		Total Stock Awards ($)
EMANUEL CHIRICO	2020	3,000,059	5,000,084		8,000,143
	2019	3,000,282	5,000,047		8,000,329
	2018	3,000,067	5,008,641	[a]	8,008,708

MICHAEL A. SHAFFER	2020	800,156	600,069		1,400,225
	2019	5,800,251	600,056		6,400,307
	2018	800,577	599,235	[a]	1,399,812

STEFAN LARSSON	2020	1,666,720	1,666,813		3,333,533
	2019	1,500,012	1,500,032		3,000,044

CHERYL ABEL-HODGES	2020	592,805	414,824		1,007,629
	2019	500,319	350,076		850,395

MARTIJN HAGMAN	2020	1,550,057[b]	200,067		1,750,124

a	Reflects grant date value. The performance cycle for these awards ended April 22, 2021. As certified on May 3, 2021, the performance criteria were not satisfied and therefore no shares were earned.
b	Includes special RSU grants. See discussion on page 51.

PVH CORP. 2021 PROXY STATEMENT    |   61

EXECUTIVE COMPENSATION TABLES SUMMARY COMPENSATION TABLE

The fair value of RSUs is equal to the closing price of our common stock on the grant date multiplied by the number of units granted. The PSUs granted are subject to market conditions. The fair value of each PSU award was established on the grant date using the Monte Carlo simulation model, which was based on the following assumptions:

	2020	2019	2018
Weighted Average Grant Date Fair Value Per PSU	$64.81	$119.20	$159.04
Weighted Average Risk-Free Interest Rate	0.19%	2.13%	2.62%
Expected Annual Dividends Per Share	$0.15	$0.15	$0.15
Weighted Average Company Volatility	52.05%	30.26%	29.78%

The fair value of PSUs reflects the value of the award at the grant date based on the probable outcome of the performance conditions. Mr. Chirico's awards granted in 2020, 2019 and 2018 are each subject to a holding period of one year after the applicable vesting date. For such awards, the grant date fair value was discounted 15.94%, 6.20% and 7.09% respectively, for the restriction of liquidity, which we calculate using the Chaffe model. The value of PSUs on the grant date at the maximum performance payout level is shown in the following table and was calculated by multiplying the maximum number of shares payable by the closing price of our common stock on the grant date.

Name	2020	2019	2018
EMANUEL CHIRICO	$9,798,672	$10,256,024	$10,270,262
MICHAEL A. SHAFFER	989,340	1,154,596	1,141,532
STEFAN LARSSON	2,772,281	2,867,040	N/A
CHERYL ABEL-HODGES	683,927	669,011	N/A
MARTIJN HAGMAN	329,372	N/A	N/A

3
The compensation reported represents the aggregate  grant date fair value of stock options granted to each of our NEOs in the fiscal year listed. The fair value of each award is estimated as of the grant date using the Black-Scholes-Merton option valuation model.

The following summarizes the assumptions used to estimate the fair value of stock options granted in the fiscal year listed:

	2020	2019	2018
Weighted Average Grant Date Fair Value Per Option	$23.26	$37.14	$51.60
Weighted Average Risk-Free Interest Rate	0.48%	2.15%	2.78%
Expected Annual Dividends Per Share	$0.15	$0.15	$0.15
Weighted Average Company Volatility	45.10%	29.88%	26.93%
Weighted Average Expected Option Term, In Years	6.25	6.25	6.25

4	The compensation reported consists of payouts under our Performance Incentive Bonus Plan and our Long-Term Incentive Plan earned with respect to performance cycles ended with the fiscal year listed, as follows:

Name	Fiscal Year	Performance Incentive Bonus Plan ($)	Long-Term Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)
EMANUEL CHIRICO	2020	3,000,000	N/A	3,000,000
	2019	1,965,000	N/A	1,965,000
	2018	4,736,850	N/A	4,736,850

MICHAEL A. SHAFFER	2020	950,000	N/A	950,000
	2019	622,250	N/A	622,250
	2018	1,460,483	N/A	1,460,483

STEFAN LARSSON	2020	1,800,000	N/A	1,800,000
	2019	0	N/A	0

CHERYL ABEL-HODGES	2020	875,000	N/A	875,000
	2019	550,000	937,500	1,487,500

MARTIJN HAGMAN	2020	767,515	N/A	767,515

62   |   PVH CORP. 2021 PROXY STATEMENT

Executive Compensation Tables Summary Compensation Table

5	The compensation reported consists of the changes in values under our Pension Plan, our Supplemental Pension Plan and for Mr. Chirico’s capital accumulation program agreement as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Capital Accumulation Program Value ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings† ($)
EMANUEL CHIRICO	2020	124,706	1,993,631	50,463	2,168,800
	2019	217,911	3,330,178	172,427	3,720,516
	2018	21,923	555,942	31,440	609,305

MICHAEL A. SHAFFER	2020	113,739	629,605	N/A	743,344
	2019	234,020	1,092,447	N/A	1,326,467
	2018	8,248	225,471	N/A	233,719

STEFAN LARSSON	2020	19,734	191,255	N/A	210,989
	2019	N/A	N/A	N/A	N/A

CHERYL ABEL-HODGES	2020	80,588	391,700	N/A	472,288
	2019	139,021	467,645	N/A	606,666

†	The amounts reported represent the aggregate change in the actuarial value of the NEOs’ accumulated benefits under all defined benefit plans.
Mr. Hagman is not a participant in either plan, nor does he have a capital accumulation program agreement. See discussion on page 56. Mr. Larsson became eligible to be a participant in the pension plans on July 1, 2020. Additional information regarding the two pension plans and our capital accumulation program is included in this section under the Pension Benefits table and under the heading "Defined Benefit Plans." See page 76.

6	The following table provides additional information about the amounts that appear in the All Other Compensation column:

Name	Fiscal Year	Perquisites[a] ($)	Contributions to Defined Contribution Plans[b] ($)	Executive Medical Premiums ($)	Total ($)
EMANUEL CHIRICOC	2020	—	107,188	7,440	114,628
	2019	30,151	217,152	6,585	253,888
	2018	32,943	166,438	6,450	205,831

MICHAEL A. SHAFFER	2020	0	52,189	7,440	59,629
	2019	0	83,084	6,585	89,669
	2018	0	82,886	6,450	89,336

STEFAN LARSSON	2020	0	9,975	0	9,975
	2019	0	13,300	0	13,300

CHERYL ABEL-HODGES	2020	0	52,063	7,440	59,503
	2019	—	330,508	6,585	337,093

MARTIJN HAGMAN[d]	2020	20,202	13,026	0	33,228

a	A dash indicates that the NEO received a personal benefit but the amount was not required to be disclosed under SEC rules.
b	For U.S.-based NEOs, this represents contributions to our our 401(k) plan and our Supplemental Savings Plan. For Mr. Hagman, this represents contributions to Zwitserleven Pensioen Plan (a defined contribution plan for our associates in our European headquarters in Amsterdam).
c	The amount in the perquisite column represents personal use of a company car and driver. See discussion on page 56.
d	The amount in the perquisite column represents a car allowance. See discussion on page 57.

7	For all of 2020, Mr. Chirico was the Chief Executive Officer and Mr. Larsson was President of PVH Corp. Mr. Larsson succeeded Mr. Chirico, who remains Chairman of the Board, effective February 1, 2021.
8	Mr. Hagman’s cash compensation was paid in euros and has been converted at average euro-to-U.S. dollar exchange rates for the applicable fiscal year. The rate for 2020 was 1.1508.

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GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards:	All Other Option Awards Number of:	Exercise or	Grant Date Fair Value of
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units[2] (#)	Securities Underlying Options[3] (#)	Base Price of Option Awards ($/sh)	Stock and Options Awards ($)
EMANUEL	4/14/2020									49,200	47.96	990,888
CHIRICO	9/10/2020									35,100	67.05	1,009,476
	4/14/2020								23,576			1,130,705
	9/10/2020								27,880			1,869,354
	4/29/2020					19,627	39,253	78,506				2,133,401
	9/10/2020					20,743	41,486	82,972				2,866,683
	7/28/2020	[4]	750,000	1,500,000	3,000,000

MICHAEL	4/14/2020									19,700	47.96	396,758
A. SHAFFER	9/10/2020									14,100	67.05	405,516
	4/14/2020								6,288			301,572
	9/10/2020								7,436			498,584
	4/29/2020					2,210	4,419	8,838				282,728
	9/10/2020					1,911	3,822	7,644				317,341
	7/28/2020	[4]	237,500	475,000	950,000

STEFAN	4/14/2020									57,600	47.96	1,160,064
LARSSON	9/10/2020									17,700	67.05	509,052
	4/14/2020								18,412			883,040
	9/10/2020								11,688			783,680
	4/29/2020					8,785	17,570	35,140				1,124,129
	9/10/2020					3,268	6,536	13,072				542,684
	7/28/2020	[4]	450,000	900,000	1,800,000

CHERYL	4/14/2020									14,600	47.96	294,044
ABEL-HODGES	9/10/2020									10,400	67.05	299,104
	4/14/2020								4,660			223,494
	9/10/2020								5,508			369,311
	4/29/2020					1,528	3,055	6,110				195,459
	9/10/2020					1,321	2,642	5,284				219,365
	7/28/2020	[4]	187,500	375,000	875,000

MARTIJN	6/15/2020									8,600	50.17	182,922
HAGMAN	9/10/2020									5,900	67.05	169,684
	4/14/2020								2,360			113,186
	6/15/2020								396			19,867
	8/3/2020								24,376			1,200,030
	9/10/2020								3,236			216,974
	6/15/2020					737	1,473	2,946				87,644
	9/10/2020					677	1,354	2,708				112,423
	7/28/2020	[4,5]	230,160	460,320	767,515

1	These amounts represent potential payouts of PSU awards. See discussion on page 52.
2	These amounts represent RSU awards. See discussion on page 51.
3	These amounts represent stock option awards. See discussion on page 51.
4	These amounts represent potential payout opportunities for awards under our Performance Incentive Bonus Plan with respect to 2020 performance. Non-equity incentive payout opportunity reflects a 50% reduction of the payout opportunity as part of the company’s actions taken in response to the COVID-19 pandemic.
5	Potential cash payouts for Mr. Hagman have been converted at a euro-to-U.S. dollar exchange rate of 1.1508, which was the average exchange rate for 2020.

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NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Employment Contracts

Emanuel Chirico, Michael A. Shaffer, Stefan Larsson, and Cheryl Abel-Hodges

Summary of Employment Agreements

Messrs. Chirico and Larsson were parties to the employment agreements described below for all of fiscal year 2020. Mr. Chirico entered into a transition agreement that commenced on February 1, 2021 and is described in the section entitled “Emanuel Chirico — Transition Agreement” on page 67.

Mr. Larsson entered into an amendment to his employment agreement that was effective February 1, 2021 and is described in the section entitled “Stefan Larsson — Amendment to Employment Agreement” on page 67. For ease of reading, the description immediately below is in the present tense even as applied to Messrs. Chirico and Larsson.

Our employment agreements with each of Messrs. Chirico, Shaffer, and Larsson, and Ms. Abel-Hodges, outline the compensation and benefits to be paid to these executives during their employment and set forth their rights to severance upon termination of employment. The agreements also include certain restrictive covenants in favor of PVH. The covenants include prohibitions during and after employment against the use of confidential information, soliciting our associates for employment by themselves or anyone else, competing against PVH by accepting employment or being otherwise affiliated with a competitor (for Messrs. Chirico and Larsson and Ms. Abel-Hodges) and, other than following a termination without cause or for good reason, interfering with our business relationships (for Messrs. Chirico and Larsson and Ms. Abel-Hodges, the non-interference covenant applies following a termination of employment for any reason). The agreements provide for an annual review of base salaries and permit only upward adjustments of salary.

Termination for “cause” or “good reason.”Generally, each executive is entitled to severance only if the executive’s employment is terminated by PVH without “cause” or if the executive terminates the executive’s employment for “good reason.”

“Cause” is generally defined as:

◾	for Messrs. Chirico and Larsson and Ms. Abel-Hodges only, gross negligence or willful misconduct (a) in the executive’s performance of the material responsibilities of the executive’s position that results in material economic harm to us or our affiliates or (b) that results in reputational harm causing demonstrable injury to us or our affiliates;
◾	for Mr. Shaffer only, gross negligence or willful misconduct in his performance of the material responsibilities of his position, which results in material economic harm to us or our affiliates or in reputational harm causing demonstrable injury to us or our affiliates;

◾	the executive’s willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness);

◾	the executive’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation) or, for Messrs. Chirico and Larsson and Ms. Abel-Hodges only, a crime of moral turpitude;

◾	the executive’s having willfully divulged, furnished or made accessible any confidential information (as defined in the employment agreement);

◾	any act or failure to act by the executive that, under the provisions of applicable law, disqualifies the executive from acting in the executive’s position; or

◾	for Messrs. Chirico and Larsson and Ms. Abel-Hodges only, any material breach of the employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH and its subsidiaries.

“Good reason” is generally defined as:

◾	the assignment to the executive of any duties inconsistent in any material respect with the executive’s position or any other action that results in a material diminution in such position;

◾	for Ms. Abel-Hodges only, a change in her reporting relationship such that she no longer reports directly to the Board, Chief Executive Officer or President of PVH;

◾	a reduction of base salary;

◾	the taking of any action that substantially diminishes (a) the aggregate value of the executive’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to the executive;

◾	for Mr. Larsson only, a person other than Mr. Larsson is named as the successor Chief Executive Officer to Mr. Chirico;

◾	requiring that the executive’s services be rendered primarily at a location or locations more than 35 miles (75 miles for Mr. Shaffer and Ms. Abel-Hodges) from PVH’s principal executive offices;

◾	for Mr. Chirico only, solely after a change in control of PVH, a change in the Chair of the Board of Directors such that

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Mr. Chirico is not serving as the executive or non-executive Chairman at any time during the one-year period following such change in control (other than as a result of Mr. Chirico’s cessation of service due to death or disability); or

◾	for Messrs. Chirico and Larsson and Ms. Abel-Hodges only, our failure to require any successor to assume expressly and agree to perform the executive’s employment agreement.

Generally, in the event of a termination of employment without cause or for good reason, each of these executives is entitled to a multiple (one and a half times for Mr. Shaffer; two times for Messrs. Chirico, and Larsson and Ms. Abel-Hodges) of the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). All of the agreements require the applicable NEO to execute a release of claims in our favor in order to receive these payments. All such amounts are payable in accordance with our payroll schedule in 36 (for Mr. Shaffer) or 48 (for Messrs. Chirico and Larsson and Ms. Abel-Hodges) substantially equal installments.

The agreements provide that for a period of time (18 months for Mr. Shaffer, two years for Messrs. Chirico and Larsson, and Ms. Abel-Hodges) following the termination of the executive’s employment without cause or for good reason, medical, dental and life insurance coverages are continued for the executive (and the executive’s family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). The executive is required to pay the active employee rate, if any, for such coverage.

Mr. Larsson’s agreement provides that we would pay to him, by no later than December 31, 2020, a bonus in an amount equal to 80% of our good faith estimate of the bonus amount that he will earn for our 2020 fiscal year. If the actual bonus amount earned by Mr. Larsson for fiscal year 2020 was less than the estimated amount, then he was obligated to repay promptly the difference. If the actual bonus earned was greater than the estimated amount, the difference was to be paid to him at the same time as other payouts are made to the other participants in the Plan.

Mr. Larsson’s agreement provides that he will receive, in respect of the PSUs granted to him if his employment is terminated without “cause” or for “good reason,” then the number of shares of our common stock, if any, that would otherwise have been delivered to him in settlement of the PSUs based on actual performance for the applicable performance period, prorated to the portion of the applicable performance period that he actually worked, unless the date of termination occurs prior to the last day of the first fiscal year of the applicable performance period, in which case no shares will be delivered to Mr. Larsson and the applicable PSU award will be forfeited. In addition, in such circumstances, Mr. Larsson’s stock options will become fully vested as of the termination date and will remain exercisable until the earlier to occur of the original expiration date of each stock option and the date three months following his date of termination, and all of the RSUs granted to him on that date will become fully vested as of such date. However, if Mr. Larsson is named the successor Chief Executive Officer to Mr. Chirico, then, from and after the date on which he is named the successor Chief Executive Officer, the treatment of awards described in the preceding two sentences will not apply and Mr. Larsson’s then-outstanding equity awards will be treated in the same manner upon any such termination of his employment as the standard awards of the same type granted in the same year to the other executive officers of PVH. For more information about such treatment, see “Other Arrangements,” which begins on page 69.

Termination following a change in control. Each of the NEOs also is entitled, in lieu of the above and subject to executing a release of claims in our favor, to severance upon the termination of their employment without cause or for good reason within two years after a change in control of PVH (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to two times (three times for Mr. Chirico) the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of PVH or a “change in the ownership of a substantial portion of PVH’s assets” (each within the meaning of Section 409A of the Code). Otherwise, this amount will be paid in 48 (72 for Mr. Chirico) substantially equal payments.

These executives also would receive comparable medical, dental and life insurance coverage for themselves and their families for the two-year (three-year for Mr. Chirico) period immediately following such a termination, without a duty to mitigate or obtain replacement coverage from a subsequent employer.

Under her agreement, Ms. Abel-Hodges will not be entitled to severance if PVH’s Calvin Klein business is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) she continues her employment in substantially the same or a greater capacity in regard to the Calvin Klein business as immediately prior to the transaction, regardless of the terms of such employment, or (ii) she is offered continued employment in connection with such transaction (whether or not she accepts the offer) and either (A) the employment agreement is to be assumed by the

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purchaser or other acquirer of the Calvin Klein business or is to be continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing her or (B) she is offered employment in substantially the same or a greater capacity in regard to the Calvin Klein business and (1) her base salary would be no less than the base salary then in effect and (2) all other compensation and benefits offered to her are consistent with similarly situated executives with her new employer (including in comparable affiliates).

Mr. Larsson’s agreement provides that in respect of the PSUs granted to him, the applicable performance goals will be deemed satisfied (a) based on the level of performance achieved as of the date of the change in control, if determinable, or (b) at the target level, if not determinable, provided that if less than 50% of the applicable performance period has elapsed as of the date of the change in control, then the performance goals applicable to the PSUs will be deemed satisfied at the target level, and such PSUs will become fully vested as of Mr. Larsson’s date of termination. In addition, Mr. Larsson’s agreement provides for the same treatment of his outstanding stock options and RSU awards in the event of a termination of employment without cause or for good reason as is described above when not occurring within two years of a change in control. The lapse of such acceleration of Mr. Larsson’s PSUs, stock options and RSUs upon being named Mr. Chirico’s successor also applies. For more information, see “Other Arrangements,” which begins on page 69.

All of the employment agreements provide that if the receipt of the foregoing severance would subject the executive to the excise tax on excess parachute payments under Section 4999 of the Code, the executive’s severance would be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if the executive received the full severance amount.

Stefan Larsson — Amendment to Employment Agreement

PVH and Mr. Larsson entered into an amendment to his employment agreement on January 27, 2021 in connection with his appointment as Chief Executive Officer.

The amendment increases Mr. Larsson’s base salary to $1,300,000 per annum. The amendment also reflects the lapse of certain rights in respect of equity incentive awards set forth in his employment agreement, which are discussed above, that Mr. Larsson would have been entitled to if he had not been named Chief Executive Officer.

The amendment provides that during Mr. Larsson’s employment, we will cause Mr. Larsson to be nominated for reelection to the Board at the expiration of each Board term.

The amendment also modifies the definition of “good reason” included in his employment agreement. Pursuant to the amendment, “good reason” generally is defined as:

◾	the assignment to him of any duties inconsistent in any material respect with his position or any other action that results in a material diminution in such position;

◾	a reduction of base salary, unless the Board imposes similar reductions in base salaries for other executive officers;

◾	the taking of any action that substantially diminishes (a) the aggregate value of his total compensation opportunity or (b) the aggregate value of the employee benefits provided to him;

◾	our failure to cause Mr. Larsson to be nominated for reelection to the Board at the expiration of each Board term during his employment;

◾	requiring that his services be rendered primarily at a location or locations more than 35 miles from PVH’s principal executive offices;

◾	solely after a change in control of PVH, Mr. Larsson is not serving as the Chief Executive Officer and a member of the Board of Directors of the top-most company in the chain of companies resulting from such change in control at any time during the one-year period following such change in control (other than as a result of Mr. Larsson’s termination of employment for any reason or cessation of service as a director due to death or disability); and

◾	our failure to require any successor to assume expressly and agree to perform Mr. Larsson’s employment agreement.

Emanuel Chirico — Transition Agreement

We entered in a transition agreement with Mr. Chirico on January 31, 2021 in connection with Mr. Chirico’s plans to step down from the position of Chief Executive Officer. The transition agreement superseded his employment agreement with PVH, which is described above.

The transition agreement provides that Mr. Chirico will continue to serve as the Chairman of the Board for the remainder of his current term as a director, and, if re-elected to the Board at PVH’s 2021 Annual Meeting of Stockholders, will be reappointed by the Board as Chairman for such term. The Board will have no obligation to nominate Mr. Chirico for reelection to the Board beyond the term ending at the Company’s 2022 Annual Meeting of Stockholders and Mr. Chirico has no obligation to continue to serve beyond such term.

The transition agreement provides that Mr. Chirico will be employed as an employee at will from the “transition period” commencing on February 1, 2021 and ending on December 31, 2021. During the transition period, Mr. Chirico will have such duties and responsibilities as may be reasonably assigned to him by the Board, including, but not limited to, providing advice and support to Mr. Larsson to ensure a smooth and effective

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transition and serving as a liaison between Mr. Larsson and the independent directors of the Board. Mr. Chirico's base salary during the transition period will be $1,200,000 per annum. Thereafter, so long as he remains a director, Mr. Chirico will be entitled to compensation in accordance with the compensation package and practices approved by the Board for non-employee Board members.

The transition agreement also provides that Mr. Chirico will not be eligible to receive an annual bonus award for PVH’s 2021 fiscal year or otherwise participate in any of PVH’s bonus and stock plans and other incentive compensation programs for PVH’s senior executives, other than (i) with respect to awards granted prior to the date of the transition agreement, and (ii) an award of restricted stock units (“FY2021 RSUs”) having an aggregate grant date value of $3,000,000 that will vest on December 31, 2021, subject to his continued employment from the grant date of the FY2021 RSUs to the end of the transition period. Additionally, if Mr. Chirico’s employment is terminated prior to December 31, 2021 due to his death or disability, or the termination of his employment by PVH without cause, the FY2021 RSUs will become fully vested on the date of termination. The transition agreement also provides that if Mr. Chirico’s employment with PVH terminates for any reason other than his death or for cause (as defined in the transition agreement), such termination will be treated as a “retirement” (as defined in the Stock Incentive Plan) for purposes of his then-outstanding equity incentive awards granted under such Stock Incentive Plan. In addition, Mr. Chirico is eligible to participate in all employee benefit and insurance plans sponsored or maintained by PVH for similarly situated executives of PVH and he is entitled to reimbursement of reasonable expenses incurred or paid by him in the performance of his duties.

The transition agreement sets forth Mr. Chirico’s rights upon termination of employment prior to December 31, 2021. In the event that we terminate Mr. Chirico’s employment without cause, Mr. Chirico will be entitled, subject to executing a release of claims in our favor, to receive the portion of his base salary for periods prior to the effective date of termination accrued but unpaid (if any); all unreimbursed expenses (if any); continued payment of his base salary through December 31, 2021, payable in substantially equal installments on the same schedule that his base salary was paid immediately prior to the date of termination; and the payment or provision of any other benefits as to which Mr. Chirico holds rights to on the date of termination.

The transition agreement includes the same restrictive covenants in favor of us as the employment agreement replaced, including prohibitions during and following employment against Mr. Chirico’s use of confidential information, soliciting our employees for employment by himself or anyone else, interfering with business relationships, and, with certain exceptions, competing against us by accepting employment or being otherwise affiliated with a direct competitor of our primary businesses or products as of the date of termination.

Martijn Hagman

Our employment agreement with Mr. Hagman outlines the compensation and benefits to be paid to him and sets forth the parties’ rights to terminate Mr. Hagman’s employment and the restrictive covenants to which he has agreed. Mr. Hagman’s employment agreement provides that he will serve as the Chief Executive Officer of Tommy Hilfiger Global and PVH Europe, or in such other position or positions as our Executive Chairman, Chief Executive Officer, President or Board may designate. It also provides that his base salary is subject to annual review and upward adjustment, and may not be reduced without his consent unless the Board imposes similar reductions in base salaries for other similarly situated executives. Mr. Hagman’s employment agreement also provides for a car allowance of €1,800 gross per month.

Termination for “cause” or “good reason.” The employment agreement also sets forth Mr. Hagman’s rights to severance upon termination of employment. Generally, Mr. Hagman is entitled to severance only if his employment is terminated without “cause” or if he terminates employment for “good reason.”

“Cause” is generally defined as the following:

◾	gross negligence or willful misconduct by Mr. Hagman (a) in his performance of the material responsibilities of his office or position, which results in material economic harm to us or our affiliates or (b) that results in material reputational harm to us or our affiliates;

◾	Mr. Hagman’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness);

◾	Mr. Hagman’s conviction of, or plea of guilty or nolo contendere to, a felony or comparable crime within the meaning of European Union, Dutch national, U.S. Federal, state or local law (other than a traffic violation) or a crime of moral turpitude;

◾	Mr. Hagman’s having willfully divulged, furnished or made accessible confidential information (as defined in the employment agreement);

◾	any act or failure to act by Mr. Hagman that, under the provisions of applicable law, disqualifies him from acting in any or all capacities in which he is then acting for us;

◾	Mr. Hagman’s having materially breached his employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH and its subsidiaries; or

◾	other urgent reason within the meaning of the Dutch Civil Code.

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“Good reason” is generally defined as:

◾	the assignment to Mr. Hagman of any duties inconsistent in any material respect with his position, or any other action by us that results in a material diminution in such position;

◾	a change in Mr. Hagman’s reporting relationship such that he no longer reports directly to the Board, the Executive Chairman, Chief Executive Officer or President of PVH, or any person serving in the role of principal executive officer, PVH’s Chief Operating Officer or a comparable role;

◾	a reduction of base salary, unless the Board imposes similar reductions in base salaries for other similarly situated executives;

◾	the taking of any action by us that substantially diminishes (a) the aggregate value of Mr. Hagman’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to him, in each case relative to all other similarly situated senior executives;

◾	requiring that Mr. Hagman’s services be rendered primarily at a location or locations more than 75 miles from our principal office in Amsterdam; or

◾	our failure to require any successor to assume expressly and agree to perform Mr. Hagman’s employment agreement.

Either party may terminate Mr. Hagman’s employment agreement, subject to a notice period of six months for Mr. Hagman and 12 months for us. The agreement automatically terminates at the end of the month in which Mr. Hagman turns the statutory pension age under Dutch law (currently 68 and three months).

If Mr. Hagman’s employment is terminated without cause or for good reason (other than during the two-year period following a change in control (as defined in his agreement)), he is entitled to a severance payment equal to the sum of (x) his base salary for 12 months and (y) an amount equal to the bonus that would be payable if “target” level performance were achieved under PVH’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This severance payment will be deemed to include the statutory severance amount and/or benefits provided for under Dutch law. The severance amount is payable in accordance with the Amsterdam office’s regular payroll schedule in 12 substantially equal payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Hagman’s termination of employment, subject to Mr. Hagman delivering a settlement agreement to us.

If Mr. Hagman’s employment is terminated without cause or for good reason within two years after a “change in control”, he is entitled to the above severance payment, which will be paid in a 12 monthly installments commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Hagman’s’s termination of employment, subject to Mr. Hagman delivering a settlement agreement to us.

If Mr. Hagman voluntarily resigns without good reason, he is generally entitled to receive base salary for 12 months after the conclusion of the notice period, paid in 12 substantially equal payments, in consideration of his covenant not to compete.

Mr. Hagman’s employment agreement also provides that in the event of his disability pursuant to article 7:669, paragraph 3(b) of the Dutch Civil Code, we would be entitled to terminate his employment, in which case Mr. Hagman would be entitled to receive the statutory severance amount provided for under Dutch law.

Under his agreement, Mr. Hagman will not be entitled to severance if the business or operating unit or division in which he is then employed (the “Business”) is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) he continues his employment in substantially the same or a greater capacity in regard to the Business as immediately prior to the transaction, regardless of the terms of such employment, or (ii) he is offered continued employment in connection with such transaction (whether or not he accepts the offer) and either (A) the employment agreement is to be assumed by the purchaser or other acquirer of the Business or is to be continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing him or (B) he is offered employment in substantially the same or a greater capacity in regard to the Business and (1) his base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to him are consistent with similarly situated executives with his new employer (including in comparable affiliates).

The restrictive covenants in Mr. Hagman’s agreement include prohibitions during and following employment against Mr. Hagman’s use of confidential information, soliciting PVH associates for employment by himself or anyone else, interfering with our business relationships and, competing against us by accepting employment or being otherwise affiliated with a direct competitor of our businesses or products as of the date of termination or any business that we are planning to engage in or products that we are planning to develop or launch.

Other Arrangements

There are a number of other arrangements that would result in payments or other benefits to some or all of our Named Executive Officers upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.

PVH CORP. 2021 PROXY STATEMENT   |   69

Executive Compensation Tables Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Stock Incentive Plan

Our Stock Incentive Plan enables us to grant stock options, restricted stock units, performance share units and other stock-based awards. To date, we have granted to the NEOs (i) service-based incentive and non-qualified stock options, restricted stock and restricted stock units; and (ii) contingently issuable performance share units and restricted stock units. The following describes the effect upon stock option, restricted stock unit, and performance share unit awards of a termination of employment or change in control (the only types of awards currently outstanding).

Stock options

The following sets forth the effect of certain triggering events on stock options prior to their exercise or expiration.

Death	Unvested stock options become exercisable and, together with already exercisable options, expire three months after the qualification of the representative of the participant’s estate (or such earlier date on which they are scheduled to expire).
Change In Control	Unvested stock options that are assumed by the acquirer continue on the same terms. Unvested stock options that are not assumed by the acquirer become immediately exercisable.
Disability	Unvested stock options become immediately exercisable and, together with already exercisable options, expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).
Retirement[1]	Unvested stock options become immediately exercisable, except that awards granted in the year of retirement are forfeited if the participant retires prior to the last day of the calendar year of the grant. Stock options that vest, together with already exercisable options, expire three years after the retirement (or such earlier date on which they are scheduled to expire).
Voluntar y Termination/ Termination Without Cause/Termination For “Good Reason”[2]	Unvested stock options are forfeited. Vested stock options expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).

1	All stock options granted to Mr. Chirico starting in 2018 expire 10 years after grant, regardless of when he retires (other than retirement prior to the last day of the year of grant, in which case they are forfeited).

2	“Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is as defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

Restricted stock units

Unvested restricted stock units that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only vest in full on an accelerated basis after termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in a participant’s employment agreement, if any) within two years of the change in control (i.e., double trigger). All outstanding restricted stock units that are not assumed by an acquirer upon a change in control will vest in full on an accelerated basis upon the change in control. All outstanding restricted stock units vest in full in the event the recipient dies or the recipient’s employment terminates due to disability. In the event of retirement, restricted stock units generally vest in full, except that restricted stock units granted in the year of retirement are forfeited immediately if the recipient retires before December 31. When a recipient’s employment terminates for any other reason, unvested restricted stock units are forfeited immediately.

70   |   PVH CORP. 2021 PROXY STATEMENT

Executive Compensation Tables Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Performance share units

The following sets forth the effect on performance share units of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	Awards assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed). The awards then will be deemed to be time-based and will vest upon the earlier of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) or the scheduled end of the performance cycle (i.e., double trigger). The participant will receive the target-level payout, prorated to reflect the portion of the performance cycle worked by the participant, for awards not assumed by the acquirer upon a change in control.
Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement	The participant will receive the full payout, if any, that would have been payable for the performance cycle if the participant retires on or after the first anniversary of the grant date. A participant who retires before the first anniversary of the grant date will not receive a payout.
Termination Without Cause/Termination For “Good Reason”[1]	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant, if the participant’s employment terminated on or after the first anniversary of the grant date. A participant whose employment is terminated before the first anniversary of grant will not receive a payout.

1	“Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

Payouts in the event of death or a change in control will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Performance Incentive Bonus Plan

The following sets forth the effect on annual bonuses of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The participant will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Disability/Retirement/ Termination Without Cause/Termination For “Good Reason”[1]	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

1	“Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

The bonus, in the event of death or a change in control, will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

PVH CORP. 2021 PROXY STATEMENT   |   71

Executive Compensation Tables Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Long-Term Incentive Plan

The following sets forth the effect on Long-Term Incentive Plan awards (including GRIP awards) of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The award will be deemed time-based and will be payable at the target level of performance upon the earlier of the participant’s termination of employment (other than for cause or without good reason (as defined in the participant’s employment agreement, if any)) or the scheduled end of the performance cycle (i.e., double trigger).
Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement/Termination Without Cause/ Termination For “Good Reason”[1]	If after the first fiscal year of the performance cycle, the participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant. A participant who is terminated during the first fiscal year will not receive a payout.

1	“Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

The payout, in the event of death or a change in control, will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

72   |   PVH CORP. 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES OUTSTANDING EQUITY AT FISCAL YEAR-END

OUTSTANDING EQUITY AT FISCAL YEAR-END

		Option Awards[1]				Stock Awards

Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
EMANUEL	4/5/2012	46,300	0	91.88	4/5/2022
CHIRICO	5/1/2013	50,000	0	115.05	5/1/2023
	4/3/2014	46,200	0	124.53	4/3/2024
	4/2/2015	53,600	0	107.47	4/2/2025
	4/1/2016	69,900	0	99.39	4/1/2026
	4/7/2017	51,075	17,025	101.90	4/7/2027
	4/23/2018	19,500	19,500	160.26	4/23/2028
	4/5/2019	12,300	36,900	127.26	4/5/2029
	4/14/2020	0	49,200	47.96	4/14/2030
	9/10/2020	0	35,100	67.05	9/10/2030
	4/7/2017					4,339	369,943
	4/23/2018					8,948	762,906
	4/5/2019					16,904	1,441,235
	4/14/2020					22,539	1,921,675
	9/10/2020					26,653	2,272,435
	4/23/2018[4]							16,022	1,366,036
	4/29/2019[5]							19,627	1,673,398
	4/29/2020[7]							78,506	6,693,422
	9/10/2020[9]							82,972	7,074,193

MICHAEL	4/2/2015	3,500	0	107.47	4/2/2025
A. SHAFFER	4/30/2015	1,250	0	103.35	4/30/2025
	4/7/2017	0	4,625	101.90	4/7/2027
	4/6/2018	8,000	8,000	156.73	4/6/2028
	4/5/2019	4,925	14,775	127.26	4/5/2029
	4/14/2020	0	19,700	47.96	4/14/2030
	9/10/2020	0	14,100	67.05	9/10/2030
	4/7/2017					1,841	156,964
	4/6/2018					2,554	217,754
	4/5/2019					4,716	402,086
	6/3/2019					51,300	4,373,838
	4/14/2020					6,288	536,115
	9/10/2020					7,436	633,993
	4/23/2018[4]							1,781	151,848
	4/29/2019[5]							2,210	188,425
	4/29/2020[7]							8,838	753,528
	9/10/2020[9]							7,644	651,727

STEFAN	6/3/2019	13,375	40,125	87.72	6/3/2029
LARSSON	4/14/2020	0	57,600	47.96	4/14/2030
	9/10/2020	0	17,700	67.05	9/10/2030
	6/3/2019					12,825	1,093,460
	4/14/2020					18,412	1,569,807
	9/10/2020					11,688	996,519
	6/3/2019[6]							16,342	1,393,319
	4/29/2020[7]							35,140	2,996,036
	9/10/2020[9]							13,072	1,114,519

PVH CORP. 2021 PROXY STATEMENT   |   73

EXECUTIVE COMPENSATION TABLES OUTSTANDING EQUITY AT FISCAL YEAR-END

		Option Awards[1]				Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
CHERYL	4/1/2016	950	0	99.39	4/1/2026
ABEL-HODGES	7/1/2019	3,800	11,400	95.26	7/1/2029
	4/14/2020	0	14,600	47.96	4/14/2030
	9/10/2020	0	10,400	67.05	9/10/2030
	4/7/2017					737	62,837
	4/6/2018					1,278	108,962
	4/5/2019					2,358	201,043
	7/1/2019					1,052	89,694
	4/14/2020					4,660	397,312
	9/10/2020					5,508	469,612
	7/1/2019[6]							1,756	149,717
	4/29/2020[7]							6,110	520,939
	9/10/2020[9]							5,284	450,514

MARTIJN	4/28/2015	625	0	103.24	4/28/2025
HAGMAN	4/1/2016	1,450	0	99.39	4/1/2026
	6/15/2020	0	8,600	50.17	6/15/2030
	9/10/2020	0	5,900	67.05	9/10/2030
	4/7/2017					553	47,149
	4/6/2018					958	81,679
	4/5/2019					1,770	150,910
	7/1/2019					10,500	895,230
	4/14/2020					2,360	201,214
	6/15/2020					396	33,763
	8/3/2020					24,376	2,078,298
	9/10/2020					3,236	275,901
	6/15/2020[8]							2,946	251,176
	9/10/2020[9]							2,708	230,884

1	These awards consist of stock options that vest in four equal installments on each of the first four anniversaries of the grant date.

2	These awards consist of RSUs. Awards vest in four equal installments on each of the first four anniversaries of the grant date, except for the award granted to (1) Mr. Shaffer in June 2019, which vests 10% on each of the first and second anniversary of the grant date, 15% on each of the third and fourth anniversary of the grant date and 50% on the fifth anniversary of the grant date; and (2) Mr. Hagman in August 2020, which vests 25% on each of the first and second anniversary of the grant date and 50% on the third anniversary of the grant date. Awards granted to Messrs. Chirico and Shaffer in 2017 are also subject to the requirement that we achieve a specific level of adjusted net incomefor any one of the fiscal years during the performance cycle before they vest. The required level was achieved for all applicable awards as of January 31, 2021.

3	The market value of unvested RSUs and unvested PSUs was calculated by multiplying the number of units by $85.26, the closing stock price of our common stock on January 29, 2021, the last business day of 2020.

4	These awards consist of PSU awards that would have vested April 2021 if the performance criteria were satisfied. The above table shows the number of shares at threshold level, as the estimated payout as of the end of 2020 was below threshold-level performance. As certified on May 3, 2021, the performance criteria were not satisfied and therefore no shares were earned.

5	These awards consist of PSU awards that will vest in April 2022 if the performance criteria are satisfied. The after-tax shares received by Mr. Chirico in the event his award pays out will be subject to a holding period of one year after the vesting date. The above table shows the number of shares at threshold level, as the estimated payout as of the end of 2020 was below threshold-level performance. The number of shares also assumes service for the entire three-year performance cycle; the awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle. See discussion on page 71.

6	These awards consist of PSU awards that will vest in June 2022 if the performance criteria are satisfied. The above table shows the number of shares at target level for Mr. Larsson, as the estimated payout as of the end of 2020 was between threshold- and target-level performance. The above table shows the number of shares at threshold level for Ms. Abel-Hodges, as the estimated payout as of the end of 2020 was below threshold-level performance. The number of shares also assumes service for the entire three-year performance cycle; the awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle. See discussion on page 71.

7	These awards consist of PSU awards that will vest in April 2023 if the performance criteria are satisfied. The after-tax shares received by Mr. Chirico in the event his award pays out will be subject to a holding period of one year after the vesting date. The above table shows the number of shares at maximum level, as the estimated payout as of the end of 2020 was at maximum-level performance. The number of shares also assumes service for the entire three-year performance cycle; the awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle. See discussion on page 71.

8	These awards consist of PSU awards that will vest in June 2023 if the performance criteria are satisfied. The above table shows the number of shares at maximum level, as the estimated payout as of the end of 2020 was at maximum-level performance. The number of shares also assumes service for the entire three-year performance cycle; the awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle. See discussion on page 71.

9	These awards consist of PSU awards that will vest in September 2023 if the performance criteria are satisfied. The after-tax shares received by Mr. Chirico in the event his award pays out will be subject to a holding period of one year after the vesting date. The above table shows the number of shares at maximum level, as the estimated payout as of the end of 2020 was at maximum-level performance. The number of shares also assumes service for the entire three-year performance cycle; the awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle. See discussion on page 71.

74   |   PVH CORP. 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES OPTION EXERCISES AND STOCK VESTED

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
EMANUEL CHIRICO	0	0	21,163	912,825
MICHAEL A. SHAFFER	23,325	164,070	12,277	560,586
STEFAN LARSSON	0	0	4,275	235,168
CHERYL ABEL-HODGES	0	0	2,540	96,507
MARTIJN HAGMAN	0	0	1,905	72,381

1	The value realized on exercise equals the stock price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares acquired upon exercise.

2	The value realized on vesting equals the stock price of our common stock on the date of vesting multiplied by the number of shares vested.

PENSION BENEFITS

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
EMANUEL CHIRICO	Pension Plan[2]	26.0833	1,146,667	0
	Supplemental Pension Plan[2]	26.0833	15,554,570	0
	Capital Accumulation Program[3]	10.0000	2,014,073	0

MICHAEL A. SHAFFER	Pension Plan[2]	29.5000	1,002,846	0
	Supplemental Pension Plan[2]	29.5000	4,269,375	0

STEFAN LARSSON	Pension Plan[2]	0.5833	19,734	0
	Supplemental Pension Plan[2]	0.5833	191,255	0

CHERYL ABEL-HODGES	Pension Plan[2]	13.0833	558,414	0
	Supplemental Pension Plan[2]	13.0833	1,820,741	0

MARTIJN HAGMAN	Pension Plan[2]	N/A	N/A	N/A
	Supplemental Pension Plan[2]	N/A	N/A	N/A

1	Please see Note 12, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended January 31, 2021 for the assumptions used in calculating the present value of the accumulated benefit. The present value of the accumulated benefit for Mr. Chirico for the capital accumulation program was calculated using settlement rates based on the 10-year Treasury bill rates currently applicable under his agreement.

2	Pension and Supplemental Pension Plan credited service and actuarial values are calculated as of January 31, 2021, which is the pension plan measurement date that we use for financial statement reporting purposes. Retirement age is the plan’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction. The present values as of January 31, 2021 are calculated based on the following assumptions: (i) for annuity payments in the qualified plan, the PRI-2012 mortality table, and the MP-2020 mortality improvement projection scale, as published by the Society of Actuaries; (ii) a 3.04% discount rate; (iii) form of payment in the qualified plan for males as follows: 50% assumed to elect a lump sum; 30% assumed to elect a life annuity; 10% assumed to elect a 50% joint and survivor, and 10% assumed to elect a 100% joint and survivor; for females, 50% assumed to elect a lump sum, 42.5% assumed to elect a life annuity, 5% assumed to elect a 50% joint and survivor; and 2.5% assumed to elect 100% joint and survivor; and (iv) SPP lump sum values based on the assumptions prescribed under the Pension Protection Act of 2006 (these include the newly mandated unisex mortality table specified by IRS Notice 2017-60, based on the RP-2014 table, with projected mortality improvements, and December 2020 segment rates of 0.51% for payments expected to be made for the first five years, 2.26% for payments between five and 20 years, and 3.01% for payments made after 20 years).

3	Capital accumulation program credited service relates to the number of full years of vesting credit accrued by Mr. Chirico based on the effective date of his underlying agreement. The benefit is fully vested after 10 years. Retirement age is the program’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction.

PVH CORP. 2021 PROXY STATEMENT| 75

EXECUTIVE COMPENSATION TABLES DEFINED BENEFIT PLANS

DEFINED BENEFIT PLANS

Pension Plan

Our Pension Plan is a qualified defined benefit plan. The Pension Plan is open to U.S.-based associates, with a few exceptions. For example, associates are not eligible to participate in the Plan if they are members of a collective bargaining unit that has not negotiated participation, they are independent contractors or consultants, or they are covered by another Company-provided pension plan. Salaried associates are eligible to participate beginning on the first day of the calendar quarter after they have completed one year of service in which they worked at least 1,000 hours. Hourly associates are eligible to participate beginning on the first day of the calendar quarter after they have completed three months of service, if it is anticipated they will work at least 1,000 hours in the year.

The benefits under the Pension Plan generally are based on a participant’s career average compensation, excluding relocation pay, sign-on bonus, stay bonus, clothing allowance, Long-Term Incentive Plan pay and education expenses. Pre-2000 benefits for current salaried associates are based on pre-2000 last five years’ average compensation, unless the participant’s career average compensation is greater than the last five years’ average.

The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit. The prior service benefit is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior benefit service at December 31, 1999. The future service benefit is calculated by taking 1.00% of each year’s future service compensation, plus 0.50% of each year’s future service compensation over the Social Security-covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years.

Benefits under the Pension Plan are vested after five years of service or, if earlier, when the participant becomes totally and permanently disabled or reaches age 65. With the exception of Mr. Larsson, the benefits of our U.S.-based NEOs are fully vested.

Any participant who would be credited with fewer than 501 hours in a plan year due to a leave associated with the birth or adoption of a child or related childcare will be credited with 501 hours of service to prevent a break in service. Participants will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the re-employment period under Federal law.

Pension benefits become payable on the first day of the month following retirement, which is normally at age 65. Participants who have completed five or more years of service are eligible for a lump sum distribution (or an immediate annuity form of distribution) at termination, regardless of age. Participants who terminate employment prior to age 55 and have worked less than ten years are eligible for an unsubsidized early retirement benefit based on the factors in the following table:

Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100.00%

76   |   PVH CORP. 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES DEFINED BENEFIT PLANS

We subsidize the early retirement benefit for participants who retire when they are age 55 or over and have worked more than ten years by making benefit payments in the applicable percentage shown below based on actual age and years of service.

Years of Service

Age at Commencement	10	11	12	13	14	15	16	17	18	19	20
64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%

Years of Service

Age at Commencement	21	22	23	24	25	26	27	28	29	30
64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%

All of our U.S.-based NEOs, with the exception of Mr. Larsson, are eligible for subsidized early retirement benefits.

Benefits under the Pension Plan become payable on the first of the month following retirement, normally at age 65, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:

Life-only annuity. A participant who is not married or married less than 12 months when payments begin and who does not elect an optional payment method will receive the full amount of the benefit in equal monthly installments for life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

50% joint & survivor annuity. A participant who is married for at least 12 months when payments begin will receive the benefit as a 50% Joint & Survivor Annuity absent an election by the participant (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit for life. Thereafter, the participant’s spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant but after the participant begins receiving payments, the participant will continue to receive the same benefit amount for life and no additional payments are made after death.

100% (or 75% or 66⅔%) joint & survivor annuity. A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of the benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66⅔%) for life. The participant’s age at the date benefits commence, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

PVH CORP. 2021 PROXY STATEMENT   |   77

EXECUTIVE COMPENSATION TABLES DEFINED BENEFIT PLANS

Life & period certain annuity. A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between one and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the minimum number of payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

Full refund annuity. A participant will receive a reduced benefit for life, payable in equal monthly installments, under this option. If the participant dies before receiving the full single lump sum value of his or her benefit, determined at the date of retirement, the balance will be paid to the participant’s beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.

Social Security equalization. This option allows a participant who retires early to receive an increased monthly payment from the Pension Plan until the participant is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Pension Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.

Lump Sum Payments. A participant may elect to receive their retirement benefit in a single lump sum calculated to be the actuarial equivalent value of the life-only annuity they would receive at age 65 or a deferred retirement date. If qualified for early retirement, the lump sum will be equal to the actuarial equivalent value of the life-only annuity, determined after application of the Early Retirement Factors described above, or the lump sum value of the age-65 pension, if greater.

Supplemental Pension Plan

Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain U.S.-based management and highly paid associates who are participants in our qualified Pension Plan, including our U.S.-based Named Executive Officers, are eligible for benefits under our Supplemental Pension Plan. This plan was created to provide deferred compensation to highly compensated individuals in an effort to promote continuity of management and increased incentive and personal interest in the welfare of PVH on the part of those who are or may become primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success.

Our Supplemental Pension Plan is designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Code. The maximum benefit allowable is paid out under the Pension Plan and the balance is paid out under the Supplemental Pension Plan.

A participant in our Supplemental Pension Plan will not have any vested interest in such portion of any benefit that accrues on or after January 1, 2007, unless the sum of the participant’s attained age and credited vesting years equals or exceeds 65 and, while employed by us, the participant has reached age 50 and has completed at least ten credited vesting years. Five credited vesting years is required for any benefit that accrues prior to January 1, 2007.

As part of the enrollment process, a participant may elect for benefits to be paid following termination in one of the following four ways:

◾	in a lump sum within 60 days of termination of employment;

◾	in a lump sum deferred until January 1 of the year following termination of employment;

◾	in five equal annual installments commencing in January of the year following termination of employment; or

◾	in ten equal annual installments commencing in January of the year following termination of employment (applicable for benefit accruals beginning January 1, 2019).

Participants may change their benefit payment elections any time up to one year before the then-scheduled distribution date. In addition, for benefits that accrue on or after January 1, 2005, the new election must extend the commencement date of the benefit payment by at least five years from the then-scheduled distribution date.

Benefits under our Supplemental Pension Plan are unsecured and generally are payable from our general assets. Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed pursuant to Section 409A will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the plan year in which the delayed payment period commences.

78   |   PVH CORP. 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES NON-QUALIFIED DEFERRED COMPENSATION

Capital Accumulation Program

Our capital accumulation program is a non-qualified defined benefit program that was created to retain a select group of senior executives. Under the program, participants are party to individual agreements under which participants who remain in our employ for a period of ten years from the date of their agreement are entitled to receive payments equaling a specified benefit after the termination of their employment. The benefit vests over a five-year period, commencing on the fifth anniversary of the execution of the agreement. Interest accrues on the benefit amount once it is fully vested and the participant has reached age 55. Interest is compounded annually and is equal to the average of the 10-year Treasury bill rate on the first day of each month until payment commences. The vested portion of the benefit (including any accrued interest) generally is paid in semi-monthly installments over a 10-year period commencing after the participant reaches age 65.

The agreements provide that if a participant’s employment is terminated following a change in control (as defined), the full undiscounted value of the future payments to be made to the participant under the program become immediately payable in a lump sum. The benefits under the agreements are forfeited upon a termination of a participant’s employment for cause. Each participant’s rights are subject to non-competition and non-disclosure restrictions that automatically terminate upon a change in control of PVH.

Mr. Chirico is the only NEO who is party to an agreement with us under the capital accumulation program; it provides for a benefit of $2,000,000. Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on Mr. Chirico pursuant to Section 409A of the Code. Payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.

NON-QUALIFIED DEFERRED COMPENSATION

Our sole non-qualified defined contribution deferred compensation plan is our Supplemental Savings Plan.

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[1] ($)	Aggregate Earnings in Last Fiscal Year[2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year[3] ($)
EMANUEL CHIRICO	194,425	97,213	145,825	—	8,401,668
MICHAEL A. SHAFFER	89,882	42,214	48,422	—	2,816,312
STEFAN LARSSON	—	—	—	—	—
CHERYL ABEL-HODGES	356,875	42,088	38,966	—	2,359,646
MARTIJN HAGMAN	N/A	N/A	N/A	N/A	N/A

1	Amounts are reported in the Summary Compensation Table for 2020.

2	Amounts are not reported in the Summary Compensation Table.

3	The amounts shown include amounts that were reported in the Summary Compensation Table for 2018 and 2019. The aggregate of the previously reported amounts is $1,144,057 for Mr. Chirico, $574,781 for Mr. Shaffer, and $356,259 for Ms. Abel-Hodges.

Supplemental Savings Plan

Our Supplemental Savings Plan (“SSP”) is a non-qualified defined contribution plan that was designed to work in conjunction with our 401(k) plan to provide key executives and certain “highly compensated associates” (as defined under the Code) sufficient pre-tax retirement savings opportunities. The plan is available to associates with a minimum base salary of $150,000 who are eligible for and participate in our AIP, including all of our U.S.-based Named Executive Officers.

Participants may elect a deferral rate of up to 75% (25% prior to January 1, 2019) of base pay for their contributions. Deferrals are directed first to a participant’s AIP account up to the maximum amount of eligible pay available under the law. SSP contributions for the year do not begin until the maximum permitted contributions have been made under the 401(k) plan. Eligible pay under our Supplemental Savings Plan includes all categories of pay eligible under the 401(k) plan, as well as payouts under our Performance Incentive Bonus Plan. Participants may elect to defer up to 75% of bonus compensation (25% for bonus based on fiscal year performance prior to 2019) into their Supplemental Savings Plan accounts. For the Supplemental Savings Plan, PVH contributes an amount equal to 100% of the first 1% of total compensation contributed by a participant, and an amount equal to 50% of the next 5% of total compensation contributed by the participant. Prior to January 1, 2019, PVH contributed an amount equal to 100% of the first 2% of total compensation contributed by a participant, and an amount equal to 25% of the next 4% contributed by the participant.

PVH CORP. 2021 PROXY STATEMENT   |   79

EXECUTIVE COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

Our Supplemental Savings Plan is an unfunded plan. Participant contributions and our matching contributions are not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, for technical and tax reasons, contributions to our Supplemental Savings Plan are retained as part of our general assets — a common corporate practice. Therefore, benefits are dependent on our ability to pay them when they become due.

Participant contributions, as well as our matching contributions for the NEOs, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on January 1 of each calendar year. A participant’s before-tax contributions in our Supplemental Savings Plan are immediately fully vested. Our matching contributions vest ratably from the second through the fifth year of employment or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.

As part of the enrollment process, participants can elect to have their vested amount under the Supplemental Savings Plan distributed following termination in one of the following four ways:

◾	in a lump sum within 30 days of termination of employment;

◾	in a lump sum deferred until January 1 of the year following termination of employment;

◾	in five equal annual installments commencing in January of the year following termination of employment; or

◾	in ten equal annual installments commencing in January of the year following termination of employment (applicable for contributions made beginning January 1, 2019).

Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first day of the plan year in which the deferral begins, or, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first day of the following plan year.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

We maintain certain agreements, plans, and programs that require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control. For more information, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” beginning on page 65.

The following tables disclose the potential payments upon termination of employment or change in control with respect to each NEO. The assumptions used are set forth below the last table.

Emanuel Chirico	Voluntary Termination at January 31, 2021	Retirement at January 31, 2021	Death at January 31, 2021	Disability at January 31, 2021	Termination Without Cause or for Good Reason at January 31, 2021	Termination for Cause at January 31, 2021	Termination Without Cause or for Good Reason Upon Change in Control at January 31, 2021[1]
Severance Value[2]	$0	$0	$0	$0	$6,000,000	$0	$9,000,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Long-Term Incentive Plan[4]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” unexercisable stock options[5]	2,474,331	2,474,331	2,474,331	2,474,331	2,474,331	0	2,474,331
Value of unvested restricted stock units[6]	6,768,195	6,768,195	6,768,195	6,768,195	6,768,195	0	6,768,195
Value of unvested performance share units[7]	13,767,614	13,767,614	5,755,168	13,767,614	13,767,614	0	13,767,614
Capital accumulation program[8]	2,014,073	2,014,073	2,116,314	2,014,073	2,014,073	0	2,386,341
Welfare benefits value[9]	0	0	0	0	43,298	0	64,947
Payout adjustment[10]	0	0	0	0	0	0	0
Total	$25,024,213	$25,024,213	$17,114,008	$25,024,213	$31,067,511	$0	$34,461,428

80   |   PVH CORP. 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

Michael A. Shaffer	Voluntary Termination at January 31, 2021	Retirement at January 31, 2021	Death at January 31, 2021	Disability at January 31, 2021	Termination Without Cause or for Good Reason at January 31, 2021	Termination for Cause at January 31, 2021	Termination Without Cause or for Good Reason Upon Change in Control at January 31, 2021[1]
Severance Value[2]	$0	$0	$0	$0	$2,137,500	$0	$2,850,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Long-Term Incentive Plan[4]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” unexercisable stock options[5]	0	0	991,571	991,571	0	0	991,571
Value of unvested restricted stock units[6]	0	0	6,320,750	6,320,750	0	0	6,320,750
Value of unvested performance share units[7]	0	0	634,914	273,493	273,493	0	634,914
Capital accumulation program[8]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value[9]	0	0	0	0	32,474	0	43,298
Payout adjustment[10]	0	0	0	0	0	0	0
Total	$0	$0	$7,947,235	$7,585,814	$2,443,467	$0	$10,840,533

Stefan Larsson	Voluntary Termination at January 31, 2021	Retirement at January 31, 2021	Death at January 31, 2021	Disability at January 31, 2021	Termination Without Cause or for Good Reason at January 31, 2021	Termination for Cause at January 31, 2021	Termination Without Cause or for Good Reason Upon Change in Control at January 31, 2021[1]
Severance Value[2]	$0	$0	$0	$0	$4,200,000	$0	$4,200,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Long-Term Incentive Plan[4]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” unexercisable stock options[5]	0	0	2,470,797	2,470,797	0	0	2,470,797
Value of unvested restricted stock units[6]	0	0	3,659,786	3,659,786	0	0	3,659,786
Value of unvested performance share units[7]	0	0	1,260,048	1,423,440	1,423,440	0	1,260,048
Capital accumulation program[8]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value[9]	0	0	0	0	37,338	0	37,338
Payout adjustment[10]	0	0	0	0	0	0	0
Total	$0	$0	$7,390,631	$7,554,023	$5,660,778	$0	$11,627,969

PVH CORP. 2021 PROXY STATEMENT   |   81

EXECUTIVE COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

Cheryl Abel-Hodges	Voluntary Termination at January 31, 2021	Retirement at January 31, 2021	Death at January 31, 2021	Disability at January 31, 2021	Termination Without Cause or for Good Reason at January 31, 2021	Termination for Cause at January 31, 2021	Termination Without Cause or for Good Reason Upon Change in Control at January 31, 2021[1]
Severance Value[2]	$0	$0	$0	$0	$2,750,000	$0	$2,750,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Long-Term Incentive Plan[4]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” unexercisable stock options[5]	0	0	733,964	733,964	0	0	733,964
Value of unvested restricted stock units[6]	0	0	1,329,459	1,329,459	0	0	1,329,459
Value of unvested performance share units[7]	0	0	269,204	236,516	236,516	0	269,204
Capital accumulation program[8]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value[9]	0	0	0	0	52,218	0	52,218
Payout adjustment[10]	0	0	0	0	0	0	(87,632)
Total	$0	$0	$2,332,627	$2,299,939	$3,038,734	$0	$5,047,213

Martijn Hagman	Voluntary Termination at January 31, 2021	Retirement at January 31, 2021	Death at January 31, 2021	Disability at January 31, 2021	Termination Without Cause or for Good Reason at January 31, 2021	Termination for Cause at January 31, 2021	Termination Without Cause or for Good Reason Upon Change in Control at January 31, 2021[1]
Severance Value[2,11]	$970,880	$0	$0	$583,494	$1,456,320	$0	$1,456,320
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Long-Term Incentive Plan[4]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Value of “in the money” unexercisable stock options[5]	0	0	409,213	409,213	0	0	409,213
Value of unvested restricted stock units[6]	0	0	3,764,144	3,764,144	0	0	3,764,144
Value of unvested performance share units[7]	0	0	46,473	92,946	92,946	0	46,473
Capital accumulation program[8]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value[9]	0	0	0	0	0	0	0
Payout adjustment[10]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$970,880	$0	$4,219,830	$4,849,797	$1,549,266	$0	$5,676,150

1	In the event of a change in control with no termination of employment in which the equity awards are not assumed by the acquirer, the NEO would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value and Welfare benefits value. In the event of a change in control with no termination of employment in which equity awards are assumed by the acquirer, the NEO would not be entitled to receive any of the amounts set forth in this column.

2	Severance is calculated in accordance with the applicable NEO’s employment agreement and for termination without cause or for good reason, is equal to a multiple of the sum of the NEO’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved. The target amounts included reflect the 50% reduction in bonus target percentages in 2020. Additionally, if Mr. Hagman voluntarily resigns, he is entitled to receive his base salary for 12 months. In the event of his disability, Mr. Hagman is entitled to receive statutory payments under Dutch law. See pages 68-69 for applicable multiples and further detail. Mr. Chirico entered into a transition agreement with us, dated January 31, 2021, and effective February 1, 2021, that superseded his employment agreement. If we terminate Mr. Chirico’s employment without cause after January 31, 2021 and prior to December 31, 2021, then he will be entitled to the remaining payments of base salary under the transition agreement through December 31, 2021. See page 68.

3	A participant generally must be employed by PVH on the last day of the applicable performance cycle to remain eligible to receive a bonus under our Performance Incentive Bonus Plan. Therefore, if a termination of employment or change in control had occurred on January 31, 2021, each NEO would have been entitled to receive his or her actual bonus and the termination event or change in control would not have triggered a payment.

4	No NEOs held Long-Term Incentive Plan awards in 2020.

82   |   PVH CORP. 2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE IN CONTROL PROVISIONS

5	Represents the value of unexercisable “in the money” stock options outstanding as of January 31, 2021, the vesting of which would accelerate upon death, disability, a change in control or retirement. In addition, if Mr. Chirico had terminated for any reason other than death or for cause, such termination would have been treated as his retirement. Therefore, Mr. Chirico’s unexercised stock options would have been subject to accelerated vesting under voluntary termination and termination without cause or for good reason. The value is equal to the difference between the closing price of our common stock on January 29, 2021, the last business day of 2020, and the per share exercise price of each stock option that would become exercisable, multiplied by the number of shares of our common stock receivable upon exercise.

6	Represents the value of unvested restricted stock units as of January 31, 2021, the vesting of which would accelerate upon death, disability, a termination of employment without cause or for good reason after a change in control, or retirement. In addition, if Mr. Chirico had terminated for any reason other than death or for cause, such termination would have been treated as his retirement. Therefore, Mr. Chirico’s unvested RSU awards would have been subject to accelerated vesting under voluntary termination and termination without cause or for good reason. See pages 65-69 for details of the employment agreements. The value is equal to the closing price of our common stock on January 29, 2021, the last business day of 2020, multiplied by the number of shares of our common stock receivable upon vesting.

7	Represents the payout levels (discussed below) of the unvested PSUs as of January 31, 2021 multiplied by the closing price of our common stock on January 29, 2021, the last business day of 2020. In the event of death or a change in control, the amounts are shown based on the amounts that would otherwise have been payable for the performance cycle if the target level of performance had been achieved. In the event of retirement, disability or termination without cause or for good reason, the amounts are shown based on actual performance as of January 31, 2021, as the actual performance for the entire performance period was not known as of January 31, 2021. In the event of death, disability, termination without cause or for good reason, and change in control, the amounts payable in respect of the PSU awards granted during 2018, 2019, April 2020 and September 2020 are prorated 92%, 58%, 25% and 13%, respectively, representing the portion of the relevant performance cycle actually worked by our NEOs as of January 31, 2021. In addition, if Mr. Chirico had terminated for any reason other than death or for cause, such termination would have been treated as his retirement. Therefore, Mr. Chirico’s unvested PSU awards would have been subject to accelerated vesting under voluntary termination and termination without cause or for good reason.

8	Mr. Chirico is the only Named Executive Officer who is party to an agreement with us under our capital accumulation program. See discussion on page 79. All benefits, other than the payment to be made in connection with a change in control, are paid monthly over a 10-year period. The payout shown includes the interest that Mr. Chirico would receive on the vested portion of his benefit for the period. Interest is assumed to begin accruing on the date (May 8, 2012) that he turned 55 and continues to accrue until payment. Interest is assumed to accrue at the average 10-year Treasury bill rate applicable under his agreement. The total value shown of the 120 payments is discounted to a present value using a rate of 3.04%.

The capital accumulation program agreements do not specifically provide for payment upon retirement or disability. The amounts shown in the retirement and disability columns represent the amounts payable, if any, upon voluntary termination of employment.

We do not have any obligation to make payments to Mr. Chirico in the event employment terminates for cause. The amounts shown in the Termination Without Cause or for Good Reason Upon Change in Control column represent a lump sum payment for the full benefit.

Payments will be delayed if and to the extent payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum, equal to the average of the 10-year Treasury bill rate in effect on the first day of each calendar month during the delay period.

9	The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our NEOs would have received under their employment agreements if their employment had been terminated without cause or for good reason on January 31, 2021. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for two years for Mr. Chirico, Mr. Larsson and Ms. Abel-Hodges and one and one half years for Mr. Shaffer, other than if the termination occurred within two years after a change in control. Those benefits would continue for three years for Mr. Chirico and two years for Ms. Abel-Hodges and Messrs. Shaffer and Larsson, if the termination occurred within two years after a change in control.

10	If any of our U.S.-based NEOs would become subject to the Federal excise tax on excess parachute payments under Section 4999 of the Code because of the amount of the executive’s termination payments under a change in control, then such termination payments will be reduced as necessary to maximize each NEO’s respective after-tax termination payout. It is projected that only Ms. Abel-Hodges would have had such a payment reduction if a termination upon a change in control had occurred on January 31, 2021.

11	Potential severance payments upon termination for Mr. Hagman have been translated at the euro-to-U.S. dollar exchange rate of 1.2136, which was the closing rate on January 29, 2021, the last business day of 2020.

PVH CORP. 2021 PROXY STATEMENT   |   83

CEO Pay Ratio Methodology

CEO Pay Ratio

We are required to provide the ratio for the annual total compensation paid to Mr. Chirico, the Chief Executive Officer in 2020, to the annual total compensation of our median associate, excluding Mr. Chirico’s compensation. SEC rules permit us to use the same median associate identified in our pay ratio disclosure for 2019, subject to certain exceptions. In our case, the median associate had a significant change in circumstance and, as a result, we determined that it is not appropriate to use the same associate for this year’s disclosure. We did not otherwise have a significant change in our associate population or compensation arrangements.

We selected November 5, 2020 as the determination date for identifying our median associate. As of that date, we had 34,855 associates, with 14,001 associates based in the United States and 20,854 associates located outside of the United States. Of these associates, approximately 25% worked in or were assigned to offices, approximately 67% worked in retail stores and approximately 8% worked in warehousing and distribution facilities. Approximately 42% of our workforce is part-time. Our use of seasonal workers is not significant to our overall population and was particularly limited in 2020 as a result of the COVID-19 pandemic. We do not use a significant number of temporary associates.

METHODOLOGY

The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of the median associate for purposes of this disclosure were as follows:

◾	We identified the median associate by using the actual earnings of our full-time, part-time, seasonal and temporary associates, which consisted of cash compensation, as compiled from our payroll records.

◾	We measured associate earnings using the one-year period ended October 31, 2020.

◾	Compensation paid in foreign currencies was converted to U.S. dollars using the foreign exchange rate monthly average for December 2020.

◾	The pay ratio disclosure rules provide a de minimis exemption that allows for the exclusion of non-U.S. associates constituting less than 5% of our total associate population from the calculation.

•	Specifically, we excluded all 533 associates in Brazil, 439 associates in Poland, 425 associates in Russia and 336 associates in Turkey who were employed on November 5, 2020.

•	After applying this exemption, 14,001 associates in the United States and 19,121 outside of the United States were considered to identify the median associate.

CALCULATION

We determined that our median associate was a full-time, hourly retail store sales associate who works in Woodbury, New York, United States. The 2020 annual total compensation for our median associate was $22,337. The retail store where the median associate worked in Woodbury, NY was closed for the period March 17, 2020 through June 7, 2020 due to the COVID-19 pandemic. The median associate continued to receive compensation although that individual did not provide any services for the period March 16, 2020 through April 12, 2020. The median associate was subsequently on unpaid furlough for the period from April 13, 2020 to June 7, 2020 and did not receive any compensation from the company but was eligible to receive unemployment benefits from the government during this period; the median associate was, however, on the company’s medical plan and the company did pay the employer and employee costs for this medical benefit during this period of unpaid furlough. The 2020 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $16,408,935. Mr. Chirico did not receive any salary for the period from April 16, 2020 to July 15, 2020. The estimated ratio of our CEO’s annual total compensation to our median associate’s total compensation for fiscal year 2020 is 735 to 1.

84   |   PVH CORP. 2021 PROXY STATEMENT

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information as of January 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plan — our Stock Incentive Plan. The plan was approved by our stockholders and we have no equity compensation plans that were not approved by our stockholders.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (a))
Name	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	2,971,502[1]	$40.41[2]	4,819,434
Equity Compensation Plans Not Approved by Security Holders	–	–	–
Total	2,971,502	$40.41	4,819,434

1	Consists of (a) 1,470,253 shares of common stock underlying restricted stock units, (b) 473,569 shares of common stock underlying performance share units and (c) 1,027,680 shares of common stock underlying stock options.

2	The weighted average exercise price does not take into account performance shares, but does include restricted stock units. Excluding the restricted stock units, which have no exercise price, the weighted average exercise price is $98.23.

PVH CORP. 2021 PROXY STATEMENT   |   85

PROPOSAL 3

Ratification of the Appointment of Auditor

As a matter of good corporate governance, the Board of Directors is asking stockholders to ratify the selection of the independent auditor even though such ratification is not required. If our stockholders disapprove of the selection, the Board will ask the Audit & Risk Management Committee to reconsider the selection for the fiscal year ending January 29, 2023, as it would be impracticable to replace our auditors so late in our current fiscal year.

The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor. The Committee has selected Ernst & Young LLP, independent auditors, as our auditors for the fiscal year ending January 30, 2022. Ernst & Young LLP or one of its predecessors has served continuously as our auditors since 1938. The Committee Chair is actively involved and consults with other members of the Committee regarding the appointment of Ernst & Young LLP’s lead engagement partner. The Committee and the Board believe the continued retention of Ernst & Young LLP to serve as our auditors is in the best interests of PVH and our stockholders.

We expect representatives of Ernst & Young LLP to attend the meeting. Those individuals will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors.

Proxies received in response to this solicitation will be voted FOR the ratification of the appointment of the auditors unless otherwise specified in a proxy.

FEES PAID TO AUDITORS

The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended January 31, 2021, and February 2, 2020, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on our behalf during those fiscal years. All of such fees were pre-approved by the Audit & Risk Management Committee.

	2020	2019
	($)	($)
Audit Fees[1]	7,426,000	7,007,000
Audit-Related Fees[2]	340,000	148,000
Tax Fees[3]	2,991,000	2,982,000
All Other Fees	—	—

1	Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements, and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements.

2	Includes fees that are related to accounting consultations concerning financial accounting and reporting standards and certain attestation services related to financial reporting.

3	Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice. Such fees include tax compliance fees of $1,092,000 in 2020 and $653,000 in 2019.

The Audit & Risk Management Committee’s charter requires it to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations the members deem appropriate. A member’s decision to pre-approve any services using such delegated authority must be presented to the full Committee at its next meeting.

86   |   PVH CORP. 2021 PROXY STATEMENT

Audit Committee Report

Audit Committee Report

PVH management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the financial statements and express an opinion on the financial statements based on their audit. The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the independent auditors, and reviews PVH’s financial reporting process on behalf of the Board of Directors.

The Audit & Risk Management Committee, in evaluating and selecting the independent auditors, considers, among other things, external data on the audit quality of the audit firm, including recent Public Company Accounting Oversight Board (“PCAOB”) reports; the audit firm’s industry experience, capabilities, and approach in handling the breadth and complexity of PVH’s global operations; the quality and consistency of the audit firm’s personnel and communication; the appropriateness of the audit firm’s fees; and the independence and objectivity of the audit firm.

As part of its oversight of PVH’s financial statements and reporting process, the Committee has met and held discussions with management, internal auditing staff and Ernst & Young LLP, the independent auditors. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the auditors’ independence from PVH and PVH management. The Committee also has considered whether the independent auditors’ provision of non-audit services to PVH is compatible with the auditors’ independence.

The Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. It meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of PVH’s internal controls, and the overall quality of PVH’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board the inclusion of the audited consolidated financial statements in PVH’s Annual Report on Form 10-K for the year ended January 31, 2021, as filed with the SEC. The Committee also has recommended stockholder ratification of the selection of the independent auditors.

The members of the Committee reviewed and met with management and the independent auditors on a quarterly basis to discuss PVH’s earnings releases and, as applicable, PVH’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Committee also reviews and meets, when needed, in conjunction with earnings guidance issued other than in quarterly earnings releases.

Audit & Risk Management Committee

Edward R. Rosenfeld, Chair

V. James Marino

Amy McPherson

PVH CORP. 2021 PROXY STATEMENT   |   87

Security Ownership of Certain Beneficial Owners and Management 5% Stockholders

Security Ownership of Certain Beneficial Owners and Management

5% STOCKHOLDERS

The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our common stock as of the record date for the meeting.

The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
FMR LLC[1]	10,490,281	14.7
245 Summer Street
Boston, MA 02210
THE VANGUARD GROUP[2]	7,401,846	10.4
100 Vanguard Blvd.
Malvern, PA 19355
PZENA INVESTMENT MANAGEMENT, LLC[3]	7,375,531	10.3
320 Park Avenue, 8th Floor
New York, NY 10022
WELLINGTON MANAGEMENT GROUP LLP[4]	5,824,256	8.2
280 Congress Street
Boston, MA 02210
BLACKROCK, INC.[5]	3,991,748	5.6
55 East 52nd Street
New York, NY 10055

1	FMR LLC, a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)G), is the beneficial owner of 10,490,281 shares of our common stock, including 634,982 shares with respect to which it has sole voting power and as to all 10,490,281 of which it has sole dispositive power. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has the sole power to dispose of these 10,490,281 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The above ownership reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The following entities own shares included in the above ownership: FIAM LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940; Fidelity Institutional Asset Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; FMR Co. LLC, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940; and Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The above ownership does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2020, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by FMR LLC on February 8, 2021, with the SEC.

2	The Vanguard Group, Inc. (“Vanguard”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed to be the beneficial owner of 7,401,846 shares of our common stock, including 95,802 shares with respect to which it has shared voting power, 7,148,777 shares of which it has sole dispositive power and 253,069 shares of which it has shared dispositive power. These amounts include the beneficial ownership by the following wholly-owned subsidiaries of Vanguard: Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2020, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Vanguard on February 10, 2021, with the SEC.

88   |   PVH CORP. 2021 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management 5% Stockholders

3	Pzena Investment Management, LLC (“Pzena”), an investment adviser registered under section 203 of the Investment Advisers Act, may be deemed to be the beneficial owner of 7,375,531 shares of our common stock, including 6,576,568 shares with respect to which it has sole voting power and as to all 7,375,531 of which it has sole dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2020, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Pzena on January 29, 2021, with the SEC.

4	Each of Wellington Management Group LLP (“Wellington Management”), a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1) (ii)(G), Wellington Group Holdings LLP (“Wellington Holdings”), a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), and Wellington Investment Advisors Holdings LLP (“Wellington Investment”), a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed to be the beneficial owner of 5,824,256 shares of our common stock, including 5,188,181 shares with respect to which it has shared voting power and as to all 5,824,256 of which it has shared dispositive power. Wellington Management Company LLP, an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii) (E), may be deemed to be the beneficial owner of 5,502,533 shares of our common stock, including 4,969,053 shares with respect to which it has shared voting power and as to all 5,502,533 of which it has shared dispositive power. The shares included in the above ownership are owned of record by clients of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP; Wellington Management Canada LLC; Wellington Management Singapore Pte Ltd; Wellington Management Hong Kong Ltd; Wellington Management International Ltd; Wellington Management Japan Pte Ltd; and Wellington Management Australia Pty Ltd. Wellington Investment controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment is owned by Wellington Holdings. Wellington Holdings is owned by Wellington Management. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2020, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Wellington Management, Wellington Holdings, Wellington Investment and Wellington Management Company LLP on February 4, 2021, with the SEC.

5	BlackRock, Inc., a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed to be the beneficial owner of 3,991,748 shares of our common stock, including 3,592,765 shares with respect to which it has sole voting power and as to all 3,991,748 of which it has sole dispositive power. The following entities own shares included in the above ownership: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; and BlackRock Fund Managers Ltd. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2020, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021, with the SEC.

PVH CORP. 2021 PROXY STATEMENT   |   89

Security Ownership of Certain Beneficial Owners and Management Directors, Nominees for Director, and Executive Officers

DIRECTORS, NOMINEES FOR DIRECTOR, AND EXECUTIVE OFFICERS

The following table presents certain information with respect to the number of shares of our common stock beneficially owned as of the record date by the following individuals:

◾	Each of our directors

◾	Each of the nominees for director

◾	Our Named Executive Officers

◾	Our directors, the nominees for director, and our executive officers, as a group

Each of the individuals named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.

	Amount Beneficially Owned[1]	Percent of Class
CHERYL ABEL-HODGES	11,464	*
MARY BAGLIVO	15,459	*
BRENT CALLINICOS	9,710	*
GEORGE CHEEKS	0	–
EMANUEL CHIRICO	422,799	*
JOSEPH B. FULLER	25,620	*
MARTIJN HAGMAN	5,442	*
STEFAN LARSSON	49,579	*
V. JAMES MARINO	25,620	*
G. PENNY MCINTYRE	9,546	*
AMY MCPHERSON	5,853	*
HENRY NASELLA	26,820	*
ALLISON PETERSON	0	–
EDWARD R. ROSENFELD	10,710	*
CRAIG RYDIN	17,694	*
MICHAEL A. SHAFFER	43,447	*
AMANDA SOURRY	5,853	*
All Directors, Nominees For Director and Executive Officers as a Group (20 People)	706,219	1.0%

*	Less than 1% of class.

1	The figures in the table are based upon information furnished to us by our directors, nominees for director, and executive officers and upon our records. The figures include the shares held for the benefit of our executive officers in a trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our 401(k) plan. Participants in the AIP who make investments in the PVH Stock Fund may direct the vote of shares of common stock held for their benefit in the trust for the PVH Stock Fund.

As of the record date, the following persons have the right to cast votes equal to the following number of shares held in the trust for the PVH Stock Fund (which have been rounded to the nearest full share): Emanuel Chirico, 9,742 shares; Michael A. Shaffer, 6,736 shares; and all of our directors, nominees for director and executive officers as a group, 17,182 shares.

The Trustee of the trust for the PVH Stock Fund has the right to vote shares in the trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in the 401(k) plan who have cast votes with respect to their investment in the Fund. The committee that administers the 401(k) plan makes all decisions regarding the disposition of common stock held in the trust for the Fund, other than the limited right of a participant to receive a distribution of shares held for his or her benefit. As such, the committee may be deemed to be a beneficial owner of the common stock held in the trust. Mr. Shaffer and an

90   |   PVH CORP. 2021 PROXY STATEMENT

Delinquent Section 16(a) Reports

executive officer who is not an NEO are members of that committee. The figures in the table do not include shares in the trust for the Fund, other than those applicable to Mr. Shaffer’s and the other executive officer’s investment in the Fund, to the extent that, as members of the committee, they may be deemed to have beneficial ownership of the shares held in the trust. There were 363,487 shares of common stock (0.5% of the outstanding shares) held in the trust as of the record date.

The table also includes the following shares which each of the individuals and the group listed on the table have the right to acquire within 60 days of the record date upon the exercise of stock options granted to them: Cheryl Abel-Hodges, 8,400 shares; Emanuel Chirico, 400,250 shares; Martijn Hagman, 4,225 shares; Stefan Larsson, 41,150 shares; Michael A. Shaffer, 30,275 shares; and all of our directors, nominees for director and executive officers as a group, 492,900 shares.

The table also includes the following shares of common stock that are subject to restricted stock unit awards made to the individuals and as a group, the restrictions on which will lapse within 60 days of the record date: Mary Baglivo, 2,846 shares; Brent Callinicos, 1,770 shares; Emanuel Chirico, 4,474 shares; Martijn Hagman, 99 shares; Stefan Larsson, 4,275 shares; V. James Marino, 1,770 shares; Amy McPherson, 1,770 shares; Craig Rydin, 16,644 shares; Michael A. Shaffer, 5,700 shares; Amanda Sourry, 1,770 shares; and all of our directors, nominees for director and executive officers as a group, 41,118 shares.

The table also includes the following shares of common stock that are subject to time-vested restricted stock unit awards made to directors with respect to which the named directors have deferred vesting and receipt, principally until the date on which the director separates from service as a director (but in some cases to a date not within 60 days of the record date): Joseph B. Fuller, 25,620 shares; G. Penny McIntyre, 8,546 shares; Henry Nasella, 25,620 shares; Edward R. Rosenfeld, 9,710 shares; and all of our directors, nominees for director and executive officers as a group, 69,496 shares.

Delinquent Section 16(a) Reports

Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, and on representations from our officers and directors, all filing requirements under Section 16(a) were complied with during the fiscal year ended January 31, 2021, except for the Form 4 Statement of Changes In Beneficial Ownership that was filed in connection with an RSU grant to Mr. Hagman on August 3, 2020. The late filing was due to an administrative error.

PVH CORP. 2021 PROXY STATEMENT   |   91

General Information About the Annual Meeting

General Information About the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVH Corp. to be used at the Annual Meeting of Stockholders on Thursday, June 17, 2021, and at any adjournment or postponement thereof.

Our principal executive offices are located at 200 Madison Avenue, New York, New York 10016-3903.

“Green” Initiative

Pursuant to SEC rules, we are furnishing this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended January 31, 2021, excluding the exhibits (which refer to as the “proxy materials”), to our stockholders via the Internet instead of mailing printed copies. This process gives our stockholders quicker access to the proxy materials, reduces the costs of printing and mailing the proxy materials, and lessens the environmental impact of our Annual Meeting. Accordingly, on or around May 7, 2021, we began sending to our stockholders a Notice Regarding the Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials online, how to request a printed set of proxy materials, and how to vote your shares.

If you received a printed copy of the Notice but would like to enroll in our electronic delivery service, you may do so at any time by going to www.proxyconsent.com/pvh and following the enrollment instructions. If you hold your shares in a bank or brokerage account, please check the information in the proxy materials provided to you by your bank or broker to determine if you can receive these documents electronically in the future.

If you receive more than one copy of the Notice at the same address (perhaps because you share that address with another stockholder), you can opt to save us the cost of mailing duplicates (“householding”). To do that, or if you no longer wish to participate in householding and would prefer to receive a separate Notice or set of proxy materials, please send your written request, with account information, to the Secretary of PVH at the address shown above.

Who Can Vote

Common stockholders of record at the close of business on April 20, 2021, the record date for the meeting, will be entitled to one vote for each share of our common stock then held. As of the record date, there were 71,265,958 shares of common stock outstanding.

Who Can Attend

Attendance at the meeting will \be limited to holders of record as of the record date of our common stock or their proxies, beneficial owners, and invited guests of PVH.

How to Attend

As a result of the COVID-19 pandemic, our Annual Meeting will be “virtual” — conducted exclusively online via live webcast. We intend to return to in-person meetings in 2022. You will be able during the virtual meeting to vote your shares electronically, submit questions, and view the list of stockholders entitled to vote at the meeting by following the directions below.

The Annual Meeting live webcast will begin promptly at 8:45 a.m., EDT, on June 17, 2021. Online check-in will begin promptly at 8:30 a.m., EDT, and you should allow ample time for the online check-in procedures. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

Stockholders of Record: Holders of record can participate in the virtual meeting by registering at www.proxydocs.com/pvh. After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Beneficial Owners: If you hold shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your brokerage firm to attend the meeting. To access the site with a control number: Visit www.proxydocs.com/brokers/pvh on your smartphone, tablet or computer.

◾	After registering using the control number, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

92 | PVH CORP. 2021 PROXY STATEMENT

General Information About the Annual Meeting TECHNICAL ASSISTANCE

Technical Assistance

If you want to confirm in advance that you are able to access the meeting, or if you experience technical difficulties during the check-in process or during the meeting, you can get technical support beginning at 9:00 a.m. CT on May 11, 2021, through the conclusion of the meeting by contacting EQ Shareowner Services at 1-800-469-9716.

How to Vote

By Internet and telephone: If you are a record owner, you may vote your proxy on the Internet at www.proxydocs.com/pvh. To vote by telephone in the U.S. or Canada, dial toll-free 1-866-883-3382.

By written proxy: If you are a record owner, you can mark, sign and date your proxy card and return it in the postage-page envelope provided. If you received a Notice or the proxy materials electronically, you may request a proxy card by following the instructions on the Notice. If you hold your shares in a bank or brokerage account, you will receive instructions on how you may vote from your bank or broker.

At the virtual meeting: If you are a record owner, you may vote electronically during the meeting by following the instructions at www.proxydocs.com/pvh. If you hold your shares in a bank or brokerage account, you may vote electronically during the meeting by following the instructions at www.proxydocs.com/brokers/pvh.

The shares represented by any proxy solicited by the Board of Directors will be voted in accordance with the stockholder’s directions unless the proxy is revoked. If we receive a valid submitted proxy card or an electronic ballot that doesn’t include voting instructions for one or all of the proposals, we will vote the shares represented FOR each of the director nominees in Proposal 1, and FOR Proposals 2 and 3 described in this Proxy Statement.

How to Change Your Vote or Revoke Your Proxy

If you are a stockholder of record, you may revoke your proxy or change your vote before the meeting by sending a written revocation to the Secretary of PVH, or by granting a new proxy bearing a later date (which automatically revokes the earlier proxy). You may change your vote by voting online during the meeting (until the polls close) but you may not revoke a previously submitted proxy. If you intend to revoke your proxy by providing written notice to the Secretary, please send a copy of your notice via email to CorporateSecretary@pvh.com. If you are a beneficial owner and you wish to change your vote or revoke your proxy, please contact your bank, brokerage firm or other custodian, nominee, or fiduciary. Shares represented by proxies will be voted at the meeting unless revoked.

Stockholder List

Any stockholder as of the record date who has a purpose germane to the meeting may view a complete list of stockholders entitled to vote at the meeting during the ten-day period before the meeting. To request access to the stockholder list, send an email to CorporateSecretary@pvh.com, stating the purpose of the request and providing proof of ownership of our common stock.

Our corporate offices remain closed as of the date of this Proxy Statement, but the corporate secretary will arrange a way to make the stockholder list available for inspection. The list of stockholders can also be accessed during the meeting by following the instructions provided at www.proxydocs.com/pvh.

How to Submit Questions

Prior to the meeting, stockholders as of our record date may submit written questions via www.proxydocs.com/pvh. During the meeting, stockholders may submit questions in real-time by accessing the virtual meeting site at www.proxydocs.com/pvh. We will try to answer as many questions as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters, are otherwise inappropriate, or fail to comply with the meeting rules of conduct. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition.

Abstentions and Broker Non-Votes

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers and other nominees have discretionary voting power only with respect to the ratification of the appointment of our auditor.

Abstentions and broker non-votes will be included in the determination of the number of shares present at the meeting for quorum purposes.

Abstentions will have the same effect as negative votes for Proposals 2 and 3. Abstentions will have no effect on the election of directors.

Broker non-votes are not counted in the tabulations of the votes cast on Proposals 1 and 2 because they are not considered to be entitled to vote on those proposals. We encourage all beneficial owners to vote their shares because banks, brokers and other nominees cannot vote without instructions.

PVH CORP. 2021 PROXY STATEMENT   |   93

General Information About the Annual Meeting REQUIRED VOTE FOR EACH PROPOSAL

Required Vote for Each Proposal

The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.

Matter	Required Vote	Broker Discretionary Vote Allowed
Election of Directors	Majority of votes cast	No
Advisory Vote on Executive Compensation	Majority of shares present and entitled to vote on this matter	No
Ratification of Ernst & Young LLP as Our Independent Auditor For Fiscal Year 2021	Majority of shares present and entitled to vote on this matter	Yes

Other Matters Presented at the Annual Meeting

In accordance with the requirements of advance notice described in our By-Laws, no stockholder nominations or stockholder proposals other than those included in this Proxy Statement will be presented at the Annual Meeting. The Board of Directors does not intend to present any matter of business at the meeting other than those described in this Proxy Statement. However, if other matters properly come before the meeting, the individuals named in the enclosed form of proxy will vote any proxies in accordance with their judgment.

Stockholder Proposals for the 2022 Annual Meeting

If you wish to present a proposal at our 2022 Annual Meeting of Stockholders and want that proposal included in our Proxy Statement, we must receive the requisite information on or before January 7, 2022.

Director Nominations for Inclusion in 2022 Proxy Statement

If you wish to nominate a person for election as a director at our 2022 Annual Meeting of Stockholders and want the nominee included in our Proxy Statement pursuant to the proxy access provisions of our By-Laws, we must receive notice between December 8, 2021, and January 7, 2022. The notice must contain the information required by our By-Laws.

Other Stockholder Proposals

If you intend to present a proposal or nominate a person for election as a director at our 2022 Annual Meeting of Stockholders other than as described above, you must comply with the requirements set forth in our By-Laws. Our By-Laws require, among other things, that we receive written notice of the intent to present a proposal or nomination between the close of business on February 17, 2022, and the close of business on March 19, 2022. The notice must contain the information required by our By-Laws.

Costs of this Proxy Solicitation

We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection herewith.

Solicitation may be made by mail, telephone, or in-person. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy materials to their principals. In addition, Equiniti (US) Services LLC, which is retained by us on an annual basis, will aid in the solicitation of proxies for a fee of $8,500 plus expenses.

Interests of Certain Persons in Matters to be Acted Upon

No director or executive officer of the company who has served at any time since the beginning of the 2020 fiscal year, and no nominee for election as a director of the company, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the interests held by such persons through their respective beneficial ownership of the shares of the company’s capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Mark D. Fischer

Secretary

New York, New York

May 7, 2021

94   |   PVH CORP. 2021 PROXY STATEMENT

Exhibit A

GAAP TO NON-GAAP RECONCILIATIONS

(DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

	2020
	GAAP ($)	Adjustments(1) ($)	Non-GAAP ($)
Revenue - Consolidated	7,133
Tommy Hilfiger	3,636
Calvin Klein	2,638
Heritage Brands	858
Loss Before Interest and Taxes	(1,072)	(1,035)	(37)
Net Loss Per Common Share Calculation
Net Loss Attributable to PVH Corp.	(1,136)	(996)	(140)
Total Shares for Diluted Net Loss per Common Share	71		71
Diluted Net Loss per Common Share Attributable to PVH Corp.(2)	15.96		(1.97)

	2019
	GAAP	Adjustments(3)	Non-GAAP
	($)	($)	($)
Revenue - Consolidated	9,909
Tommy Hilfiger	4,712
Calvin Klein	3,668
Heritage Brands	1,529
Earnings Before Interest and Taxes	559	(372)	931
Net Income Per Common Share Calculation
Net Income Attributable to PVH Corp.	417	(294)	711
Total Shares for Diluted Net Income per Common Share	75		75
Diluted Net Income per Common Share Attributable to PVH Corp.	5.60		9.54

	2018
	GAAP	Adjustments(4)	Non-GAAP
	($)	($)	($)
REVENUE - CONSOLIDATED	9,657
Tommy Hilfiger	4,345
Calvin Klein	3,371
Heritage Brands	1,581
EARNINGS BEFORE INTEREST AND TAXES	892	(79)	971
NET INCOME PER COMMON SHARE CALCULATION
Net Income Attributable to PVH Corp.	746	4	742
Total Shares for Diluted Net Income per Common Share	77		77
Diluted Net Income per Common Share Attributable to PVH Corp.	9.65		9.60

1	Adjustments for 2020 represent the elimination of (i) the expense resulting from the remeasurement of a mandatorily redeemable non-controlling interest that was recognized in connection with the acquisition of the approximately 78% interest in Gazal Corporation Limited (“Gazal”) that we did not already own (the “Australia acquisition”), (ii) the noncash impairment charges related to goodwill, tradenames, other intangible assets, and store assets, as well as an equity method investment, primarily as a result of the significant negative impacts of the COVID-19 pandemic on our business; (iii) the noncash net loss related to the sale of the Speedo North America business in April 2020 (the “Speedo transaction”) and the resulting deconsolidation of the net assets of the business; (iv) the costs in connection with the consolidation within our warehouse and distribution network in North America; (v) the costs in connection with the reduction in the North America office workforce announced in July 2020 (the “North America workforce reduction”), primarily consisting of severance; (vi) the costs in connection with the planned exit from the Heritage Brands Retail business announced in July 2020, consisting of severance, noncash asset impairments, and accelerated amortization of lease assets and other costs; (vii) the recognized actuarial gain on retirement plans; (viii) the discrete tax expense related to the remeasurement of certain of our net deferred tax liabilities in connection with the enactment of legislation in the Netherlands; and (ix) the tax effects associated with the other foregoing pre-tax items.

PVH CORP. 2021 PROXY STATEMENT   |   A-1

2	Diluted net loss per common share attributable to PVH for 2020 excluded all potentially dilutive securities because there was a net loss attributable to PVH for the period and, as such, the inclusion of these securities would have been anti-dilutive.

3	Adjustments for 2019 represent the elimination of (i) the costs incurred related to the restructuring associated with the strategic changes for our Calvin Klein business announced in January 2019 (the “Calvin Klein restructuring”); (ii) the costs incurred in connection with the closure of our TOMMY HILFIGER flagship and anchor stores in the United States (the “TH U.S. store closures”), primarily consisting of noncash lease asset impairments; (iii) the costs incurred in connection with the refinancing of our senior credit facilities; (iv) the costs incurred related to the Australia acquisition and the acquisition of the Tommy Hilfiger retail business in Central and Southeast Asia from our previous licensee in that market (the “TH CSAP acquisition”), primarily consisting of noncash valuation adjustments; (v) the noncash gain recorded to write up our previously held equity investments in Gazal and PVH Brands Australia Pty. Limited (“PVH Australia”) to fair value in connection with the Australia acquisition; (vi) the one-time costs recorded on our equity investments in Gazal and PVH Australia prior to the Australia acquisition closing; (vii) the costs incurred in connection with the agreements to terminate early the licenses for the global Calvin Klein and Tommy Hilfiger North America socks and hosiery businesses (the “Socks and Hosiery transaction”) in order to consolidate the socks and hosiery businesses for all of our brands in North America in a newly formed joint venture and to bring in-house the international Calvin Klein socks and hosiery wholesale businesses; (viii) the expense resulting from the remeasurement of a mandatorily redeemable non-controlling interest recognized in connection with the Australia acquisition; (ix) the noncash loss related to the Speedo transaction; (x) the recognized actuarial loss on retirement plans; (xi) the discrete tax benefit related to the write-off of deferred tax liabilities in connection with the Speedo transaction; and (xii) the tax effects associated with the other foregoing pre-tax items.

4	Adjustments for 2018 represent the elimination of (i) the costs incurred related to the acquisition of the 55% interest in TH Asia, Ltd. (“TH China”), our former joint venture for TOMMY HILFIGER in China, that we did not already own (the “TH China acquisition”), consisting of noncash amortization of short-lived assets; (ii) the costs related to the Calvin Klein restructuring; (iii) the recognized actuarial loss on retirement plans; (iv) the discrete tax benefit related to the remeasurement of certain net deferred tax liabilities in connection with the enactment of legislation in the Netherlands; (v) the discrete net tax benefit recorded in connection with the U.S. Tax Cuts and Jobs Act of 2017; and (vi) the tax effects associated with the foregoing pre-tax items.

A-2   |   PVH CORP. 2021 PROXY STATEMENT

Exhibit B

NEO EMPLOYMENT AGREEMENTS

Name	Description		SEC Filing
EMANUEL CHIRICO	◾	Third Amended and Restated Employment Agreement	◾	Current Report on Form 8-K filed on May 22, 2019, Exhibit 10.2
	◾	Salary Reduction Consent and Waiver	◾	Quarterly Report on Form 10-Q for the period ended May 3, 2020, Exhibit 10.1
	◾	Transition Agreement	◾	Current Report on Form 8-K filed on February 1, 2021, Exhibit 10.2
MICHAEL A. SHAFFER	◾	Second Amended and Restated Employment Agreement	◾	Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.30
	◾	First Amendment to Second Amended and Restated Employment Agreement	◾	Current Report on Form 8-K filed January 28, 2011, Exhibit 10.2
	◾	Salary Reduction Consent and Waiver	◾	Quarterly Report on Form 10-Q for the period ended May 3, 2020, Exhibit 10.3
STEFAN LARSSON	◾	Employment Agreement	◾	Current Report on Form 8-K filed on May 22, 2019, Exhibit 10.1
	◾	Salary Reduction Consent and Waiver	◾	Quarterly Report on Form 10-Q for the period ended May 3, 2020, Exhibit 10.3
	◾	First Amendment to Employment Agreement	◾	Current Report on Form 8-K filed on February 1, 2021, Exhibit 10.1
CHERYL ABEL-HODGES	◾	Employment Agreement	◾	Current Report on Form 8-K filed on February 14, 2020, Exhibit 10.1
	◾	Salary Reduction Consent and Waiver	◾	Quarterly Report on Form 10-Q for the period ended May 3, 2020, Exhibit 10.3
MARTIJN HAGMAN	◾	Employment Agreement	◾	Annual Report on Form 10-K for the fiscal year ended January 31, 2021, Exhibit 10.25

PVH CORP. 2021 PROXY STATEMENT   |   B-1

PVH Corp.
200 Madison Avenue, New York, NY 10016
PVH.com

#WEAREPVH

PVH

PVH

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board recommends a vote FOR all of the nominees in proposal 1 and FOR proposals 2 and 3.

Please fold here – Do not separate

1. Election of the nominees for director listed below:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1(a) BRENT CALLINICOS	☐	☐	☐	1(g) G. PENNY McINTYRE	☐	☐	☐
1(b) GEORGE CHEEKS	☐	☐	☐	1(h) AMY McPHERSON	☐	☐	☐
1(c) EMANUEL CHIRICO	☐	☐	☐	1(i) HENRY NASELLA	☐	☐	☐
1(d) JOSEPH B. FULLER	☐	☐	☐	1(j) ALLISON PETERSON	☐	☐	☐
1(e) STEFAN LARSSON	☐	☐	☐	1(k) EDWARD R. ROSENFELD	☐	☐	☐
1(f) V. JAMES MARINO	☐	☐	☐	1(l) JUDITH AMANDA SOURRY KNOX	☐	☐	☐

2. Approval of the advisory resolution on executive compensation ☐ For ☐ Against ☐ Abstain

3. Ratification of auditors ☐ For ☐ Against ☐ Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ________________________________, 2021

Signature(s) in Box

Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are jointly held, each stockholder named should sign.

PVH CORP.

ANNUAL MEETING OF STOCKHOLDERS

June 17, 2021

8:45 a.m. ET

To register for the virtual meeting, please follow the instructions below:

- Visit **www.proxydocs.com/pvh** on your smartphone, tablet or computer.
- As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 17, 2021.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all of the nominees in Proposal 1 and FOR proposals 2 and 3.

STEFAN LARSSON and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the COMMON STOCK of PVH CORP. held by the undersigned at the Annual Meeting of Stockholders to be virtually, via live webcast, on June 17, 2021, and any adjournments thereof, on the matters printed on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

1. **FOR the election of all of the nominees for director.**
2. **FOR the approval of the advisory resolution on executive compensation.**
3. **FOR the ratification of auditors.**

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/pvh
Use the Internet to vote your proxy.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by June 16, 2021.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.